Filed Pursuant to Rule 424(b)(2)
Registration No. 333-169341

The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities, and we are not soliciting an offer to buy these securities, in any jurisdiction where the offer or sale is not permitted.

Subject to completion, dated December 3, 2012

Prospectus supplement

(To Prospectus dated September 13, 2010)

$350,000,000

    % Convertible Senior Notes due 2017

Interest payable June 1 and December 1

Issue price:     %

We are offering $350,000,000 aggregate principal amount of our     % Convertible Senior Notes due 2017. The notes will bear interest at a rate of     % per year, payable semiannually in arrears on June 1 and December 1 of each year, beginning on June 1, 2013. The notes will mature on December 1, 2017.

Holders may convert their notes at their option prior to the close of business on the business day immediately preceding August 7, 2017 only under the following circumstances: (1) during any fiscal quarter commencing after March 31, 2013 (and only during such fiscal quarter), if the last reported sale price of our common stock for at least 20 trading days (whether or not consecutive) during the period of 30 consecutive trading days ending on the last trading day of the immediately preceding fiscal quarter is greater than or equal to 130% of the applicable conversion price on each applicable trading day; (2) during the five business day period after any ten consecutive trading day period (the “measurement period”) in which, for each trading day of such measurement period, the trading price per $1,000 principal amount of notes on such trading day was less than 98% of the product of the last reported sale price of our common stock on such trading day and the applicable conversion rate on such trading day; or (3) upon the occurrence of specified distributions and corporate events. On or after August 7, 2017, until the close of business on the second scheduled trading day immediately preceding the maturity date, holders may convert their notes at the applicable conversion rate at any time, irrespective of the foregoing circumstances. Upon conversion of a note, holders will receive up to the principal amount of the converted notes in cash and any excess conversion value in shares of our common stock. The amount of cash and the number of shares of our common stock, if any, will be based on an 80 trading day observation period as described herein.

The conversion rate will initially equal              shares of common stock per $1,000 principal amount of notes (equivalent to a conversion price of approximately $         per share of common stock). The conversion rate will be subject to adjustment in some events but will not be adjusted for any accrued and unpaid interest. In addition, following certain corporate events that occur prior to the maturity date, we will, in certain circumstances, increase the conversion rate for a holder that elects to convert its notes in connection with such a corporate event.

If we undergo a fundamental change, holders may require us to repurchase their notes in whole or in part for cash at a price equal to 100% of the principal amount of the notes to be repurchased, plus accrued and unpaid interest, if any, to, but excluding, the fundamental change repurchase date.

The notes will be our general unsecured obligations and will rank senior in right of payment to all of our existing and future unsecured indebtedness that is expressly subordinated in right of payment to the notes; equal in right of payment with all of our existing and future unsecured liabilities that are not so subordinated; effectively subordinated to any of our secured indebtedness that we incur to the extent of the value of the assets securing such indebtedness; and structurally subordinated to all existing and future liabilities incurred by our subsidiaries.

The notes will not be listed on any securities exchange. Our common stock is listed on The NASDAQ Global Select Market under the symbol “VOLC.” The last reported sale price of our common stock on The NASDAQ Global Select Market on November 30, 2012 was $27.26 per share.

Investment in the notes involves a high degree of risk. See “Risk factors” beginning on page S-19 of this prospectus supplement for a discussion of certain risks that you should consider in connection with an investment in the notes.

	Price to public(1)	Underwriting discounts and commissions	Proceeds, before expenses

Per note	100%	%	%
Total	$350,000,000	$	$

(1)	Plus accrued interest, if any, from December , 2012.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the notes or passed upon accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

We have granted the underwriters a 13-day option to purchase up to an additional $52,500,000 aggregate principal amount of notes, solely to cover over-allotments.

We expect that delivery of the notes will be made to investors in book-entry form through The Depository Trust Company on or about December     , 2012.

Joint book-running managers

J.P. Morgan	Goldman, Sachs & Co.

December     , 2012

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About this prospectus supplement

This document consists of two parts. The first part is this prospectus supplement, which describes the specific terms of this offering. The second part is the accompanying prospectus, which describes more general information, some of which may not apply to this offering. You should read this prospectus supplement and the accompanying prospectus, together with the additional information described below under the headings “Where you can find more information” and “Incorporation by reference” and in any free writing prospectus we have authorized for use in connection with this offering.

If the description of the offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

Any statement made in this prospectus supplement or in a document incorporated or deemed to be incorporated by reference in this prospectus supplement will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or in any other subsequently filed document that is also incorporated or deemed to be incorporated by reference in this prospectus supplement modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement. See “Incorporation by reference.”

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus together with any free writing prospectus we have authorized for use in connection with this offering. We have not, and the underwriters have not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference and in any free writing prospectus we have authorized for use in connection with this offering is accurate only as of the respective dates of those documents in which such information is contained. Our business, financial condition, results of operations and prospects may have changed since those dates.

Industry and market data

Industry and market data contained or incorporated by reference in this prospectus supplement were obtained through company research, surveys and studies conducted by third parties and industry and general publications or based on our experience in the industry. We have not independently verified market and industry data from third-party sources. While we believe internal company surveys and assumptions are reliable and market definitions are appropriate, neither these surveys and assumptions nor these definitions have been verified by any independent sources and we cannot assure that they are accurate.

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Forward-looking statements

This prospectus supplement, the accompanying prospectus, the documents incorporated by reference herein and in any free writing prospectus we have authorized for use in connection with this offering contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. These statements relate to future events or our future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to differ materially from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “anticipates,” “believes,” “continues” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “should,” “could,” or “will,” or the negative of these terms or other comparable terminology. These forward-looking statements may also use different phrases. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. Forward-looking statements include, but are not limited to, statements about:

•

our intentions, beliefs and expectations regarding our future financial performance, anticipated growth and trends in our business and in the markets in which we compete, trends in the medical field related to our products and technology, and the performance and competitive advantages of our products;

•	our beliefs with respect to the usefulness of anticipated clinical data;

•	the timing and success of our clinical trials, data presentations, regulatory submissions and anticipated product launches;

•	our belief that our cash and cash equivalents and available-for-sale investments will be sufficient to satisfy our anticipated cash requirements;

•	our belief that our current and planned facilities are sufficient for our business;

•	our operating results;

•	timing, costs and outcomes of current or future litigation;

•	our ability to protect our intellectual property and operate our business without infringing upon the intellectual property rights of others;

•	our expectations regarding our revenues and costs of producing our products;

•	our expectations regarding our customers and distributors;

•	our intentions, beliefs and expectations regarding market penetration and expansion efforts; and

•	the completion, timing of completion and benefits of our acquisition of Crux Biomedical, Inc., discussed under “Summary—Recent developments.”

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Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. We discuss many of these risks, uncertainties and other important factors in greater detail under the heading “Risk factors” contained in this prospectus supplement. Because the factors referred to above could cause actual results or outcomes to differ materially from those expressed in any forward-looking statements made by us or on our behalf, you should not place undue reliance on any forward-looking statements. New factors emerge from time to time, and it is not possible for us to predict which factors will arise. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Further, any forward-looking statement speaks only as of the date on which it is made, and, except as required by law, we undertake no obligation to publicly revise our forward-looking statements to reflect events or circumstances that arise after the date of this prospectus supplement, the date of any free writing prospectus we have authorized for use in connection with this offering or the date of documents incorporated by reference in this prospectus supplement that include forward-looking statements. You should read this prospectus supplement, the accompanying prospectus, any free writing prospectus we have authorized for use in connection with this offering and the documents incorporated by reference herein with the understanding that we cannot guarantee future results, levels of activity, performance or achievements.

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Summary

This summary highlights selected information contained elsewhere or incorporated by reference in this prospectus supplement. This summary is not complete and does not contain all of the information that you should consider before deciding whether to invest. You should read this prospectus supplement and the accompanying prospectus, as well as the information incorporated by reference and in any free writing prospectus that we have authorized for use in connection with this offering, before making an investment decision. When used in this prospectus supplement, the terms “Volcano,” “issuer,” “we,” “our” and “us” refer to Volcano Corporation and its consolidated subsidiaries, unless otherwise specified.

Company overview

We design, develop, manufacture and sell a broad suite of precision guided therapy tools including intravascular ultrasound, or IVUS, and fractional flow reserve, or FFR, products. We believe that these products enhance the diagnosis and treatment of vascular heart disease by improving the efficiency and efficacy of existing percutaneous interventional, or PCI, therapy procedures in the coronary or peripheral arteries. We market our products to physicians and technicians who perform PCI procedures in hospitals and to other personnel who make purchasing decisions on behalf of hospitals.

Our products consist of multi-modality consoles which are marketed as stand-alone units or as customized units that can be integrated into a variety of hospital-based interventional surgical suites called catheterization laboratories, or cath labs. We have developed customized cath lab versions of these consoles and are developing additional functionality options as part of our cath lab integration initiative. Our consoles have been designed to serve as a multi-modality platform for our phased array and rotational IVUS catheters, FFR pressure wires, image-guided therapy catheters and Medtronic Inc.’s Pioneer reentry device. Our IVUS products include single-procedure disposable phased array and rotational IVUS imaging catheters, the VIBE RX image-guided therapy device and additional functionality options such as Virtual Histology, or VH, IVUS tissue characterization and ChromaFlo stent apposition analysis. Our FFR offerings can be accessed through our multi-modality platforms, and we also provide FFR-only consoles. Our FFR disposables are single-procedure disposable pressure and flow guide wires used to measure the pressure and flow characteristics of blood around plaque, enabling physicians to gauge the plaque’s physiological impact on blood flow and pressure.

We are developing additional offerings for integration into the platform, including adenosine-free Instant Wave-Free Ratio FFR, or iFR, forward-looking IVUS, or FL.IVUS, catheters, Forward-Looking Intra-Cardiac Echo, or FL.ICE, catheters, high resolution Focal Acoustic Computed Tomography, or FACT, catheters, and ultra-high resolution Optical Coherence Tomography, or OCT, systems and catheters. Our Valet micro catheter received 510(k) clearance in January 2012 and CE Mark approval in August 2012. Our Visions PV .035 catheter received 510(k) clearance in September 2012 and CE Mark approval in August 2012. Our Short Tip EEP products received 510(k) clearance in April 2012 and CE Mark approval in August 2012.

Through Axsun Technologies, Inc., or Axsun, one of our wholly owned subsidiaries, we also develop and manufacture optical monitors for the telecommunications industry, laser and non-laser light sources, optical engines used in medical OCT imaging systems and advanced photonic components and sub-systems used in spectroscopy and other industrial applications. We believe Axsun’s proprietary OCT technology will provide us competitive advantages in the invasive imaging sector.

We believe the broader market for intra-body imaging and sensing products will grow from approximately $332 million in 2006 to approximately $2.7 billion by 2021, representing a compound annual growth rate, or CAGR, of approximately 15%. Within this broader market, we estimate that the current market for our IVUS, FM and Axsun products is approximately $750 million. We base our estimated market sizes in part on discussion with market analysts and on our internal assessment of our historical and projected sales and those of our competitors. We believe the IVUS market is growing at approximately 3.5% annually and the FM market is growing at approximately 20-30% annually, and we expect that these markets, together with the market for our Axsun products, could grow to over $1.1 billion in the next five years. For example, we believe that the FM market alone grew at a CAGR of over 30% from 2008 to 2012, largely as a result of published findings from the Fractional Flow Reserve versus Angiography for Multivessel Evaluation, or FAME, and Fractional Flow Reserve-Guided PCI vs. Medical Therapy in Stable Coronary Disease, or FAME 2, studies. In addition, we have a number of products in development, including IVUS guided therapies, FL.IVUS, OCT, micro-catheter technologies and optical and micro-electro-mechanical systems technologies for use in telecommunications, industrial spectroscopy or medical OCT applications, and thrombectomy devices. Many of these products in development leverage our existing platform technology and represent an aggregate estimated addressable market opportunity of over $4.0 billion.

We have focused on building our domestic and international sales and marketing infrastructure to market our products to physicians and technicians who perform PCI procedures in hospitals and to other personnel who make purchasing decisions on behalf of hospitals. We sell our products directly to customers in the United States, Japan, certain European markets and South Africa. We utilize distributors in other geographic areas, who are also involved in product launch planning, education and training, physician support and clinical trial management.

During the nine months ended September 30, 2012, we generated worldwide revenues of $279.4 million, an 11.4% increase over revenues of $250.8 million during the same period in 2011. We generated net income of $5.5 million during the nine months ended September 30, 2012, compared to net income of $8.7 million during the same period in 2011. At September 30, 2012, we had a worldwide installed base of over 7,500 consoles. We intend to grow and leverage this installed base to drive recurring sales of our single-procedure disposable catheters and guide wires. In the nine months ended September 30, 2012, the sale of our single-procedure disposable catheters and guide wires accounted for $221.3 million, or 81.6% of our medical segment revenues, a $26.0 million, or 13.3%, increase from the same period in 2011, in which the sale of our single-procedure disposable catheters and guide wires accounted for $195.3 million, or 80.9%, of our medical segment revenues.

Our strategy

Our strategy is to offer a multi-modality platform that seeks to deliver all of the benefits associated with conventional IVUS and FFR devices, while providing enhanced functionality and proprietary features that address the limitations associated with conventional forms of these technologies. We are seeking to make precision-guided, functional PCI a standard of care and to position ourselves as a leading provider of precision-guided therapy. Data from the the ADAPT-DES study (Assessment of Platelet Therapy with Drug-Eluting Stents), the largest study conducted with IVUS guidance to date, indicated IVUS guidance resulted in better patient outcomes and fewer complications at 30 days and 12 months compared to procedures without IVUS. We believe that recent clinical data from studies involving IVUS and FFR, including the ADAPT-DES study, as well as updated clinical guidelines elevating the use of these technologies, will help drive market adoption. In addition, we have a number of new offerings under development that will further leverage our multi-modality platform. Factors driving our strategy include:

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Accelerating the trend toward less invasive procedures.    Our IVUS products offer continuous, real-time three-dimensional imaging, plaque visualization, color-coded identification of plaque composition and automatic drawing of lumen and vessel borders allowing for automatic vessel sizing. Our FFR products offer physicians a simple pressure and flow based method to determine whether stenting or additional PCI is required. This strategy complements our focus on precision-guided therapy by providing sophisticated guidance tools that enhance the value of minimally invasive procedures.

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Enhancing the outcomes of PCI procedures.    We believe our products, enabled with novel technological enhancements, provide clinically significant information that improves the outcomes of current and increasingly complex PCI procedures.

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Providing documentation for necessity of procedures.    Increasingly, hospitals and third-party payors are requesting proof of necessity for PCIs. We believe our IVUS and FFR technologies can assist clinicians in documenting the clinical necessity of these procedures.

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Decreasing the number of interventional devices used per procedure and optimizing their usage.    Our FFR products offer the opportunity to physiologically assess lesion severity and determine whether stents are needed. Additionally, our IVUS products provide intra-vascular imaging. As a result, our IVUS and FFR products have the potential to reduce the number of devices deployed by identifying the appropriate lesion for stenting and ensuring that stents are placed and expanded correctly, thereby enhancing patient outcomes and lowering treatment costs.

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Improving ease of use of IVUS and FFR technologies to drive market adoption.    We have designed our console offerings to be “always there, always on, and easy to use.” Our consoles are easily integrated into an existing or newly constructed cath lab facility.

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Improving the diagnosis of cardiovascular disease.    We believe our VH IVUS products can significantly improve the diagnosis of cardiovascular disease by addressing the limitations of diagnostic angiography, and allowing clinicians to identify patients and lesions at risk for future adverse coronary vascular system events.

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Enabling new procedures to treat coronary artery disease, peripheral artery disease and structural heart disease.    Currently, the treatment of a number of vascular and structural heart diseases, including coronary, peripheral and carotid artery disease and atrial fibrillation, is limited by conventional catheter-based techniques and angiography. Because our technologies address many of these current limitations, we believe our products provide physicians the potential to diagnose and, optimally, treat these diseases percutaneously, and may address limitations in the treatment of structural heart disease.

Our goal is to establish our IVUS and FFR products as the standard of care for PCI diagnostic and therapeutic procedures and expand the use of IVUS and FFR for these procedures. The key elements of our strategy for achieving this goal are to:

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Grow existing IVUS and FFR markets globally.    We feel that most PCI procedures today, particularly those of a more complex nature, benefit greatly from more precise guidance than angiography alone can provide. We feel that by making our devices easier to use and enabling faster interpretation of images, investing in thoughtful clinical studies and registries that prove the benefit of our technologies, educating physicians and hospital executives on the clinical need for our products and existing guidelines, training staff on the procedural use of our products and providing access to all patients through the expansion of our installed base, we can continue to grow and cultivate the current PCI market which represents, on an annual basis, more than three million procedures worldwide. We have a growing portfolio of image guided therapy devices, such as our VIBE RX Vascular Imaging Balloon, or VIBE RX. VIBE RX combines a semi-compliant balloon catheter with on-board imaging, and is another method to reduce friction and move more angiographic guided procedures to incorporate the precision guidance of our products.

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Increase market share in existing IVUS and FFR markets.    We continue to introduce product enhancements to meet physicians’ needs for improved visualization, characterization and ease of use. We believe these enhancements make our products easier to use than competing products and provide substantially more and better information to improve procedural outcomes, thereby driving greater usage of our IVUS and FFR products within the existing PCI market. We believe we are the market leader in the IVUS market and intend to implement several strategies to increase our penetration in the FFR market. First, we have addressed limitations of conventional IVUS such as difficulty in use, lack of automation and grayscale imaging by developing technologies and introducing features such as automatic real-time drawing of lumen and vessel borders, color-coded identification of plaque composition and automatic vessel sizing. Second, we developed PC-based IVUS and FFR consoles that can be integrated easily into cath labs, thereby making it easier for physicians to adopt and use our products. Third, we have increased the size of our direct sales force and initiated direct distribution strategies in key geographies. We have also entered into distribution and marketing agreements with leading cath lab equipment and stent manufacturers. We intend to grow and leverage our installed base of IVUS and FFR consoles to drive recurring sales of our single-procedure disposable catheters and guide wires.

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Expand our existing technologies to serve new markets.    We plan to utilize our existing diagnostic technologies, including FFR and IVUS, to address new markets. The nearest term opportunity is in the peripherals vasculature, where we believe IVUS and FFR enable enhanced decision-making by clinicians versus when clinicians use angiography alone. Current and potential IVUS applications include stenting in the iliac, femoral and below-the-knee arteries, atherectomy, inferior vena cava, or IVC, filter placement, and compressive and thrombotic venous disease. We believe FFR has several applications as well, including the assessment of gradients in lower limb arteries to determine treatment needs. As we pursue opportunities in this market, we plan to develop new IVUS and FFR products and develop or acquire therapeutic products that have clinical synergies with our diagnostic technologies. In addition, we plan to explore product development and marketing partnerships with other leading companies in the sector.

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Develop new products that enable us to address new markets.    We plan to leverage our current technology and develop new technology to expand into new markets and increase clinical applications through clinical studies, conducted by us or in collaboration with other companies. This includes programs for (1) IVUS guided therapy products that combine IVUS with balloons and potentially other therapeutic devices, (2) micro-catheter technologies for use in coronary, peripheral and other vascular applications, (3) FL.IVUS for applications including chronic total occlusions in the coronary and peripheral arteries, and FL.ICE for other structural heart applications, (4) OCT light-based imaging systems, which we believe can be used in coronary, peripheral and other vascular applications, and (5) optical and micro-electro-mechanical systems technologies in telecommunications, industrial spectroscopy or medical OCT applications, including ophthalmology and dentistry.

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Enhance product capabilities and introduce new products through collaborations or acquisitions.    We have a successful track record of acquiring and licensing technologies and collaborating with third parties to create synergistic product offerings. For instance, we licensed the VH IVUS technology that now forms the core of our ability to determine the composition of plaque from The Cleveland Clinic Foundation. We also licensed the intellectual property rights allowing us to develop our Revolution rotational catheter from Koninklijke Philips Electronics N.V. Since December 2007, we have acquired six companies: CardioSpectra, Inc., Novelis, Inc., Impact Medical Technologies, LLC, Axsun, Fluid Medical, Inc., and Sync-Rx Ltd., or Sync-Rx, and we are in the process of acquiring Crux Biomedical, Inc., or Crux. The technologies obtained from these acquisitions form the foundation of many of the new technologies and products we expect to introduce. We believe there will be additional opportunities to leverage these capabilities through select technology or company acquisitions as well as collaborations that enhance our capabilities or complement our markets.

Our products

Our multi-modality consoles are marketed as stand-alone units or units that can be integrated into cath labs. We offer consoles that combine IVUS and FFR technology, which are designed to allow the user to switch seamlessly between each modality. We also offer systems with either IVUS or FFR. The significantly expanded functionality of our offering enables the networking of patient information, control of IVUS and FFR information at both the operating table and in the cath lab control room, as well as the capability for images to be displayed on standard cath lab monitors. Our products include IVUS catheters, FFR guide wires, thrombus aspiration devices and various options that provide additional functionality. We expect to continue to develop new products and technologies to expand the market adoption of our offering, and also expect our platform will support IVUS integrated with other interventional devices in the future.

Consoles

We design, develop, manufacture and commercialize multi-modality consoles that are proprietary, high-speed electronic systems that process the signals received from our IVUS catheters and FFR wires. These consoles generate high-resolution images that can be displayed on a monitor and can be permanently stored on the system or another medium. Our consoles are mobile, proprietary and high speed electronic systems with different functionalities and sizes designed and manufactured to process the signals received only from our catheters and guide wires. Our IVUS market strategy includes offering devices to clinicians that are easy to use, reduce procedure times and provide a higher level of information. We have a family of consoles including our PC-based s5 system and the IVUS In-Vision Gold, or IVG system. The s5 family of consoles, which became our primary console product offering following its full commercial launch in July 2006, is smaller, lighter and less expensive to manufacture than our IVUS IVG console, and has enhanced functionality. The s5 family includes:

•	s5 system: We believe this portable and mobile console is the lightest product on the market, and has a simple user interface.

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s5i system:    This console is made up of components that can be customized to each cath lab’s specifications and integrated into virtually any cath lab while retaining the full functionality of the s5 system. When the s5i system is integrated into the cath lab, it works seamlessly with the workflow of the cath lab in terms of acquiring and archiving patient images and data.

Both platforms support digital IVUS, rotational IVUS, FFR, VH IVUS and ChromaFlo functionality as well as our planned future offerings.

Our IVUS products

Catheters.    Our single-use disposable catheters operate and interface solely with our family of consoles. We are the only company that offers both digital and rotational catheters. We believe this allows us to meet the needs of a greater number of physicians than our competitors. Our IVUS catheters vary in their principal uses, frequencies, shaft sizes, shaft lengths, guide wire compatibility and distal tip lengths. These differences allow for the use of different catheters in various portions of the vascular system.

We launched our latest generation digital catheter, the Eagle Eye Platinum Digital IVUS Catheter, commercially in May 2010. In September 2012, we introduced a new, short tip version of the Eagle Eye Platinum IVUS catheter that will enable clinicians to get closer to a chronic total occlusion. During 2013, we expect to obtain clearance from the U.S. Food and Drug Administration, or FDA, and introduce our FACT catheter that is designed to provide a higher level of ultrasound resolution imaging than is available with current IVUS ultrasound catheters. In addition, we plan to introduce a new peripheral IVUS catheter.

Additional Functionality.    Our IVUS products incorporate key features that add valuable clinical functionality addressing a number of the historical limitations of conventional IVUS. We intend to develop additional functionality in the future. Currently, we offer:

ChromaFlo.    Angiography alone does not always identify malapposed stents because the contrast injection that makes the lumen visible on x-ray can flow inside the stent, and in between the stent and vessel wall. When this occurs, the stent struts are too small to compete with the dark lumen of the x-ray, leaving the two-dimensional image inconclusive or misleading. ChromaFlo stent apposition analysis uses sequential IVUS frames to differentiate circulating blood from stationary or anchored tissue. ChromaFlo analysis can be particularly important when assessing stent placement as the detailed cross-sectional image clearly identifies moving blood inside and outside of the stent lumen, prompting physicians in many cases to expand the stent until all of the blood appears inside of the stent lumen. ChromaFlo analysis can also help with the identification of luminal structures such as lumen border, bifurcations, dissections and thrombus.

VH IVUS.    Conventional IVUS allows the visualization of atherosclerotic plaque. However, it is limited to a subjective, and therefore qualitative, review of vascular and plaque dimensions and composition. Our VH IVUS product allows, for the first time, easy to read and interpret IVUS images with color-coded identification of plaque composition. Additionally, a key element of the VH IVUS product is the capability to provide automatic identification of lumen and vessel borders. This feature enables automated vessel sizing, which makes it easier and faster to use our IVUS products. Finally, our VH IVUS functionality offers the potential to determine plaque vulnerability and therefore stratification of risk. We have developed fully functional devices for each of these technologies and have used them in clinical studies. In January 2011, the New England Journal of Medicine published results from our clinical study Providing Regional Observations to Study Predictors of Events in the Coronary Tree, or PROSPECT, an international multi-center study, which demonstrated that VH IVUS tissue characterization software enables physicians to more accurately assess the risk of individual blockages than the use of the current standard-of-care—angiographic imaging—alone. The PROSPECT results demonstrated the ability to use VH IVUS functionality to identify high-risk plaques that could potentially be treated to prevent future events, and low-risk plaques that may not need intervention. We are in the process of participating in several additional clinical studies to correlate plaque vulnerability to its clinical significance and risk, and believe that these data may lead to further utilization of VH IVUS functionality to triage coronary lesions.

Our FFR products

Our FFR products consist of pressure and flow consoles and single-procedure disposable pressure and flow guide wires. We believe we are the only company that offers a full line of pressure guide wires and flow guide wires, as well as a guide wire that can measure both pressure and flow. In addition, our FFR products are integrated with our s5 family of multi-modality consoles. In August 2010 and November 2011, we commercially launched PrimeWire and PrimeWire Prestige PLUS, respectively, our latest generation of pressure guide wires. In October 2012, we announced the global launch of our PrestigePlus pressure guide wire with AccuSense technology, the latest innovation to our FFR product line, which allows for more precise measurements when distal pressure is monitored for longer periods of time. In addition, we believe we are the only company working on the development of iFR functionality, which is an FFR technology that does not require the administration of adenosine, used to widen blood vessels prior to the procedure. As a result, by enabling cardiologists to perform FFR without adenosine, iFR functionality has the potential to expand the patient population that could be diagnosed using FFR, and reduce the costs and time associated with the use of FFR.

We believe that the release and publication of favorable trial data relating to the measurement of FFR in addition to angiography will lead to further adoption of FFR technology by clinicians. In September 2009, published findings from the FAME study demonstrated that patients in the study with multi-vessel coronary artery disease who were treated by FFR guidance had a 34% reduction in death and myocardial infarction compared to angiographic guidance alone. In August 2012, the results of the FAME 2 study were published in the New England Journal of Medicine. FAME 2 showed that patients receiving PCI with proven ischemia by FFR had 66% fewer primary endpoint events including death, myocardial infarction and urgent vascularizations than those patients treated with optimal medical therapy alone. We believe these findings will continue to drive the growth and adoption of our disposable FFR wire products.

Product expansion

We currently have a number of products under development that will leverage our existing platform technology and we believe will expand our presence in interventional medicine and related markets. Our product pipeline includes:

Image-guided therapies

The VIBE RX catheter is our first image-guided therapy device. A single VIBE RX catheter can quickly access, prepare and assess challenging lesions. IVUS guidance provides precise, targeted balloon dilatation with immediate confirmation of interventional results. We began commercial shipments of our VIBE RX catheter offering in Europe and South Africa in December of 2010, commenced a limited market release of the product in Japan during 2011 and initiated a full market release of the product in Japan in September 2011. We continue to work on improvements to the device and are in discussions with regulatory authorities in the United States regarding the clinical requirements necessary to file for approval of the device in the United States. Also in 2011, we completed a supply agreement with ev3, Inc., or ev3, a subsidiary of Covidien Public Limited Company, under which we will supply our proprietary IVUS technology for use in ev3’s Plaque Excision Systems—catheters that remove plaque blocking peripheral arteries and interrupting blood flow.

Micro and thrombectomy catheters

During January 2012, we received 510(k) clearance for the Valet micro catheter, which can be used to facilitate PCI procedures when chronic total occlusions are present. We initiated a limited market release of the Valet micro catheter in the United States in August 2012. The Valet micro catheter is expected to be used as a conduit for the exchange and/or support of guide wires in peripheral and coronary vascularizations.

Forward Looking IVUS (FL.IVUS)

A principal area of focus for us is the development of our forward-looking advanced imaging technologies. These proprietary technologies have potential applications for a number of minimally invasive diagnostic and therapeutic applications in the coronary, peripheral and structural heart vasculature. Our strategy is to integrate these offerings into our s5 family of consoles and target markets such as chronic total occlusions and other coronary, peripheral and structural heart indications.

Optical Coherence Tomography (OCT)

We are developing our OCT products to complement our existing product offerings and further enhance our position as an imaging technology leader in the field of interventional medicine. Our early model OCT systems have been used in several clinical settings in Europe and South America. We believe our OCT products will be an important addition to our product line, as we expect that it will allow us to expand our reach into clinical situations where extremely high resolution imaging is paramount by providing high quality visualization of stent expansion and apposition. Our goal is to integrate this OCT functionality directly into our s5i integrated imaging suite of products. Our OCT system is designed to allow fast, easy imaging of highly detailed structures in the vasculature, including vessel wall defects, intra-luminal thrombus and stent struts. Our OCT resolution is able to visualize even very thin layers of cells covering drug eluting stent struts at follow-up. However, unlike IVUS, OCT cannot see through blood and requires contrast injections while imaging. OCT also does not penetrate the vessel wall, so only measurements within the lumen and the first one to two millimeter of the lumen wall are possible. This means that the user cannot measure the full volume and type of plaque or provide the ability to visualize from vessel wall to vessel wall in the presence of coronary disease. We believe OCT will complement IVUS in its ability to see small luminal structures. This will predominantly be a clinical research tool initially until further clinical data can be developed to understand how OCT can be applied to daily PCI practice.

Clinical program

Our clinical studies are generally post-marketing studies using FDA cleared and/or CE-marked products intended to provide data regarding diagnostic effectiveness and disease treatment outcomes, as well as the potential value of our products in providing therapy in markets and indications such as stent placement and optimization, plaque assessment and therapy guidance in the coronary and carotid arteries.

Recent developments

On November 26, 2012, we acquired all of the outstanding equity of Sync-Rx, an Israel-based company that develops advanced software applications designed to optimize and facilitate trans-catheter cardiovascular interventions using automated online image processing. Pursuant to the share purchase agreement, one of our wholly-owned subsidiaries acquired all of the outstanding equity shares of Sync-Rx for an aggregate cash purchase price of $17.3 million, subject to adjustment for unpaid Sync-Rx transaction expenses, indebtedness and working capital at the closing, plus approximately $1.9 million in liabilities assumed. We believe that the Sync-Rx technology will provide us with a platform on which to build a range of advanced software features that will aid clinical decision-making by providing angiography and intra-body image enhancement, measurement and non-invasive imaging and intravascular co-registration capabilities, and future opportunities in physiology and peripheral and minimally invasive structural heart therapy guidance.

On December 1, 2012, we entered into a merger agreement with Crux, a privately-held Delaware corporation, that is developing a number of products designed to capture emboli and other debris throughout the vasculature, including a retrievable IVC filter to prevent pulmonary embolism. Pursuant to the merger agreement, we will acquire Crux through a merger of a newly formed wholly-owned subsidiary of ours with and into Crux, for an up-front purchase price of $36 million, subject to adjustments for net working capital at closing, plus up to an additional $3.1 million in Crux transaction expenses to be reimbursed by us, plus amounts for certain change of control payments owed by Crux. The merger agreement also provides for a potential milestone payment of $3 million, which becomes payable upon regulatory clearance of a 510(k) application submitted by us on or before June 30, 2013 for a retrieval device currently being developed by Crux that is designed to retrieve the Crux IVC filter, and potential additional payments for calculated based on sales of Crux products, on a product by product basis, which become payable upon and continue for four years following the commercial launch of the applicable Crux product so long as such launch occurs on or before January 1, 2016 (for certain Crux products) or July 1, 2017 (for one of the Crux products and subject to extension in certain circumstances). We also have agreed, in the event that we have not achieved the applicable commercial launch for one of the Crux products by June 30, 2016 (which date may be extended upon a specified payment by us to June 30, 2017), to license back to the former Crux stockholders certain intellectual property rights relating solely to that product. Between 350,000 and 600,000 patients in the United States every year are affected by blood clots, and between 100,000 and 180,000 patients die of pulmonary embolism, which is a blood clot that travels to the lungs, annually. IVC filters, particularly those which can be retrieved, are an important tool in reducing pulmonary embolism risk for patients in whom anticoagulation is contraindicated or ineffective. We estimate the current IVC filter market is approximately $300 million and will grow at a compound annual growth rate of approximately 2.6% through 2016. We believe the Crux IVC filter product combined with our IVUS technology can, upon regulatory approval, add significant clinical and economical value to our customers and is consistent with our strategy of expanding our product portfolio to therapeutic devices that are complementary to our platform technologies.

Corporate information

We were incorporated in the state of Delaware in January 2000. Our principal executive offices are located at 3661 Valley Centre Drive, Suite 200, San Diego, California, our phone number is (800) 228-4728 and our website address is www.volcanocorp.com. The information contained on or linked from our website does not constitute a part of this prospectus supplement. Volcano has registered and common law trademarks in the United States and elsewhere in the world including, but not limited to, AccuSense™, Axsun®, ChromaFlo®, ComboMap®, ComboWire®, Eagle Eye®, FACT™, GlyDx®, iFR™, Instant Wave-Free Ratio™, In-Vision Gold™, IVG™, FL.ICE™, FL.IVUS™, PrimeWire®, PrimeWire Prestige®, Revolution®, s5™, s5i®, SmartMap®, SpinVision®, Valet®, Virtual Histology™, VH®, VIBE®, Visions® and VOLCANO®. Other brand names or trademarks appearing in this prospectus supplement are the property of their respective holders.

The offering

The summary below describes the principal terms of the notes. Certain of the terms and conditions described below are subject to important limitations and exceptions. The “Description of notes” section of this prospectus supplement contains more detailed descriptions of the terms and conditions of the notes. As used in this section, “we,” “our,” and “us” refer to only Volcano Corporation and not to any of its subsidiaries.

Issuer	Volcano Corporation, a Delaware corporation.

Securities	$350,000,000 aggregate principal amount of % Convertible Senior Notes due 2017 (plus up to an additional $52,500,000 aggregate principal amount, solely to cover over-allotments).

Maturity	December 1, 2017, unless earlier repurchased or converted.

Issue price	% plus accrued interest, if any, from December , 2012.

Interest	% per year. Interest will accrue from December , 2012 and will be payable semiannually in arrears on June 1 and December 1 of each year, beginning June 1, 2013.

Conversion rights	Holders may convert their notes at their option prior to the close of business on the business day immediately preceding August 7, 2017 only under the following circumstances:

•

during any fiscal quarter commencing after March 31, 2013 (and only during such fiscal quarter), if the last reported sale price of our common stock for at least 20 trading days (whether or not consecutive) during the period of 30 consecutive trading days ending on the last trading day of the immediately preceding fiscal quarter is greater than or equal to 130% of the applicable conversion price on each applicable trading day;

•

during the five business day period after any ten consecutive trading day period (the “measurement period”) in which, for each trading day of such measurement period, the “trading price” (as defined under “Description of notes—Conversion rights—Conversion upon satisfaction of trading price condition”) per $1,000 principal amount of notes on such trading day was less than 98% of the product of the last reported sale price of our common stock on such trading day and the applicable conversion rate on such trading day; or

•	upon the occurrence of specified distributions and corporate events described under “Description of notes—Conversion rights—Conversion upon specified distributions and corporate events.”

The conversion rate for the notes will initially equal shares of common stock per $1,000 principal amount of notes (equivalent to a conversion price of approximately $ per share of common stock), subject to adjustment as described in this prospectus supplement.

On or after August 7, 2017, until the close of business on the second scheduled trading day immediately preceding the maturity date, holders may convert their notes at the applicable conversion rate at any time, irrespective of the foregoing circumstances.

Upon conversion of a note, holders will receive up to the principal amount of the converted notes in cash and any excess conversion value in shares of our common stock. The amount of cash and the number of shares of our common stock, if any, will be based on an 80 trading day observation period as described herein. See “Description of notes—Conversion rights—Settlement upon conversion.”

In addition, following certain corporate events that occur prior to maturity, we will, in certain circumstances, increase the conversion rate for a holder that elects to convert its notes in connection with such corporate event as described under “Description of notes—Conversion rights—Adjustment to shares delivered upon conversion upon a make-whole fundamental change.”

You will not receive any additional cash payment or additional shares representing accrued and unpaid interest, if any, upon conversion of a note, except in limited circumstances. Instead, interest will be deemed paid by our delivery of the amount of cash and the number of shares of common stock, if any, together with any cash payment for any fractional share into which your note is convertible.

Redemption	We may not redeem the notes prior to maturity.

Fundamental change	If we undergo a “fundamental change” (as defined in this prospectus supplement under “Description of notes—Fundamental change permits holders to require us to repurchase notes”), subject to certain conditions, you will have the right, at your option, to require us to repurchase for cash all or any portion of your notes such that the principal amount of each of your notes that remains outstanding equals $2,000 or an integral multiple of $1,000 in excess thereof. The fundamental change repurchase price will equal 100% of the principal amount of the notes to be repurchased, plus accrued and unpaid interest to, but excluding, the fundamental change repurchase date.

Ranking	The notes will be our general unsecured obligations and will rank:

•	senior in right of payment to all of our existing and future unsecured indebtedness that is expressly subordinated in right of payment to the notes;

•	equal in right of payment with all of our existing and future unsecured liabilities that are not so subordinated;

•	effectively subordinated to any of our secured indebtedness that we incur to the extent of the value of the assets securing such indebtedness; and

•	structurally subordinated to all existing and future liabilities incurred by our subsidiaries.

As of September 30, 2012, we had indebtedness of $115.0 million (without giving effect to the equity component of convertible debt or any debt discount). As of September 30, 2012, we did not have a material amount of secured indebtedness, and our subsidiaries had approximately $17.4 million of outstanding indebtedness, trade payables and other obligations (excluding intercompany liabilities). After giving effect to the issuance of the notes (assuming no exercise of the underwriters’ over-allotment option) and the use of proceeds therefrom (assuming no repurchase of our 2.875% Convertible Senior Notes due 2015, or the 2015 Notes, and without giving effect to the equity component of the notes or any debt discount), our total consolidated indebtedness as of September 30, 2012 would have been $465.0 million.

The indenture governing the notes will not limit the amount of debt that may be issued by us or our subsidiaries under the indenture or otherwise.

Use of proceeds	We estimate that the proceeds from this offering will be approximately $ million (or $ million if the underwriters exercise their over-allotment option in full), after deducting fees and estimated transaction expenses associated with the offering and the convertible note hedge transactions and the warrant transactions described below. We expect to use approximately $ million of the net proceeds from this offering to pay the cost of the convertible note hedge transactions (after such cost is partially offset by the proceeds that we receive from the warrant transactions), and may use up to approximately $50.0 million of the net proceeds from this offering to fund repurchases of our outstanding 2015 Notes concurrently with this offering through individually negotiated transactions. We may also use a portion of the net proceeds to invest in or acquire complementary products, businesses or technologies. Acquisitions are a key element of our strategy and, at any given time, we may be in discussions with third parties regarding potential acquisitions. Currently there are potential acquisitions in various stages of discussion, but, except with respect to the acquisition of Crux described under “—Recent developments,” we do not have any definitive agreements relating to any such acquisitions. The remaining net proceeds are intended for working capital and general corporate purposes.

In connection with any repurchases of our outstanding 2015 Notes, we expect to terminate the convertible note hedge transactions and warrant transactions we entered into with JPMorgan Chase Bank, National Association, or JPMCB, at the time of the offering of the 2015 Notes in an amount corresponding to the portion of the 2015 Notes so repurchased. As a result of the partial termination of these transactions, we expect to receive from JPMCB a net payment resulting from the amount payable by JPMCB to us with respect to the termination of the existing convertible note hedge transactions and the amount payable by us to JPMCB with respect to the termination of the existing warrant transactions. The amount of such net payment will depend on many factors, including, without limitation, the market price of our common stock and overall market conditions at the time these transactions are partially terminated. We have been advised by JPMCB that it or its affiliate does not expect to unwind its existing hedge positions with respect to these transactions and will instead use these existing hedge positions in connection with establishing its initial hedge positions with respect to the convertible note hedge transactions and warrant transactions entered into in connection with this offering.

Pending these uses and potential uses, we intend to invest the net proceeds from this offering primarily in investment-grade, interest-bearing instruments. See “Use of proceeds.”

If the underwriters exercise their over-allotment option, we will use a portion of the net proceeds from the sale of the additional notes to pay the cost of entering into additional convertible note hedge transactions (after such cost is partially offset by the proceeds that we would receive from the additional warrant transactions that we expect to enter into at such time) and for general corporate purposes.

Book-entry form	The notes will be initially issued in the form of one or more registered notes in global form, without interest coupons (the “global notes”). Upon issuance, each of the global notes will be deposited with the trustee as custodian for The Depository Trust Company, or DTC, and registered in the name of Cede & Co., as nominee of DTC. Beneficial interests in any of the notes will be shown on, and transfers will be effected only through, records maintained by DTC or its nominee and any such interests may not be exchanged for certificated securities, except in limited circumstances.

Absence of a public market for the notes	The notes are new securities and there is currently no established market for the notes. Accordingly, we cannot assure you as to the development or liquidity of any market for the notes. The underwriters have advised us that they intend to make a market in the notes. However, they are not obligated to do so, and they may discontinue any market making with respect to the notes without notice. We do not intend to apply for a listing of the notes on any securities exchange.

U.S. federal income tax consequences	For the U.S. federal income tax consequences of the holding, disposition and conversion of the notes, and the holding and disposition of shares of our common stock, see “Certain U.S. federal income tax considerations.”

Convertible note hedge transactions and warrant transactions	In connection with the pricing of the notes, we expect to enter into convertible note hedge transactions with one more of the underwriters or their respective affiliates (the “option counterparties”), which are expected to reduce the potential dilution with respect to our common stock upon conversions of the notes. We also expect to enter into warrant transactions with the option counterparties, which could have a dilutive effect on our common stock to the extent that the market value per share of our common stock, as measured under the warrant transactions, exceeds the strike price of the warrant transactions. If the underwriters exercise their over-allotment option to purchase additional notes, we expect to enter into additional convertible note hedge transactions and additional warrant transactions.

In connection with establishing their initial hedge positions with respect to the convertible note hedge transactions and the warrant transactions, the option counterparties, and/or their affiliates, expect to enter into various over-the-counter derivative transactions with respect to our common stock concurrently with and/or shortly after the pricing of the notes. These activities could have the effect of increasing, or limiting a decline in, the market price of our common stock concurrently with and/or shortly after the pricing of the notes.

In addition, the option counterparties, and/or their affiliates, may modify their hedge positions from time to time prior to conversion, repurchase or maturity of the notes by entering into and unwinding various over-the-counter derivative transactions and/or purchasing and selling shares of our common stock and/or our other securities, including the notes, and/or other instruments they may wish to use in connection with such hedging activities (and are likely to do so during any observation period related to a conversion of the notes). These activities could also cause or avoid an increase or a decrease in the market price of our common stock or the trading price of the notes, which could affect your ability to convert the notes and, to the extent these activities occur during any observation period related to a conversion of the notes, the amount of cash and the number and value of the shares of our common stock, if any, that you receive upon the conversion of your notes.

For a discussion of the potential impact of any market or other activity by the option counterparties and/or their affiliates in connection with the convertible note hedge transactions and warrant transactions, see “Risk factors—Risks related to the notes—The convertible note hedge transactions and the warrant transactions may affect the trading price of the notes and the market price of our common stock” and “Underwriting.”

The convertible note hedge transactions and the warrant transactions will be separate transactions entered into by us with the option counterparties, are not part of the terms of the notes and will not change the holders’ rights under the notes. As a holder of the notes, you will not have any rights with respect to any convertible note hedge transactions or any warrant transactions.

NASDAQ Global Select Market symbol for our common stock	Our common stock is listed on The NASDAQ Global Select Market under the symbol “VOLC.”

Trustee, paying agent, bid solicitation agent and conversion agent	Wells Fargo Bank, National Association

Risk factors

Investment in the notes involves risks. You should carefully consider the information under “Risk Factors” beginning on page S-19 and all other information included or incorporated by reference in this prospectus supplement and accompanying prospectus before investing in the notes.

Summary consolidated financial data

The tables below present summary consolidated financial data. The summary consolidated financial data as of and for the years ended December 31, 2011, 2010 and 2009 is derived from our audited consolidated financial statements. The summary consolidated financial data as of and for the nine months ended September 30, 2012 and 2011 is derived from our unaudited consolidated financial statements. The unaudited consolidated financial statement data includes, in the opinion of management, all normal recurring adjustments that are necessary for a fair presentation of our financial position and results of operations for these periods. This information is only a summary and is not necessarily indicative of the results of our future operations. You should read this data in conjunction with our historical consolidated financial statements and related notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained in our annual report, quarterly reports and other information on file with the Securities Exchange Commission, or SEC, that is incorporated by reference into this prospectus supplement.

(In thousands, except per share amounts)	Year ended December 31,			Nine months ended September 30,
	2011	2010	2009	2012	2011

				(Unaudited)

Consolidated statements of operations data
Revenues	$343,546	$294,146	$227,867	$279,389	$250,798
Cost of revenues, excluding amortization of intangibles	114,533	108,860	91,489	94,797	84,175

Gross profit	229,013	185,286	136,378	184,592	166,623

Operating expenses:
Selling, general and administrative	147,057	133,174	111,598	127,035	106,982
Research and development	53,098	42,517	37,372	40,560	40,337
Amortization of intangibles	3,447	2,559	4,224	2,470	2,572
In process research and development(1)	—	(2,935)	14,030	—	—

Total operating expenses	203,602	175,315	167,224	170,065	149,891

Operating income (loss)	25,411	9,971	(30,846)	14,527	16,732
Interest income	908	477	756	656	701
Interest expense	(7,107)	(2,192)	(5)	(4,993)	(5,895)
Exchange rate (loss) gain	(997)	(904)	2,328	(319)	(1,181)
Other expense, net	(112)	(25)	—	(31)	(2)

Income (loss) before income taxes	18,103	7,327	(27,767)	9,840	10,355
Income tax (benefit) expense(2)	(19,990)	2,087	1,187	4,295	1,684

Net income (loss)	$38,093	$5,240	$(28,954)	$5,545	$8,671

Net income (loss) per share:
Basic	$0.73	$0.10	$(0.60)	$0.10	$0.17

Diluted	$0.70	$0.10	$(0.60)	$0.10	$0.16

Shares used in calculating net income (loss) per share:
Basic	52,300	50,551	48,400	53,309	52,188

Diluted	54,596	53,281	48,400	55,097	54,605

	At December 31,			At September 30,
(In thousands)	2011	2010	2009	2012	2011

				(Unaudited)

Consolidated balance sheet data
Cash and cash equivalents(3)	$107,016	$43,429	$56,055	$68,707	$53,091
Short-term available-for-sale investments	112,327	175,283	66,028	173,079	154,314
Working capital	293,057	264,937	158,668	317,131	276,954
Intangible assets, net(4)	15,245	17,103	11,623	15,865	15,261
Total assets	496,724	431,566	276,734	538,971	456,535
Short and long-term debt, including current maturities	95,809	91,292	160	99,324	94,615
Total stockholders’ equity	339,237	274,336	214,815	369,197	306,899

(1)	In 2009, $11.0 million was recorded for a milestone payment related to the OCT project we acquired from CardioSpectra and $3.0 million represented an accrual for the milestone payment related to the FL.IVUS project acquired from Novelis. In 2010, we recorded a reversal of the 2009 milestone payment accrual for the FL.IVUS project of $3.0 million as we believed we would no longer achieve the milestone.

(2)	During the quarter ended December 31, 2011, we concluded that it was more likely than not that we would be able to realize the benefit of a significant portion of our deferred tax assets in the future. Therefore, we reversed $22 million of the valuation allowance on our net federal and certain state deferred income tax assets.

(3)	On November 26, 2012 we paid approximately $17.3 million in cash to acquire Sync-Rx. This amount is subject to a post-closing adjustment based on the finally determined amounts of Sync-Rx’s unpaid transaction expenses, indebtedness and working capital as of the closing of the acquisition. Pursuant to our agreement with Crux, we will pay $36 million in cash, subject to certain adjustments, upon the closing of the acquisition, which we currently anticipate will occur on or around December 7, 2012.

(4)	Includes the effects of the Fluid Medical acquisition in 2010.

Ratio of earnings to fixed charges

The table below sets forth our ratio of earnings to fixed charges on a historical basis for the periods indicated.

	Year ended December 31,								Nine months ended September 30,
	2011	2010	2009		2008		2007		2012	2011

Ratio of Earnings to Fixed Charges	2.65	2.69	(*	)	(*	)	(*	)	2.11	2.32

(*)	For the fiscal years ended December 31, 2009, 2008 and 2007, our earnings were insufficient to cover fixed charges by $27.8 million, $13.1 million and $26.1 million, respectively.

Earnings consist of pretax income (loss) from continuing operations and fixed charges less capitalized interest. Fixed charges consist of interest expense, amortization of deferred financing costs, amortization of discount related to indebtedness, and the portion of operating lease rental expense that is considered by us to be representative of interest.

Risk factors

Investing in the notes involves a high degree of risk. In addition, our business, operations and financial condition are subject to various risks. Prior to making a decision about investing in the notes you should carefully consider the risks described below with all of the other information included and incorporated by reference in this prospectus supplement. The risks and uncertainties described below are not the only ones we face. Additional risks and uncertainties not presently known to us or that our management currently deems immaterial also may impair our business and operations. If any of the risks described below were to occur, our business, financial condition, operating results and cash flows could be materially and adversely affected. In such an event, the trading price of the notes could decline and you could lose all or part of your investment.

Risks related to our business and industry

We are dependent on the success of our consoles and catheters and cannot be certain that IVUS and FFR technology or our IVUS and FFR products will achieve the broad acceptance necessary for us to sustain a profitable business.

Our revenues are primarily derived from sales of our IVUS and FFR products, which include our multi-modality consoles and our single-procedure disposable catheters and fractional flow reserve wires. IVUS technology is widely used in Japan for determining the placement of stents in patients with coronary disease but the penetration rate in the United States and Europe for the same type of procedure is relatively low. Our wires are used to measure the pressure and flow characteristics of blood around plaque, enabling physicians to gauge the physiological impact of blood flow and pressure. We expect that sales of our IVUS and FFR products will continue to account for a majority of our revenues for the foreseeable future, however it is difficult to predict the penetration and future growth rate or size of the market for IVUS and FFR technology. The expansion of the IVUS and FFR markets depends on a number of factors, such as:

•	physicians accepting the benefits of the use of IVUS and FFR in conjunction with angiography;

•	physician experience with IVUS and FFR products either used alone or jointly used in a single percutaneous coronary intervention, or PCI;

•	the availability of training necessary for proficient use of IVUS and FFR products, as well as willingness by physicians to participate in such training;

•	the additional procedure time required for use of IVUS and FFR compared to the perceived benefits;

•	the perceived risks generally associated with the use of our products and procedures, especially our new products and procedures;

•	the placement of our products in treatment guidelines published by leading medical organizations;

•	the availability of alternative treatments or procedures that are perceived to be or are more effective, safer, easier to use or less costly than IVUS and FFR technology;

•	hospitals’ willingness, and having sufficient budgets, to purchase our IVUS and FFR products;

•	the size and growth rate of the PCI market in the major geographies in which we operate;

•	the availability of adequate reimbursement; and

•	the success of our marketing efforts and publicity regarding IVUS and FFR technology.

Even if IVUS and FFR technology gain wide market acceptance, our IVUS and FFR products may not adequately address market requirements and may not continue to gain market acceptance among physicians, healthcare payors and the medical community due to factors such as:

•

the lack of perceived benefit from information related to plaque composition available to the physician through use of our IVUS products, including the ability to identify calcified and other forms of plaque;

•	the lack of perceived benefit from information related to pressure and flow characteristics of blood around plaque available to the physician through the use of our FFR products;

•	the actual and perceived ease of use of our IVUS and FFR products;

•	the quality of the images rendered by our IVUS products;

•	the quality of the measurements provided by our FFR products;

•	the cost, performance, benefits and reliability of our IVUS and FFR products relative to competing products and services;

•	the lack of perceived benefit of integration of our IVUS and FFR products into the cath lab; and

•	the extent and timing of technological advances.

If IVUS and FFR technology generally, or our IVUS and FFR products specifically, do not gain wide market acceptance, we may not be able to achieve our anticipated growth, revenues or profitability and our results of operations would suffer.

The risks inherent in our international operations may adversely impact our revenues, results of operations and financial condition.

We derive, and anticipate that we will continue to derive, a significant portion of our revenues from operations in Japan and Europe. As we expand internationally, we will need to hire, train and retain qualified personnel for our manufacturing and direct sales efforts, retain distributors and train their and our manufacturing, sales and other personnel in countries where language, cultural or regulatory impediments may exist. We cannot ensure that distributors, physicians, regulators or other government agencies outside the United States will accept our products, services and business practices. Further, we purchase, and in the future may manufacture, some components in foreign markets. The manufacture, sale and shipment of our products and services across international borders, as well as the purchase of components from non-U.S. sources, subject us to extensive U.S. and foreign governmental trade regulations. Current or future trade, social and environmental regulations or political issues could restrict the supply of resources used in production or increase our costs. Compliance with such regulations is costly. Any failure to comply with applicable legal and regulatory obligations could impact us in a variety of ways that include, but are not limited to, significant criminal, civil and administrative penalties, including imprisonment of individuals, fines and penalties, denial of export privileges, seizure of shipments and restrictions on certain business activities. Failure to comply with applicable legal and regulatory obligations could result in the disruption of our manufacturing, shipping and sales activities. Our international sales operations expose us and our representatives, agents and distributors to risks inherent in operating in foreign jurisdictions, including:

•	our ability to obtain, and the costs associated with obtaining, U.S. export licenses and other required export or import licenses or approvals;

•	changes in duties and tariffs, taxes, trade restrictions, license obligations and other non-tariff barriers to trade;

•	burdens of complying with a wide variety of foreign laws and regulations related to healthcare products;

•	costs of localizing product and service offerings for foreign markets;

•	business practices favoring local companies;

•	longer payment cycles and difficulties collecting receivables through foreign legal systems;

•	difficulties in enforcing or defending agreements and intellectual property rights;

•	differing local product preferences, including as a result of differing reimbursement practices;

•

possible failure to comply with anti-bribery laws such as the United States Foreign Corrupt Practices Act and similar anti-bribery laws in other jurisdictions, even though non-compliance could be inadvertent (see, for example, the discussion under “—Risks related to government regulation—We may be subject to federal, state and foreign healthcare fraud and abuse laws and regulations, and a finding of failure to comply with such laws and regulations could have a material adverse effect on our business.”);

•	fluctuations in foreign currency exchange rates and their impact on our operating results; and

•	changes in foreign political or economic conditions.

In addition, we face risks associated with potential increased costs associated with overlapping tax structures, including the tax costs associated with repatriating cash. For example, President Obama’s administration has announced legislative proposals to tax profits of U.S. companies earned abroad. We derive a significant portion of our revenues from our international operations, and while it is impossible for us to predict whether these and other proposals will be implemented, or how they will ultimately impact us, they may materially impact our results of operations if, for example, any future potential profits earned abroad are subject to U.S. income tax, or we are otherwise disallowed deductions as a result of any such profits.

We cannot ensure that one or more of these factors will not harm our business. Any material decrease in our international revenues or inability to expand our international operations would adversely impact our revenues, results of operations and financial condition.

Declines in the number of PCI procedures performed for any reason will adversely impact our business.

Our IVUS and FFR products are used in connection with procedures. Physicians may choose to perform fewer PCI procedures. For example, recently the number of PCI procedures declined, in part due to concerns regarding the efficacy of therapeutic treatment options, the long-term efficacy of drug-eluting stents, economic constraints, reduced rates of restenosis and concerns by clinicians and payers regarding the appropriateness of conducting PCI procedures. If the number of PCI procedures continues to decline, the need for IVUS and FFR procedures could also decline, which would adversely impact our operating results and our business prospects.

We have a limited operating history, have only recently achieved profitability and cannot assure you that we will continue to achieve and sustain profitability in future periods.

We were formed in January 2000 and achieved our first and second full year of profitability in 2010 and 2011. To the extent that we are able to increase revenues, we expect our operating expenses will also increase as we expand our business to meet anticipated growing demand for our products, devote resources to our sales, marketing and research and development activities and satisfy our debt service obligations. If we are unable to reduce our cost of revenues and our operating expenses, we may not achieve sustained profitability. We expect to experience quarterly fluctuations in our revenues due to the timing of capital purchases by our customers and to a lesser degree the seasonality of disposable consumption by our customers. Additionally, expenses will fluctuate as we make future investments in research and development, selling and marketing and general and administrative activities, including as a result of new product introductions, transitioning from distributor arrangements to a direct sales force in different markets, satisfying our debt service obligations, and fund our litigation costs. This will cause us to experience variability in our reported earnings and losses in future periods. You should not rely on our operating results for any prior quarterly or annual period as an indication of our future operating performance.

We have a significant amount of indebtedness. We may not be able to generate enough cash flow from our operations to service our indebtedness, and we may incur additional indebtedness in the future, which could adversely affect our business, financial condition and results of operations.

We have a significant amount of indebtedness, including $115.0 million in aggregate principal amount of indebtedness under the 2015 Notes (without giving effect to the equity component of convertible debt or any debt discount). In addition, we expect to incur an additional $350 million aggregate principal amount of indebtedness (or $402.5 million if the overallotment option is exercised in full) from the offering and sale of the notes. Our ability to make payments on, and to refinance, our indebtedness, including the 2015 Notes and the notes offered hereby, and to fund planned capital expenditures, research and development efforts, working capital, acquisitions and other general corporate purposes depends on our ability to generate cash in the future. This, to a certain extent, is subject to general economic, financial, competitive, legislative, regulatory and other factors, some of which are beyond our control. If we do not generate sufficient cash flow from operations or if future borrowings are not available to us in an amount sufficient to pay our indebtedness, including payments of principal upon conversion of the notes and the 2015 Notes or on their maturity or in connection with a transaction involving us that constitutes a fundamental change under the indenture governing the notes or the 2015 Notes, or to fund our liquidity needs, we may be forced to refinance all or a portion of our indebtedness, including the notes and the 2015 Notes, on or before the maturity thereof, sell assets, reduce or delay capital expenditures, seek to raise additional capital or take other similar actions. We may not be able to execute any of these actions on commercially reasonable terms or at all. Our ability to refinance our indebtedness will depend on our financial condition at the time, the restrictions in the instruments governing our indebtedness and other factors, including market conditions. In addition, in the event of a default under the notes or the 2015 Notes, the holders and/or the trustee for that series of notes may accelerate our payment obligations under those notes , which could have a material adverse effect on our business, financial condition and results of operations. Any such acceleration may also trigger an event of default under the other series of notes. Our inability to generate sufficient cash flow to satisfy our debt service obligations, or to refinance or restructure our obligations on commercially reasonable terms or at all, would likely have an adverse effect, which could be material, on our business, financial condition and results of operations.

In addition, our significant indebtedness, combined with our other financial obligations and contractual commitments, could have other important consequences. For example, it could:

•	make us more vulnerable to adverse changes in general U.S. and worldwide economic, industry and competitive conditions and adverse changes in government regulation;

•	limit our flexibility in planning for, or reacting to, changes in our business and our industry;

•	place us at a competitive disadvantage compared to our competitors who have less debt; and

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limit our ability to borrow additional amounts for working capital, capital expenditures, research and development efforts, acquisitions, debt service requirements, execution of our business strategy or other purposes.

Any of these factors could materially and adversely affect our business, financial condition and results of operations. In addition, if we incur additional indebtedness in addition to the notes offered hereby, which we are not prohibited from doing under the terms of the notes or the 2015 Notes, the risks related to our business and our ability to service our indebtedness would increase.

Competition from companies, particularly those that have longer operating histories and greater resources than us, may harm our business.

The medical device industry, including the market for IVUS and FFR products, is highly competitive, subject to rapid technological change and significantly affected by new product introductions and market activities of other participants. As a result, even if the size of the IVUS and FFR market increases, we can make no assurance that our revenues will increase. In addition, as the markets for medical devices, including IVUS and FFR products, develop, additional competitors could enter the market. To compete effectively, we will need to continue to demonstrate that our products are attractive relative to alternative devices and treatments. We believe that our continued success depends on our ability to:

•	innovate and maintain scientifically advanced technology;
•	apply our technology across products and markets;
•	develop proprietary products;
•	successfully conduct, sponsor or participate in clinical studies that expand our markets;
•	obtain and maintain patent protection for our innovative technologies and products;
•	obtain and maintain regulatory clearance or approvals;
•	manufacture cost-effectively and with consistently adequate quality;
•	successfully market our products; and
•	attract and retain skilled personnel.

With respect to our IVUS products, our primary competitor is Boston Scientific, Inc., or Boston Scientific. Our FFR products compete with the products of St. Jude Medical, Inc., or St. Jude. We also compete in Japan with respect to IVUS products with Terumo Corporation, or Terumo. Boston Scientific, St. Jude, Terumo and other potential competitors who are or may be substantially larger than us may enjoy competitive advantages, including:

•	more established distribution networks;

•	entrenched relationships with physicians;

•	products and procedures that are less expensive;

•	broader ranges of products and services that may be sold in bundled arrangements;

•	greater experience in launching, marketing, distributing and selling products;

•	greater experience in obtaining and maintaining FDA and other regulatory clearances and approvals;

•	established relationships with healthcare providers and payors; and

•	greater financial and other resources for product development, sales and marketing, acquisitions of products and companies, and intellectual property protection.

For these and other reasons, we may not be able to compete successfully against our current or potential future competitors, and sales of our IVUS and FFR products may decline.

Failure to innovate may adversely impact our competitive position and may adversely impact our ability to drive price increases for our products and our product revenues.

Our future success will depend upon our ability to innovate new products and introduce enhancements to our existing products in order to address the changing needs of the marketplace. We also rely on new products and product enhancements to attempt to drive price increases for our products in our markets. Frequently, product development programs require assessments to be made of future clinical need and commercial feasibility, which are difficult to predict. Customers may forego purchases of our products and purchase our competitors’ products as a result of delays in introduction of our new products and enhancements, failure to choose correctly among technical alternatives or failure to offer innovative products or enhancements at competitive prices and in a timely manner. In addition, announcements of new products may result in a delay in or cancellation of purchasing decisions in anticipation of such new products. We may not have adequate resources to introduce new products in time to effectively compete in the marketplace. Any delays in product releases may negatively affect our business.

We also compete with new and existing alternative technologies that are being used to penetrate the worldwide vascular imaging market without using IVUS technology. These products, procedures or solutions could prove to be more effective, faster, safer or less costly than our IVUS products. Technologies such as angiography, angioscopy, multi-slice computed tomography, intravascular magnetic resonance imaging, or MRI, electron beam computed tomography, and MRI with contrast agents are being used in lieu of or for imaging the vascular system.

We also develop and manufacture optical monitors, laser and non-laser light sources, and optical engines used in OCT imaging systems as well as micro-optical spectrometers and optical channel monitors with applications in telecommunications, pharmaceutical manufacturing, high-speed industrial process control, and chemical and petrochemical processing, medical diagnostics, and scientific discovery. Products developed by competitors based on tunable filter technology could compete on the basis of lower cost and other factors. In addition, customers may build similar functionality directly into their products, which in turn could decrease the demand for our OCT imaging systems and related products.

The introduction of new products, procedures or clinical solutions by competitors may result in price reductions, reduced margins, loss of market share and may render our products obsolete. We cannot guarantee that these alternative technologies will not be commercialized and become viable alternatives to our products in the future, and we cannot guarantee that we will be able to compete successfully against them if they are commercialized.

The successful continuing development of our existing and new products depends on us maintaining strong relationships with physicians.

The research, development, marketing and sales of our products are dependent upon our maintaining working relationships with physicians. We rely on these professionals to provide us with considerable knowledge and experience regarding the development, marketing and sale of our products. If we are unable to maintain our strong relationships with these professionals and continue to receive their advice and input, our existing and new products may not be developed and marketed in line with the needs and expectations of the professionals who use or would use and support our products and the development and marketing of our products could suffer, which could have a material adverse effect on our business and results of operations.

Delays in planned product introductions may adversely affect our business and negatively impact future revenues.

We are currently developing new products as well as product enhancements with respect to our existing products. We have in the past experienced, and may again in the future experience, delays in various phases of product development and commercial launch, including during research and development, manufacturing, limited release testing, marketing and customer education efforts. In particular, developing and integrating products and technologies of acquired businesses is time consuming and has in the past resulted, and may again in the future result, in longer developmental timelines than we initially anticipated. We are currently engaged in ongoing litigation with LightLab Imaging, Inc., or LightLab, in Delaware Chancery Court regarding our High Definition Swept Source non-laser light source and Volcano’s efforts to develop and/or obtain a laser light source from third parties. LightLab is a wholly-owned subsidiary of St. Jude. Depending on the outcome of this litigation, we may experience delays in the commercial launch of our OCT imaging systems. Any delays in our product launches may significantly impede our ability to successfully compete in our markets and may reduce our revenues.

We and our present and future collaborators may fail to develop or effectively commercialize products covered by our present and future collaborations if:

•	our collaborators become competitors of ours or enter into agreements with our competitors;

•	we do not achieve our objectives under our collaboration agreements;

•	we are unable to manage multiple simultaneous product discovery and development collaborations;

•	we develop products and processes or enter into additional collaborations that conflict with the business objectives of our other collaborators;

•	we or our collaborators are unable to obtain patent protection for the products or proprietary technologies we develop in our collaborations; or

•	we or our collaborators encounter regulatory hurdles that prevent commercialization of our products.

In addition, conflicts may arise with our collaborators, such as conflicts concerning the interpretation of clinical data, the achievement of milestones, the interpretation of financial provisions or the ownership of intellectual property developed during the collaboration. If any conflicts arise with our existing or future collaborators, they may act in their self-interest, which may be adverse to our best interest.

If we or our collaborators are unable to develop or commercialize products, or if conflicts arise with our collaborators, we will be delayed or prevented from developing and commercializing products, which will harm our business and financial results.

If the clinical studies that we sponsor or co-sponsor are unsuccessful, or clinical data from studies conducted by other industry participants are negative, we may not be able to develop or increase penetration in identified markets and our business prospects may suffer.

We sponsor or co-sponsor several clinical studies to demonstrate the benefits of our products in current markets where we are trying to increase use of our products and in new markets. Implementing a study is time consuming and expensive, and the outcome is uncertain. The completion of any of these studies may be delayed or halted for numerous reasons, including, but not limited to, the following:

•	the death of one or more patients during a clinical study for reasons that may or may not be related to our products, including the advanced stage of their disease or other medical problems;

•	regulatory inspections of manufacturing facilities, which may, among other things, require us or a co-sponsor to undertake corrective action or suspend the clinical studies;

•	changes in governmental regulations or administrative actions;

•	adverse side effects in patients, including adverse side effects from our or a co-sponsor’s drug candidate or device;

•	the FDA institutional review boards or other regulatory authorities do not approve a clinical study protocol or place a clinical study on hold;

•	patients do not enroll in a clinical study or do not follow up at the expected rate;

•	our co-sponsors do not perform their obligations in relation to the clinical study or terminate the study;

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third-party clinical investigators do not perform the clinical studies on the anticipated schedule or consistent with the clinical study protocol and good clinical practices, or other third-party organizations do not perform data collection and analysis in a timely or accurate manner; and

•	the interim results of the clinical study are inconclusive or negative, and the study design, although approved and completed, is inadequate to demonstrate safety and efficacy of our products.

Some of the studies that we co-sponsor are designed to study the efficacy of a third-party’s drug candidate or device. Such studies are designed and controlled by the third party and the results of such studies will largely depend upon the success of the third-party’s drug candidate or device. These studies may be terminated before completion for reasons beyond our control such as adverse events associated with a third-party drug candidate or device. A failure in such a study may have an adverse impact on our business by either the attribution of the study’s failure to our technology or our inability to leverage publicity for proper functionality of our products as part of a failed study.

Clinical studies may require the enrollment of large numbers of patients, and suitable patients may be difficult to identify and recruit. Patient enrollment in clinical studies and completion of patient follow-up depend on many factors, including the size of the patient population, the study protocol, the proximity of patients to clinical sites, eligibility criteria for the study and patient compliance. For example, patients may be discouraged from enrolling in our clinical studies if the applicable protocol requires them to undergo extensive post-treatment procedures or if they are persuaded to participate in different contemporaneous studies conducted by other parties. Delays in patient enrollment or failure of patients to continue to participate in a study may result in an increase in costs, delays or the failure of the study. Such events may have a negative impact on our business by making it difficult to penetrate or expand certain identified markets. Further, if we are forced to contribute greater financial and clinical resources to a study, valuable resources will be diverted from other areas of our business.

Negative results from clinical studies conducted by other industry participants could harm our results.

Divestitures of any of our businesses or product lines may materially adversely affect our business, results of operations and financial condition.

We continue to evaluate the performance of all of our businesses and may sell a business or product line. Any divestitures may result in significant write-offs, including those related to goodwill and other intangible assets, which could have a material adverse effect on our business, results of operations and financial condition. Divestitures could involve additional risks, including difficulties in the separation of operations, services, products and personnel, the diversion of management’s attention from other business concerns, the disruption of our business and the potential loss of key employees. We may not be successful in managing these or any other significant risks that we encounter in divesting a business or product line.

In connection with our current acquisitions we may experience difficulty with integration, and if we choose to acquire any new businesses, products or technologies, we may experience difficulty in the identification or integration of any such acquisition, and our business may suffer.

Our success depends on our ability to continually enhance and broaden our product offerings in response to changing customer demands, competitive pressures and technologies. Accordingly, we have acquired, and may in the future acquire, complementary businesses, products or technologies instead of developing them ourselves. As discussed under “Summary—Recent developments”, we recently acquired Sync-Rx, and we are currently party to an agreement to acquire Crux. We can provide no assurance that the Crux acquisition will be consummated or that the expected benefits of the Sync-Rx or Crux acquisitions will be realized. Furthermore, we have agreed in the merger agreement with Crux that, in the event that we have not achieved the applicable commercial launch for one of the Crux products by June 30, 2016 (which date may be extended upon a specified payment by us to June 30, 2017), we will license back to the former Crux stockholders certain intellectual property rights relating to that product, which could adversely affect our business. We do not know if we will identify or complete any additional acquisitions, or whether we will be able to successfully integrate any acquired business, product or technology or retain key employees, including in connection with our acquisition of Sync-Rx and proposed acquisition of Crux. Integrating any business, product or technology we acquire could be expensive and time consuming, disrupt our ongoing business and distract our management. If we are unable to integrate any acquired businesses, products or technologies effectively, our business will suffer. We have entered, and may in the future enter, markets through our acquisitions that we are not familiar with and have no experience managing. If we fail to integrate these operations into our business, our resources may be diverted from our core business and this could have a material adverse effect on our business, financial condition and results of operations.

Our business has become more decentralized geographically through our acquisitions and this may expose us to operating inefficiencies across these diverse locations, including difficulties and unanticipated expenses related to the integration of departments, information technology systems, and accounting records and maintaining uniform standards, such as internal controls, procedures and policies. In addition, we have, and in the future may increase, our exposure to risks related to business operations outside the United States due to our acquisitions.

We may also encounter risks, costs and expenses associated with any undisclosed or other unanticipated liabilities, use more cash and other financial resources on integration and implementation activities than we expect or incur significant costs and expenses related to litigation with counterparties to such transactions, such as the lawsuit filed against us in federal district court on March 27, 2012 alleging claims for breach of contract, breach of fiduciary duty, and breach of the implied covenant of good faith and fair dealing based on our acquisition of CardioSpectra, Inc. in 2007. In addition, any amortization or other charges resulting from acquisitions could negatively impact our operating results.

If our products and technologies are unable to adequately identify the plaque that is most likely to rupture and cause a coronary event, we may not be able to develop a market for our vulnerable plaque products or expand the market for existing products.

We are utilizing substantial resources in the development of products and technologies to aid in the identification, diagnosis and treatment of the plaque that is most likely to rupture and cause a coronary event, or vulnerable plaque. The PROSPECT study demonstrated the ability of IVUS and VH to stratify lesions according to risk. However, no randomized controlled trial has been performed to assess the benefit of treating or deferring treatment in these stratified lesions. If we are unable to develop products or technologies that can identify vulnerable plaque, a market for products to identify vulnerable plaque may not materialize and our business may suffer.

Fluctuations in foreign currency exchange rates could result in declines in our reported revenues and earnings.

We do not engage in foreign currency hedging arrangements for our revenues or operating expenses, and, consequently, foreign currency fluctuations may adversely affect our revenues and earnings. During the nine months ended September 30, 2012, 31.8% and 14.3% of our revenues were denominated in the yen and euro, respectively, 13.3% of our operating expenses were denominated in the yen and 9.8% of our operating expenses were denominated in the euro. Commencing October 2009, we began using foreign currency forward contracts to manage a portion of the foreign currency risk related to our intercompany receivable balances with our foreign subsidiaries whose functional currencies are the euro and yen. We cannot be assured our hedges will be effective or that the costs of the hedges will not exceed their benefits. Fluctuations in the rate of exchange between the U.S. dollar and foreign currencies, primarily the euro and the yen, could result in material amounts of cash being required to settle the hedge transactions or could adversely affect our financial results. In periods of a strengthening U.S. dollar relative to the yen or the euro, we would record less revenue and our results of operations could be negatively impacted.

General national and worldwide economic conditions may materially and adversely affect our financial performance and results of operations.

Our operations and performance depend significantly on national and worldwide economic conditions and the resulting impact on purchasing decisions and the level of spending on our products by customers in the geographic markets in which our IVUS and FFR and other products are sold or distributed. These economic conditions remain challenging in many countries and regions, including without limitation the United States, Japan, Europe, the Middle East and Africa, where we have generated most of our revenues. In the United States, the recovery from the recent recession has been below historic averages and the unemployment rate is expected to remain high for some time. Inflation has fallen over the last several years, but is now rising, and central banks around the world have begun tightening monetary conditions to attempt to control inflation. The March 2011 tsunami and associated events in Japan negatively impacted many of our customers, as well as the conditions in which our Tokyo-based subsidiary operates. Such events may also result in a downturn in Japan’s economy as a whole, which may adversely affect our ability to conduct business in Japan. The challenging global economic conditions have also led to concerns over the solvency of certain European Union member states, including Greece, Ireland, Italy, Portugal and Spain. On August 5, 2011, Standard & Poor’s downgraded the U.S. credit rating to AA+ from its top rank of AAA, and the current U.S. debt ceiling and budget deficit concerns have increased the possibility of other credit-rating agency downgrades that could have a material adverse effect on the financial markets and economic conditions in the United States and throughout the world. Likewise, the political unrest in the Middle East may have adverse consequences to the global economy or to our customers in the Middle East, which could negatively impact our business. In any event, uncertainty about future economic conditions makes it difficult for us to forecast operating results and to make decisions about future investments. If our customers do not obtain or do not have access to the necessary capital to operate their businesses, or are otherwise adversely affected by the deterioration in national and worldwide economic conditions, this could result in reductions in the sales of our products, longer sales cycles and slower adoption of new technologies by our customers, which would materially and adversely affect our business. We experienced declines in the number of PCI procedures performed (and related reductions in sales of our IVUS products) and in sales of our non-medical products to telecommunications and industrial companies during 2011 due to, in part, the then-prevailing economic conditions. In addition, our customers’, distributors’ and suppliers’ liquidity, capital resources and credit may be adversely affected by their relative ability or inability to obtain capital and credit, which could adversely affect our ability to collect on our outstanding invoices or lengthen our collection cycles, adversely affect our ability to distribute our products or limit our timely access to important sources of raw materials necessary for the manufacture of our consoles and catheters.

We have invested our excess cash in money market funds and corporate debt securities issued by banks and corporations. The interest paid on these types of investments and the value of certain securities may decline. While our investment portfolio has experienced reduced yields, we have not yet experienced a deterioration of the credit quality of our holdings or other material adverse effects. There can be no assurances that our investment portfolio will not experience any such deterioration in credit quality or other material adverse effects in future periods, or that national and worldwide economic conditions will not worsen.

Our transition to a direct sales force in Japan may not be successful or may cause us to incur additional expenses sooner than initially planned and experience reduced revenues. If we are not successful or incur such additional expenses sooner than expected, then our business and results of operations may be materially and adversely affected.

Historically, a significant portion of our annual revenues have been derived from sales to our Japanese distributors. In 2011, we completed the termination of our distributor relationships in Japan and fully transitioned to a direct sales force in Japan. There is no assurance that we will be successful in our transition to a direct sales force in Japan and that we will be able to continue to successfully place, sell and service our products in Japan through a direct sales force or to successfully insure the growth of our direct sales force that may be needed in the future. Our challenges and potential risks in connection with expanding our direct sales force in Japan include, but are not limited to, (a) the successful retention and servicing of current dealers and customers in Japan, (b) strong market adoption of our technology in Japan, (c) the achievement of our growth and market development strategies in Japan, (d) our ability to recruit, train and retain an expanded direct sales force in Japan, and (e) the effect of the 2011 earthquake, tsunami and nuclear power plant meltdown in Japan on operating conditions as well as end-user demand. In addition, we may incur significant additional expenses and reduced revenues. Our efforts to successfully expand our direct sales strategy in Japan or the failure to achieve our sales objectives in Japan may adversely impact our revenues, results of operations and financial condition and negatively impact our ability to sustain and grow our business in Japan.

Quality problems with our processes and products could harm our reputation for producing high-quality products and erode our competitive advantage, sales and market share.

The manufacture of our products is a highly exacting and complex process, due in part to strict regulatory requirements. Failure to manufacture our products in accordance with product specifications could result in increased costs, lost revenues, field corrective actions, customer dissatisfaction or voluntary product recalls, any of which could harm our profitability and commercial reputation. Problems may arise during manufacturing for a variety of reasons, including equipment malfunction, failure to follow specific protocols and procedures, problems with raw materials, natural disasters and environmental factors. Quality is extremely important to us and our customers due to the serious and costly consequences of product failure. Our quality certifications are critical to the marketing success of our products. If we fail to meet these standards, our reputation could be damaged, we could lose customers, and our revenue and results of operations could decline. Aside from specific customer standards, our success depends generally on our ability to manufacture to exact tolerances precision-engineered components, subassemblies, and finished devices from multiple materials. If our components fail to meet these standards or fail to adapt to evolving standards, our reputation as a manufacturer of high-quality devices will be harmed, our competitive advantage could be damaged, and we could lose customers and market share.

Our manufacturing operations are dependent upon third-party suppliers, some of which are sole-sourced, which makes us vulnerable to supply problems, price fluctuations and manufacturing delays.

We rely on a number of sole source suppliers to supply transducers, substrates and processing for our scanners used in our catheters. We do not carry significant inventory of transducers, substrates or scanner subassemblies. If we had to change suppliers, we expect that it would take 6 to 24 months to identify appropriate suppliers, complete design work and undertake the necessary inspections and testing before the new transducers and substrates would be available. We are not parties to supply agreements with these suppliers but instead use purchase orders as needed.

Our reliance on these sole source suppliers subjects us to a number of risks that could impact our ability to manufacture our products and harm our business, including:

•	inability to obtain adequate supply in a timely manner or on commercially reasonable terms;

•	interruption or delayed delivery of supply resulting from our suppliers’ difficulty in accessing financial or credit markets or otherwise securing cash and capital resources;

•	interruption of supply resulting from modifications to, or discontinuation of, a supplier’s operations;

•	delays in product shipments resulting from uncorrected defects, reliability issues or a supplier’s variation in a component;

•	uncorrected quality and reliability defects that impact performance, efficacy and safety of products from replacement suppliers;

•	price fluctuations due to a lack of long-term supply arrangements with our suppliers for key components;

•	difficulty identifying and qualifying alternative suppliers for components in a timely manner;

•	production delays related to the evaluation and testing of products from alternative suppliers and corresponding regulatory qualifications; and

•	delays in delivery by our suppliers due to changes in demand from us or their other customers.

In addition, because we do not have long term supply agreements with some of our suppliers, we are subjected to the following risks:

•	unscheduled price increases;
•	lack of notice when the materials used to manufacture are not available; and
•	lack of notice of discontinued operations or manufacturing.

We also utilize lean manufacturing processes that attempt to optimize the timing of our inventory purchases and supply levels of our inventories. Any significant delay or interruption in the supply of components or materials, or our inability to obtain substitute components or materials from alternate sources at acceptable prices and in a timely manner or to plan for sufficient inventory, could impair our ability to manufacture our products or meet the demand of our customers and harm our business. Identifying and qualifying additional or replacement suppliers for any of the components or materials used in our products, or obtaining additional inventory, if required, may not be accomplished quickly or at all and could involve significant additional costs. Any supply interruption from our suppliers or failure to obtain additional suppliers for any of the components or materials used to manufacture our products or sufficient inventory would limit our ability to manufacture our products and could therefore have a material adverse effect on our business, financial condition and results of operations.

We are constructing facilities in Costa Rica, may encounter a number of challenges relating to the construction, management and operation of such facilities, and the expansion has and will continue to increase our fixed costs, which may have a negative impact on our financial results and condition.

On September 23, 2010, we, through a wholly owned subsidiary, entered into a series of agreements to acquire real property and design and build manufacturing facilities in Costa Rica. We have never established or operated manufacturing facilities outside the United States, and cannot assure you that we will be able to successfully establish or operate these facilities in a timely or profitable manner, or at all. We depend upon Zona Franca Coyol, a third-party construction company, to assist us in the design, construction and validation of the manufacturing facilities. In addition, we will need to transfer our manufacturing processes, technology and know-how to our Costa Rica facilities. If we are unable to establish or operate these facilities or successfully transfer our manufacturing processes, technology and know-how in a timely and cost-effective manner, or at all, then we may experience disruptions in our operations, which could negatively impact our business and financial results.

During the second quarter of 2012, we received regulatory approval to ship product from our Costa Rica facility to the United States. We will need to obtain a number of additional regulatory approvals prior, and subsequent, to shipping products from this facility to other geographies. Our ability to obtain these approvals may be subject to additional costs and possible delays beyond what we initially plan for. In addition, our manufacturing facilities, and those of our suppliers, must comply with applicable regulatory requirements. Failure of our manufacturing facilities to comply with regulatory and quality requirements would harm our business and our results of operations.

Our ability to operate this facility successfully will greatly depend on our ability to hire, train and retain an adequate number of employees, in particular employees with the appropriate level of knowledge, background and skills. We will compete with several other medical device companies with manufacturing facilities in Costa Rica to hire these skilled employees. Should we be unable to hire such employees, and an adequate number of them, our business and financial results could be negatively impacted.

As we continue construction on these manufacturing facilities, our fixed costs will increase. If we experience a demand in our products that exceeds our manufacturing capacity, we may not have sufficient inventory to meet our customers’ demands, which would negatively impact our revenues. If the demand for our products decreases or if we do not produce the output we plan or anticipate after the facilities are operational, we may not be able to spread a significant amount of our fixed costs over the production volume, thereby increasing our per unit fixed cost, which would have a negative impact on our financial condition and results of operations.

We also face particular commercial, jurisdictional and legal risks associated with our proposed expansion in Costa Rica. The success of this relationship and our activities in Costa Rica in general are subject to the economic, political and legal conditions or developments in Costa Rica.

Disruptions or other adverse developments during the construction and planned operations stage of our planned Costa Rica facilities could materially adversely affect our business. If our Costa Rica operations are disrupted for any reason, we may be forced to locate alternative manufacturing facilities, including facilities operated by third parties. Disruptions may include, but are not limited to: changes in the legal and regulatory environment in Costa Rica; slowdowns or work stoppages within the Costa Rican customs authorities; acts of God (including but not limited to potential disruptive effects from an active volcano near the facility or earthquakes, hurricanes and other natural disasters); and other issues associated with significant operations that are remote from our headquarters and operations centers. Additionally, continued growth in product sales could outpace the ability of our Costa Rican operation to supply products on a timely basis or cause us to take actions within our manufacturing operations, which increase costs, complexity and timing. Locating alternative facilities would be time-consuming, would disrupt our production and cause shipment delays and could result in damage to our reputation and profitability. Additionally, we cannot assure you that alternative manufacturing facilities would offer the same cost structure as our Costa Rica facility.

If our facilities or systems are damaged or destroyed, we may experience delays that could negatively impact our revenues or have other adverse effects.

Our facilities may be affected by natural or man-made disasters. If one of our facilities were affected by a disaster, we would be forced to rely on third-party manufacturers or to shift production to another manufacturing facility. In such an event, we would face significant delays in manufacturing which would prevent us from being able to sell our products. In addition, our insurance may not be sufficient to cover all of the potential losses and may not continue to be available to us on acceptable terms, or at all. Furthermore, although our computer and communications systems are protected through physical and software safeguards, they are still vulnerable to fire, storm, flood, power loss, earthquakes, telecommunications failures, physical or software break-ins, software viruses, and similar events, and any failure of these systems to perform for any reason and for any period of time could adversely impact our ability to operate our business.

We may require significant additional capital to pursue our growth strategy, and our failure to raise capital when needed could prevent us from executing our growth strategy.

We believe that our existing cash and cash equivalents and short-term and long-term available-for-sale investments will be sufficient to meet our anticipated cash needs for at least the next 12 months. However, we may need to obtain additional financing to pursue our business strategy, to respond to new competitive pressures or to act on opportunities to acquire or invest in complementary businesses, products or technologies. The timing and amount of our working capital and capital expenditure requirements may vary significantly depending on numerous factors, including:

•	market acceptance of our products;

•	the revenues generated by our products;

•	the need to adapt to changing technologies and technical requirements, and the costs related thereto;

•	the costs associated with expanding our manufacturing, marketing, sales and distribution efforts;

•	the existence and timing of opportunities for expansion, including acquisitions and strategic transactions; and

•	costs and fees associated with defending existing or potential litigation.

In addition, we are required to make periodic interest payments to the holders of the 2015 Notes and will be required to make periodic interest payments to holders of the notes and to make payments of principal upon conversion or maturity. We may also be required to purchase the notes or the 2015 Notes for cash upon the occurrence of a change of control or certain other fundamental changes involving us. If our capital resources are insufficient to satisfy our debt service or liquidity requirements, we may seek to sell additional equity or debt securities or to obtain debt financing. The sale of additional equity or debt securities, or the use of our stock in an acquisition or strategic transaction, would result in additional dilution to our stockholders. Additional debt would result in increased expenses and could result in covenants that would restrict our operations. We have not made arrangements to obtain additional financing in addition to the notes and our significant historical losses and the current national and global financial conditions may prevent us from obtaining additional funds on favorable terms, if at all.

We are dependent on our collaborations, and events involving these collaborations or any future collaborations could delay or prevent us from developing or commercializing products.

The success of our current business strategy and our near- and long-term viability will depend on our ability to execute successfully on existing strategic collaborations and to establish new strategic collaborations. Collaborations allow us to leverage our resources and technologies and to access markets that are compatible with our own core areas of expertise. To penetrate our target markets, we may need to enter into additional collaborative agreements to assist in the development and commercialization of future products. Establishing strategic collaborations is difficult and time-consuming. Potential collaborators may reject collaborations based upon their assessment of our financial, regulatory or intellectual property position or our internal capabilities. Our discussions with potential collaborators may not lead to the establishment of new collaborations on favorable terms or at all.

We have collaborations with a number of entities, including Medtronic, Inc., The Cleveland Clinic Foundation, Siemens AG, and Philips Medical Systems Nederland B.V. In each collaboration, we combine our technology or core capabilities with those of the third party to permit either greater penetration into markets or to enhance the functionality of our current and planned products. We have limited control over the amount and timing of resources that our current collaborators or any future collaborators devote to our collaborations or potential products. These collaborators may breach or terminate their agreements with us or otherwise fail to conduct their collaborative activities successfully and in a timely manner. Further, our collaborators may not develop or commercialize products that arise out of our collaborative arrangements or devote sufficient resources to the development, manufacture, marketing or sale of these products. Moreover, in the event of termination of a collaboration agreement, we may not realize the intended benefits or we may not be able to replace the arrangement on comparable terms or at all.

If the third-party distributors that we rely on to market and sell our products are not successful, we may be unable to increase or maintain our level of revenues.

A portion of our revenue is generated by our third-party distributors, especially in international markets. If these distributors cease or limit operations or experience a disruption of their business operations, or are not successful in selling our products, we may be unable to increase or maintain our level of revenues, and any such developments could negatively affect our international sales strategy. Over the long term, we intend to grow our business internationally, and to do so we will need to attract additional distributors to expand the territories in which we do not directly sell our products. Our distributors may not commit the necessary resources to market and sell our products. If current or future distributors do not continue to distribute our products or do not perform adequately or if we are unable to locate distributors in particular geographic areas, we may not realize revenue growth internationally.

Our reported or future financial results could be adversely affected by the application of existing or future accounting standards.

U.S. generally accepted accounting principles and related implementation guidelines and interpretations can be highly complex and involve subjective judgments. Changes in these rules or their interpretation, the adoption of new guidance or the application of existing guidance to changes in our business could have a significant adverse effect on our financial results. For example, the accounting for convertible debt securities, and the accounting for the convertible note hedge transactions and the warrant transactions we entered into in connection with the offering of the 2015 Notes and expect to enter into in connection with the offering of the notes, is subject to frequent scrutiny by the accounting regulatory bodies and is subject to change. We cannot predict if or when any such change could be made, and any such change could have an adverse impact on our reported or future financial results. In addition, in the event the conversion features of the notes or the 2015 Notes are triggered, we could be required under applicable accounting standards to reclassify all or a portion of the outstanding principal of the notes or the 2015 Notes as a current rather than long-term liability, which would result in a material reduction of our net working capital.

We cannot assure you that our net operating loss carryforwards will be available to reduce our tax liability.

Our ability to use our net operating loss carryforwards to reduce future income tax obligations may be limited or reduced. Generally, a change of more than 50 percentage points in the ownership of our shares, by value, over the three-year period ending on the date the shares were acquired constitutes an ownership change and may limit our ability to use our net operating loss carryforwards. Should additional ownership changes occur in the future, our ability to utilize our net operating loss carryforwards could be limited. In addition, with respect to any entity that we have acquired or may in the future acquire, the ability of those entities to use net operating loss carryforwards, if any, to reduce future income tax obligations may be limited or reduced due to changes in ownership of such entities occurring prior to or as a result of our acquisition of such entities.

If we fail to properly manage our anticipated growth, our business could suffer.

Rapid growth of our business is likely to continue to place a significant strain on our managerial, operational and financial resources and systems. To execute our anticipated growth successfully, we must attract and retain qualified personnel and manage and train them effectively. We anticipate hiring additional personnel to assist in the commercialization of our current products and in the development of future products. We will be dependent on our personnel and third parties to effectively market and sell our products to an increasing number of customers. We will also depend on our personnel to develop and manufacture in anticipated increased volumes our existing products, as well as new products and product enhancements. Further, our anticipated growth will place additional strain on our suppliers resulting in increased need for us to carefully monitor for quality assurance. Any failure by us to manage our growth effectively could have an adverse effect on our ability to achieve our development and commercialization goals.

Issues arising from the implementation of our new enterprise resource planning system could adversely affect our operating results and ability to manage our business effectively.

We have begun implementing a new enterprise resource planning, or ERP, system to further enhance operating efficiencies and provide more effective management of our business operations. The new ERP system is being deployed for use throughout our company in a number of “go live” phases, the first of which occurred during the fourth quarter of 2011 with company-wide deployment expected to be completed during the first quarter of 2013. Implementing a new ERP system is costly and involves risks inherent in the conversion to a new computer system, including loss of information, disruption to our normal operations, changes in accounting procedures and internal control over financial reporting, as well as problems achieving accuracy in the conversion of electronic data. Failure to properly or adequately address these issues could result in increased costs, the diversion of management’s and employees’ attention and resources and could materially adversely affect our operating results, internal controls over financial reporting and ability to manage our business effectively. While the ERP system is intended to further improve and enhance our information systems, large scale implementation of a new information system exposes us to the risks of starting up the new system and integrating that system with our existing systems and processes, including possible disruption of our financial reporting, which could lead to a failure to make required filings under the federal securities laws on a timely basis.

Any defects or malfunctions in the computer hardware or software we utilize in our products could cause severe performance failures in such products, which would harm our reputation and adversely affect our results of operations and financial condition.

Our existing and new products depend and will depend on the continuous, effective and reliable operation of computer hardware and software. For example, our IVUS products utilize sophisticated software that analyzes in real-time plaque composition and identifies lumen and vessel borders, which are then displayed in three-dimensional, color-coded images on a computer screen. Any defect, malfunction or other failing in the computer hardware or software utilized by our IVUS or other products, including products we develop in the future, could result in inaccurate readings, misinterpretations of data, or other performance failures that could render our products unreliable or ineffective and could lead to decreased confidence in our products, damage to our reputation, reduction in our sales and product liability claims, the occurrence of any of which could have a material adverse effect on our results of operations and financial condition. Although we update the computer software utilized in our products on a regular basis, there can be no guarantee that defects do not or will not in the future exist or that unforeseen malfunctions, whether within our control or otherwise, will not occur.

If we are unable to recruit, hire and retain skilled and experienced personnel, our ability to effectively manage and expand our business will be harmed.

Our success largely depends on the skills, experience and efforts of our officers and other key employees who may terminate their employment at any time. The loss of any of our senior management team, in particular our President and Chief Executive Officer, R. Scott Huennekens, could harm our business. We have entered into employment contracts or similar agreements with R. Scott Huennekens; our Chief Financial Officer, John T. Dahldorf; our President, Commercial

U.S. & APLAC Sales, Jorge J. Quinoy; and Michel Lussier, President, Clinical and Scientific Affairs, but these agreements do not guarantee that they will remain employed by us in the future. The announcement of the loss of one of our key employees could negatively affect our stock price. Our ability to retain our skilled workforce and our success in attracting and hiring new skilled employees will be a critical factor in determining whether we will be successful in the future. We face challenges in hiring, training, managing and retaining employees in certain areas including clinical, technical, sales and marketing. This could delay new product development and commercialization, and hinder our marketing and sales efforts, which would adversely impact our competitiveness and financial results.

The expense and potential unavailability of insurance coverage for our company, customers or products may have an adverse effect on our financial position and results of operations.

While we currently have insurance for our business, property, directors and officers, and product liability, insurance is increasingly costly and the scope of coverage is narrower, and we may be required to assume more risk in the future. If we are subject to claims or suffer a loss or damage in excess of our insurance coverage, we will be required to cover the amounts outside of or in excess of our insurance limits. If we are subject to claims or suffer a loss or damage that is outside of our insurance coverage, we may incur significant costs associated with loss or damage that could have an adverse effect on our financial position and results of operations. Furthermore, any claims made on our insurance policies may impact our ability to obtain or maintain insurance coverage at reasonable costs or at all. We do not have the financial resources to self-insure, and it is unlikely that we will have these financial resources in the foreseeable future.

Our product liability insurance covers our products and business operations, but we may need to increase and expand this coverage commensurate with our expanding business. Any product liability claims brought against us, with or without merit, could result in:

•	substantial costs of related litigation or regulatory action;
•	substantial monetary penalties or awards;
•	decreased demand for our products;
•	reduced revenue or market penetration;
•	injury to our reputation;
•	withdrawal of clinical study participants;
•	an inability to establish new strategic relationships;
•	increased product liability insurance rates; and
•	an inability to secure continuing coverage.

Some of our customers and prospective customers may have difficulty in procuring or maintaining liability insurance to cover their operation and use of our products. Medical malpractice carriers are withdrawing coverage in certain regions or substantially increasing premiums. If this trend continues or worsens, our customers may discontinue using our products and potential customers may opt against purchasing our products due to the cost or inability to procure insurance coverage.

Compliance with changing corporate governance and public disclosure regulations may result in additional expenses.

Changing laws, regulations and standards relating to corporate governance and public disclosure, including the Sarbanes-Oxley Act of 2002, the Dodd-Frank Wall Street Reform and Consumer Protection Act, new SEC regulations and Nasdaq Global Select Market rules, are creating uncertainty for companies such as ours. To maintain high standards of corporate governance and public disclosure, we have invested, and intend to continue to invest, in reasonably necessary resources to comply with evolving standards. These investments have resulted in increased general and administrative expenses and a diversion of management time and attention from revenue-generating activities and may continue to do so in the future.

Risks related to government regulation

If we fail to obtain or maintain, or experience significant delays in obtaining, regulatory clearances or approvals for our products or product enhancements, our ability to commercially distribute and market our products could suffer.

Our products are subject to rigorous regulation by the FDA and numerous other federal, state and foreign governmental authorities. Our failure to comply with such regulations or to make adequate, timely corrections, could lead to the imposition of injunctions, suspensions or loss of marketing clearances or approvals, product recalls, manufacturing cessation, termination of distribution, product seizures, civil penalties, or some combination of such actions. The process of obtaining regulatory authorizations to market a medical device, particularly from the FDA, can be costly and time consuming, and there can be no assurance that such authorizations will be granted on a timely basis, if at all. If regulatory clearance or approvals are received, additional delays may occur related to manufacturing, distribution or product labeling. In addition, we cannot assure you that any new or modified medical devices we develop will be eligible for the shorter 510(k) clearance process as opposed to the PMA process. We have no experience in obtaining PMA approvals.

In the member states of the European Economic Area, or EEA, our medical devices are required to comply with the essential requirements of the EU Medical Devices Directives before they can be marketed. Our products, including their design and manufacture, have been certified by the British Standards Institute, or BSI, a United Kingdom Notified Body, as being compliant with the requirements of the Medical Devices Directives. Consequently, we are entitled to affix a CE mark to our products and their packaging and this gives us the right to sell them in the EEA. If we fail to maintain compliance with the Medical Devices Directives, our products will no longer qualify for the CE mark and the relevant devices would not be eligible for marketing in the EEA.

We currently market our IVUS and FFR products in Japan under two types of regulatory approval known as a SHONIN and a NINSHO. As the holder of the SHONINs, we have the authority to import and sell those products for which we have the SHONINs as well as those products for which we have obtained a NINSHO. Responsibility for Japanese regulatory filings and future compliance resides with us. We cannot guarantee that we will be able to adequately meet Japanese regulatory requirements. Non-compliance with Japanese regulations may result in action to prohibit further importation and sale of our products in Japan, a significant market for our products. If we are unable to sell our IVUS and FFR products in Japan, we will lose a significant part of our annual revenues, and our business will be substantially impacted.

Foreign governmental authorities that regulate the manufacture and sale of medical devices have become increasingly stringent, and to the extent we continue to market and sell our products in foreign countries, we will be subject to rigorous regulation in the future. In such circumstances, where we utilize distributors in foreign countries to market and sell our products, we would rely significantly on our distributors to comply with the varying regulations, and any failures on their part could result in restrictions on the sale of our products in foreign countries. Regulatory delays or failures to obtain and maintain marketing authorizations, including 510(k) clearances and PMA approvals, could disrupt our business, harm our reputation, and adversely affect our sales.

Modifications to our products may require new regulatory clearances or approvals or may require us to recall or cease marketing our products until clearances or approvals are obtained.

Modifications to our products may require the submission of new 510(k) notifications or PMA applications. If a modification is implemented to address a safety concern, we may also need to initiate a recall or cease distribution of the affected device. In addition, if the modified devices require the submission of a 510(k) or PMA and we distribute such modified devices without a new 510(k) clearance or PMA approval, we may be required to recall or cease distributing the devices. The FDA can review a manufacturer’s decision not to submit a modification and may disagree. The FDA may also on its own initiative determine that clearance of a new 510(k) or approval of a new PMA submission is required. We have made modifications to our products in the past and may make additional modifications in the future that we believe do not or will not require clearance of a new 510(k) or approval of a new PMA. If we begin manufacture and distribution of the modified devices and the FDA later disagrees with our determination and requires the submission of a new 510(k) or PMA for the modifications, we may also be required to recall the distributed modified devices and to stop distribution of the modified devices, which could have an adverse effect on our business. If the FDA does not clear or approve the modified devices, we may need to redesign the devices, which could also harm our business. When a device is marketed without a required clearance or approval, the FDA has the authority to bring an enforcement action, including injunction, seizure and criminal prosecution. The FDA considers such additional actions generally when there is a serious risk to public health or safety and the company’s corrective and preventive actions are inadequate to address the FDA’s concerns.

Where we determine that modifications to our products require clearance of a new 510(k) or approval of a new PMA or PMA supplement, we may not be able to obtain those additional clearances or approvals for the modifications or additional indications in a timely manner, or at all. For those products sold in the EEA, we must notify BSI, our EEA Notified Body, if significant changes are made to the products or if there are substantial changes to our quality assurance systems affecting those products. Delays in obtaining required future clearances or approvals would adversely affect our ability to introduce new or enhanced products in a timely manner, which in turn would harm our future growth.

The FDA is reviewing the 510(k) process and could change the criteria to obtain clearance, which could affect our ability to obtain timely reviews and increase the resources needed to meet new criteria.

Over the past several years, concerns have been raised about whether the 510(k) program optimally achieves its intended goals. The FDA released for public comment in August 2010 a set of preliminary reports and recommendations from an internal 510(k) Working Group and Task Force on the Utilization of Science in Regulatory Decision Making. In January 2011, the FDA announced 25 action items it intends to take with respect to the pre-market notification process. Although the FDA has not detailed the specific modifications or clarifications that it intends to make to its guidance, policies and regulations pertaining to the review and regulation of devices such as ours which seek and receive market clearance through the 510(k) pre-market notification process, it has issued several draft guidance documents that, if implemented, will likely entail additional regulatory burdens. These additional regulatory burdens could delay our ability to obtain new clearances, increase the costs of compliance or restrict our ability to maintain our current clearances. In the future, the FDA will announce which draft guidance documents it will finalize and implement, along with any other recommended improvements, and the timeline for their implementation.

If the FDA makes changes to the 510(k) program, we may be required to prepare and submit more data and information than is currently required, which could require additional resources and more expense, require more time to prepare a submission, and result in a longer review period by the FDA. Such changes could adversely affect our business.

If we or our suppliers fail to comply with the FDA’s Quality System Regulation or ISO Quality Management Systems, manufacturing of our products could be negatively impacted and sales of our products could suffer.

Our manufacturing practices must be in compliance with the FDA’s 21 CFR Part 820 Quality System Regulation, or QSR, which governs the facilities, methods, controls, procedures, and records of the design, manufacture, packaging, labeling, storage, shipping, installation, and servicing of our products intended for human use. We are also subject to similar state and foreign requirements and licenses, including the MDD—93/42/EEC and the ISO 13485 Quality Management Systems, or QMS, standard applicable to medical devices. In addition, we must engage in regulatory reporting in the case of potential patient safety risks and must make available our manufacturing facilities, procedures, and records for periodic inspections and audits by governmental agencies, including the FDA, state authorities and comparable foreign agencies. If we fail to comply with the QSR, QMS, or other applicable regulations and standards, our operations could be disrupted and our manufacturing interrupted, and we may be subject to enforcement actions if our corrective and preventive actions are not adequate to ensure compliance.

Failure to take adequate corrective action in response to inspectional observations or any notice of deficiencies from a regulatory inspection or audit could result in partial or total shut-down of our manufacturing operations unless and until adequate corrections are implemented, voluntary or FDA-ordered recall, FDA seizure of affected devices, court-ordered injunction or consent decree that could impose additional regulatory oversight and significant requirements and limitations on our manufacturing operations, significant fines, suspension or withdrawal of marketing clearances and approvals, and criminal prosecutions, any of which would cause our business to suffer. Furthermore, our key component suppliers may not currently be or may not continue to be in compliance with applicable regulatory requirements, which may result in manufacturing delays for our products and cause our revenue to decline.

The FDA, BSI, Japan’s Pharmaceutical & Medical Device Administration and other regulatory agencies and bodies have previously imposed inspections and audits on us, and may in the future impose additional inspections or audits at any time, which may conclude that our quality system is noncompliant with applicable regulations and standards. Such findings could potentially disrupt our business, harm our reputation and adversely affect our sales.

Our products may in the future be subject to product recalls or voluntary market withdrawals that could harm our reputation, business and financial results.

The FDA and similar foreign governmental authorities have the authority to require the recall of commercialized products in the event of material deficiencies or defects in design or manufacture that could affect patient safety. In the case of the FDA, the authority to require a recall must be based on an FDA finding that there is a reasonable probability that the device would cause serious adverse health consequences or death. Manufacturers may, under their own initiative, recall a product if any material deficiency in a device is found or suspected. For example, in 2010 we recalled our Xtract catheter in circumstances where no patient safety incident was reported but where we had evidence that the device’s integrity could be compromised under certain storage conditions. A government-mandated recall or voluntary recall by us or one of our distributors could occur as a result of component failures, manufacturing errors, design or labeling defects or other issues. Recalls, which include corrections as well as removals, of any of our products would divert managerial and financial resources and could have an adverse effect on our financial condition, harm our reputation with customers, and reduce our ability to achieve expected revenues.

We are required to comply with medical device reporting, or MDR, requirements and must report certain malfunctions, deaths, and serious injuries associated with our products, which can result in voluntary corrective actions or agency enforcement actions.

Under the FDA MDR regulations, medical device manufacturers are required to submit information to the FDA when they receive a report or become aware that a device has or may have caused or contributed to a death or serious injury or has or may have a malfunction that would likely cause or contribute to death or serious injury if the malfunction were to recur. All manufacturers placing medical devices on the market in the EEA are legally bound to report any serious or potentially serious incidents involving devices they produce or sell to the Competent Authority in whose jurisdiction the incident occurred. Were this to happen to us, the relevant Competent Authority would file an initial report, and there would then be a further inspection or assessment if there were particular issues. This would be carried out either by the Competent Authority or it could require that the BSI, as the Notified Body, carry out the inspection or assessment.

Malfunction of our products could result in future voluntary corrective actions, such as recalls, including corrections, or customer notifications, or agency action, such as inspection or enforcement actions. Malfunctions have been reported to us in the past, and, while we investigated each of the incidents and believe we have taken the necessary corrective and preventive actions, we cannot guarantee that similar or different malfunctions will not occur in the future. If malfunctions do occur, we cannot guarantee that we will be able to correct the malfunctions adequately or prevent further malfunctions, in which case we may need to cease manufacture and distribution of the affected devices, initiate voluntary recalls, and redesign the devices; nor can we ensure that regulatory authorities will not take actions against us, such as ordering recalls, imposing fines, or seizing the affected devices. If someone is harmed by a malfunction or by product mishandling, we may be subject to product liability claims. Any corrective action, whether voluntary or involuntary, as well as defending ourselves in a lawsuit, will require the dedication of our time and capital, distract management from operating our business, and may harm our reputation and financial results.

We are subject to federal, state and foreign healthcare laws and regulations and implementation or changes to such healthcare laws and regulations could adversely affect our business and results of operations.

In an effort to contain rising healthcare costs, in March 2010, President Obama signed into law the Patient Protection and Affordable Care Act, as amended by the Health Care and Education Affordability Reconciliation Act, collectively, PPACA, which may significantly affect the payment for, and the availability of, healthcare services and result in fundamental changes to federal healthcare reimbursement programs. PPACA includes, among other things, the following measures:

•

a deductible 2.3% excise tax, with limited exceptions, on the sale of certain medical devices after December 31, 2012 by the manufacturer, producer, or importer of the device in an amount equal to 2.3% of the sale price;

•	a new Patient-Centered Outcomes Research Institute to oversee, identify priorities in and conduct comparative clinical effectiveness research, along with funding for such research;

•

new requirements to report certain financial arrangements with physicians and teaching hospitals, as defined in PPACA and its implementing regulations, including reporting any payment or “transfer of value” made or distributed to teaching hospitals, prescribers, and other healthcare providers and reporting any ownership and investment interests held by physicians and their immediate family members and applicable group purchasing organizations during the preceding calendar year, with data collection to be required no earlier than January 1, 2013 and reporting to be required at a later date yet to be specified;

•

payment system reforms including a national pilot program on payment bundling to encourage hospitals, physicians and other providers to improve the coordination, quality and efficiency of certain healthcare services through bundled payment models, beginning on or before January 1, 2013;

•	expansion of federal health care fraud and abuse laws, including the False Claims Act and the Anti-Kickback Statute, new government investigative powers, and enhanced penalties for noncompliance; and

•	an independent payment advisory board that will submit recommendations to reduce Medicare spending if projected Medicare spending exceeds a specified growth rate.

On June 28, 2012, the United States Supreme Court upheld the constitutionality of PPACA, excepting certain provisions that would have required states to expand their Medicaid programs or risk losing all of the state’s Medicaid funding. At this time, it remains unclear whether there will be any further changes made to PPACA, whether in part or in its entirety. We are unable to predict at this time the impact of such recently enacted federal healthcare reform legislation on the medical device industry in general, or on us in particular, and what, if any, additional legislation or regulation relating to the medical device industry may be enacted in the future. An expansion in the government’s role in the U.S. healthcare industry may cause general downward pressure on the prices of medical device products, lower reimbursements for procedures using our products, reduce medical procedure volumes and adversely affect our business and results of operations. Although we cannot predict the many ways that the federal healthcare reform laws might affect our business, sales of certain of our products will be subject to the 2.3% excise tax scheduled to take effect in 2013. It is unclear whether and to what extent, if at all, other anticipated developments resulting from the federal healthcare reform legislation, such as an increase in the number of people with health insurance and an increased focus on preventive medicine, may provide us additional revenue to offset this excise tax. If additional revenue does not materialize, or if our efforts to offset the excise tax through spending cuts or other actions are unsuccessful, the increased tax burden would adversely affect our financial performance, which in turn could cause the price of our stock to decline. In addition, a number of foreign governments are also considering or have adopted proposals to reform their healthcare systems. Because a significant portion of our revenues from our operations is derived internationally, if significant reforms are made to the healthcare systems in other jurisdictions, our sales and results of operations may be materially and adversely impacted.

We intend to market our products in a number of international markets. Although certain of our IVUS products have been approved for commercialization in Japan and in the EEA, in order to market our products in other foreign jurisdictions, we have had to, and will need to in the future, obtain separate regulatory approvals. The approval procedure varies among jurisdictions and can involve substantial additional testing. Approval or clearance of a device by the FDA does not ensure approval by regulatory authorities in other jurisdictions, and approval by one foreign regulatory authority does not ensure marketing authorization by regulatory authorities in other foreign jurisdictions or by the FDA. The foreign regulatory approval process may include all of the risks associated with obtaining FDA approval in addition to other risks. In addition, the time required to obtain foreign approval may differ from that required to obtain FDA approval, and we may not obtain foreign regulatory approvals on a timely basis, if at all. We may not be able to file for regulatory approvals and may not receive necessary approvals to commercialize our products in any foreign market other than in the EEA and Japan.

We may be subject to federal, state and foreign healthcare fraud and abuse laws and regulations, and a finding of failure to comply with such laws and regulations could have a material adverse effect on our business.

Our operations may be directly or indirectly affected by various broad federal, state or foreign healthcare fraud and abuse laws. In particular, the federal healthcare program Anti-Kickback Statute prohibits any person from knowingly and willfully offering, paying, soliciting or receiving remuneration, directly or indirectly, in return for or to induce the referring, ordering, leasing, purchasing or arranging for or recommending the ordering, purchasing or leasing of an item or service, for which payment may be made under federal healthcare programs, such as the Medicare and Medicaid programs. This statute has been interpreted to apply to arrangements between device manufacturers on one hand and prescribers and purchasers on the other. For example, the government has sought to apply the Anti-Kickback Statute to device manufacturers’ financial relationships with physician consultants. Among other theories, the government has alleged that such relationships are payments to induce the consultants to arrange for or recommend the ordering, purchasing or leasing of the manufacturers’ products by the hospitals, medical institutions and other entities with whom they are affiliated. Although there are a number of statutory exemptions and regulatory safe harbors protecting certain common activities from prosecution or other regulatory sanctions, the exemptions and safe harbors are drawn narrowly, and arrangements that involve remuneration that could induce prescribing, purchases, or recommendations may be subject to government scrutiny if they do not qualify for an exemption or a safe harbor. We are also subject to the federal Health Insurance Portability and Accountability Act of 1996 (HIPAA), which created federal criminal laws that prohibit executing a scheme to defraud any health care benefit program or making false statements relating to health care matters, and federal “sunshine” requirements to report certain financial arrangements with physicians and teaching hospitals, as defined in PPACA and its implementing regulations, including reporting any payment or “transfer of value” made or distributed to teaching hospitals, prescribers, and other healthcare providers and reporting any ownership and investment interests held by physicians and their immediate family members and applicable group purchasing organizations.

Also, the federal False Claims Act prohibits persons from knowingly filing, or causing to be filed, a false claim to, or the knowing use of false statements to obtain payment from the federal government. Suits filed under the False Claims Act, known as “qui tam” actions, can be brought by any individual on behalf of the government and such individuals, commonly known as “whistleblowers,” may share in any amounts paid by the entity to the government in fines or settlement. When an entity is determined to have violated the False Claims Act, it may be required to pay up to three times the actual damages sustained by the government, plus civil penalties for each separate false claim. Various states have also enacted laws modeled after the federal False Claims Act.

In addition, several states have adopted laws similar to each of the above federal laws, such as anti-kickback and false claims laws which may apply to items or services reimbursed by any third-party payor, including commercial insurers as well as laws that restrict our marketing activities with physicians, and require us to report consulting and other payments to physicians. Some states, such as California, Connecticut, Massachusetts and Nevada, mandate implementation of commercial compliance programs to ensure compliance with these laws.

The risk of our being found in violation of these laws is increased by the fact that many of them have not been fully interpreted by the regulatory authorities or the courts, and their provisions are open to a variety of interpretations. Moreover, recent health care reform legislation has strengthened these laws. For example, the recently enacted PPACA, among other things, amends the intent requirement of the federal anti-kickback and criminal health care fraud statutes; a person or entity no longer needs to have actual knowledge of this statute or specific intent to violate it. In addition, PPACA provides that a claim including items or services resulting from a violation of the federal Anti-Kickback Statute constitutes a false or fraudulent claim for purposes of the False Claims Act. Further, we expect there will continue to be federal and state laws and/or regulations, proposed and implemented, that could impact our operations and business. The extent to which future legislation or regulations, if any, relating to health care fraud abuse laws and/or enforcement, may be enacted or what effect such legislation or regulation would have on our business remains uncertain. If our operations are found to be in violation of any of the laws described above or any other governmental regulations that apply to us, we may be subject to penalties, including civil and criminal penalties, damages, fines, exclusion from governmental health care programs, and the curtailment or restructuring of our operations, any of which could adversely affect our ability to operate our business and our financial results. We also are subject to foreign fraud and abuse laws, which vary by country. For instance, in the European Union, legislation on inducements offered to physicians and other healthcare workers or hospitals differ from country to country. Breach of the laws relating to such inducements may expose us to the imposition of criminal sanctions. It may also harm our reputation, which could in turn affect sales.

In November 2012, we became aware through newspaper reports in the Italian media that a current and a former employee of ours were under criminal investigation for an alleged violation of Italian anti-bribery laws. We also learned that we had temporarily been prohibited from establishing new contractual relationships with hospitals that are part of the Italian national health system. Following a court hearing, the temporary prohibition was lifted, but such prohibition may be reinstituted in the future. The Italian public prosecutor is alleging that the approximately 5,000 Euro that we paid to an Italian state-employed physician for conducting a training session was paid in an effort to influence the outcome of a clinical trial. Although we dispute these allegations, if we are unsuccessful in our defense, we may be faced with fines, penalties and a debarment from creating new contractual relationships with hospitals that are part of the Italian national health system. As a result, we cannot assure you that the outcome of this investigation would not have material adverse effects to our business in Italy, or harm our reputation in Europe generally, which could negatively affect our sales.

If our customers are unable to obtain coverage of or sufficient reimbursement for procedures performed with our products, it is unlikely that our products will be widely used.

Successful sales of our products depend on the availability of adequate coverage and reimbursement from third-party payors. Healthcare providers that purchase medical devices for treatment of their patients generally rely on third-party payors to reimburse all or part of the costs and fees associated with the procedures performed with these devices. Both public and private insurance coverage and reimbursement plans are central to new product acceptance. Customers are unlikely to use our products if they do not receive reimbursement adequate to cover the cost of our products and related procedures.

To the extent we sell our products internationally, market acceptance may depend, in part, upon the availability of coverage and reimbursement within prevailing healthcare payment systems. Coverage, reimbursement, and healthcare payment systems in international markets vary significantly by country, and by region in some countries, and include both government-sponsored healthcare and private insurance. We may not obtain international reimbursement approvals in a timely manner, if at all. Our failure to receive international coverage or reimbursement approvals would negatively impact market acceptance of our products in the international markets in which those approvals are sought.

To date, our products have generally been covered as part of procedures for which reimbursement has been available. However, in the United States, as well as in foreign countries, government-funded programs (such as Medicare and Medicaid) or private insurance programs, together commonly known as third-party payors, pay the cost of a significant portion of a patient’s medical expenses. Coverage of and reimbursement for medical technology can differ significantly from payor to payor.

All third-party coverage and reimbursement programs, whether government funded or insured commercially, whether inside the United States or outside, are developing increasingly sophisticated methods of controlling healthcare costs. Such cost-containment programs adopted by third-party payors, including legislative and regulatory changes to coverage and reimbursement policies, could potentially limit the amount which healthcare providers are willing to pay for medical devices, which could adversely impact our business. The Centers for Medicare & Medicaid Services recently announced a three-year demonstration project to allow Medicare recovery auditors to audit Medicare payments for procedures prior to Medicare making payment for the procedure, versus following Medicare payment for the procedure as has historically been Medicare’s process. The demonstration project includes 11 states that cover a large percentage of the U.S. populace, and different states are expected to be more or less aggressive in their performance of pre-payment audits, including with respect to the types of procedures for which Medicare payments may be audited on a pre-payment basis and the percentage of those procedures that are in fact so audited. Certain procedures that use our products will be subject to such Medicare pre-payment audits, which could induce healthcare providers to be less willing to perform those procedures due to increased reimbursement concerns owing to such pre-payment, rather than post-payment, audits, and any such reduction in procedure volumes could adversely affect our business and results of operations.

We believe that future coverage of and reimbursement for our products may be subject to increased restrictions both in the U.S. and in international markets. For example, on August 2, 2011, President Obama signed the Budget Control Act of 2011, which imposes significant cuts in federal spending over the next decade. Such cuts in federal spending could impact entitlement programs such as Medicare and aid to states for Medicaid programs. Third-party reimbursement and coverage for our products may not be available or adequate in either the U.S. or international markets. Future legislation, regulations, coverage or reimbursement policies adopted by third-party payors may adversely affect the growth of the markets for our products, reduce the demand for our existing products or our products currently under development and limit our ability to sell our products on a profitable basis.

We may be subject to health information privacy and security standards that include penalties for noncompliance.

The Health Insurance Portability and Accountability Act of 1996, or HIPAA, and its implementing regulations safeguard the privacy and security of individually-identifiable health information. Certain of our operations may be subject to these requirements. Penalties for noncompliance with these rules include both criminal and civil penalties. In addition, the Health Information Technology for Economic and Clinical Health Act, or HITECH Act, expanded federal health information privacy and security protections. Among other things, HITECH makes certain of HIPAA’s privacy and security standards directly applicable to “business associates”—independent contractors or agents of covered entities that receive or obtain protected health information in connection with providing a service on behalf of a covered entity. HITECH also set forth new notification requirements for health data security breaches, increased the civil and criminal penalties that may be imposed against covered entities, business associates and possibly other persons, and gave state attorneys general new authority to enforce HIPAA and seek attorney’s fees and costs associated with pursuing federal civil actions. While we do not believe we are a covered entity or a business associate under HIPAA, occasionally our field service representatives enter into “field service agreements” which obligate us to protect any protected health information that we may receive in the field in accordance with HIPAA and HITECH.

Compliance with environmental laws and regulations could be expensive, and failure to comply with these laws and regulations could subject us to significant liability.

We use hazardous materials in our research and development and manufacturing processes. We are subject to federal, state and local regulations governing use, storage, handling and disposal of these materials and associated waste products. We are currently licensed to handle such materials, but there can be no assurance that we will be able to retain these licenses in the future or obtain licenses under new regulations if and when they are required by governing authorities. We cannot completely eliminate the risk of contamination or injury resulting from hazardous materials, and we may incur liability as a result of any such contamination or injury. In the event of an accident, we could be held liable for damages or penalized with fines, and the liability could exceed our resources and any applicable insurance. We have also incurred and may continue to incur expenses related to compliance with environmental laws. Such future expenses or liability could have a significant negative impact on our business, financial condition and results of operations. Further, we cannot assure that the cost of compliance with these laws and regulations will not materially increase in the future. We may also incur expenses related to ensuring that our operations comply with environmental laws related to our operations, and those of prior owners or operators of our properties, at current or former manufacturing sites where operations have previously resulted in spills, discharges or other releases of hazardous substances into the environment. We could be held strictly liable under U.S. environmental laws for contamination of property that we currently or formerly owned or operated without regard to fault or whether our actions were in compliance with law at the time. Our liability could also increase if other responsible parties, including prior owners or operators of our facilities, fail to complete their clean-up obligations or satisfy indemnification obligations to us. Similarly, if we fail to ensure compliance with applicable environmental laws in foreign jurisdictions in which we operate, we may not be able to offer our products and may be subject to civil or criminal liabilities.

The use, misuse or off-label use of our products may result in injuries that could lead to product liability suits, which could be costly to our business.

Our currently marketed products have been cleared by the relevant regulatory authority in each jurisdiction where we market them. There may be increased risk of injury if physicians attempt to use our products in procedures outside of those indications cleared or approved for use, known as off-label use. Our sales force is trained according to company policy not to promote our products for off-label uses, and in our instructions for use in all markets we specify that our products are not intended for use outside of those indications cleared for use. However, we cannot prevent a physician from using our products for off-label applications. Our catheters and guide wires are intended to be single-procedure products. In spite of clear labeling and instructions against reuse, we are aware that certain physicians have elected to reuse our products. Reuse of our catheters and guide wires may increase the risk of product liability claims. Reuse may also subject the party reusing the product to regulatory authority inspection and enforcement action. Physicians may also misuse our product if they are not adequately trained, potentially leading to injury and an increased risk of product liability. If our products are defectively designed, manufactured or labeled, contain defective components or are misused, we may become subject to costly litigation by our customers or their patients. Product liability claims could divert management’s attention from our core business, be expensive to defend and result in sizable damage awards against us.

Risks related to our intellectual property and litigation

Our ability to protect our intellectual property and proprietary technology through patents and other means is uncertain.

Our success depends significantly on our ability to protect our intellectual property and proprietary technologies. Our policy is to obtain and protect our intellectual property rights. We rely on patent protection, as well as a combination of copyright, trade secret and trademark laws, and nondisclosure, confidentiality and other contractual restrictions to protect our proprietary technology. However, these legal means afford only limited protection and may not adequately protect our rights or permit us to gain or keep any competitive advantage. Our pending U.S. and foreign patent applications may not issue as patents or may not issue in a form that will be advantageous to us. Any patents we have obtained or will obtain may be challenged by re-examination, inter partes review, opposition or other administrative proceeding, or in litigation. Such challenges could result in a determination that the patent is invalid. Some of our older patents have expired or will expire in the near future. In addition, competitors may be able to design alternative methods or devices that avoid infringement of our patents. To the extent our intellectual property protection offers inadequate protection, or is found to be invalid, we are exposed to a greater risk of direct competition. If our intellectual property does not provide adequate protection against our competitors’ products, our competitive position could be adversely affected, as could our business. Both the patent application process and the process of managing patent disputes can be time consuming and expensive. Furthermore, the laws of some foreign countries may not protect our intellectual property rights to the same extent as do the laws of the United States. In addition, changes in U.S. patent laws could prevent or limit us from filing patent applications or patent claims to protect our products and/or technologies or limit the exclusivity periods that are available to patent holders. The Leahy-Smith America Invents Act, or the Leahy-Smith Act, includes a number of significant changes to U.S. patent law, including the transition from a “first-to-invent” system to a “first-to-file” system and changes to the way issued patents are challenged. These changes may favor larger and more established companies that have more resources than we do to devote to patent application filing and prosecution. The U.S. Patent and Trademark Office is currently developing regulations and procedures to administer the Leahy-Smith Act, and many of the substantive changes to patent law associated with the Leahy-Smith Act will not become effective until 18 months after its enactment. Accordingly, it is not clear what, if any, impact the Leahy-Smith Act will ultimately have on the cost of prosecuting our patent applications, our ability to obtain patents based on our discoveries and our ability to enforce or defend our issued patents. However, it is possible that in order to adequately protect our patents under the “first-to-file” system, we will have to allocate significant additional resources, including additional personnel, to the establishment and maintenance of a new patent application process designed to be more streamlined and competitive in the context of the new “first-to-file” system, which would divert valuable resources from other areas of our business.

In addition to pursuing patents on our technology, we have taken steps to protect our intellectual property and proprietary technology by entering into confidentiality agreements and intellectual property assignment agreements with our employees, consultants, corporate partners and, when needed, our advisors. Such agreements may not be enforceable or may not provide meaningful protection for our trade secrets or other proprietary information in the event of unauthorized use or disclosure or other breaches of the agreements, and we may not be able to prevent such unauthorized disclosure. Monitoring unauthorized disclosure is difficult, and we do not know whether the steps we have taken to prevent such disclosure are, or will be, adequate.

In the event a competitor infringes upon our patent or other intellectual property rights, litigation to enforce our intellectual property rights or to defend our patents against challenge, even if successful, could be expensive and time consuming and could require significant time and attention from our management. We may not have sufficient resources to enforce our intellectual property rights or to defend our patents against challenges from others.

The medical device industry is characterized by patent and other intellectual property litigation, and we could become subject to litigation that could be costly, result in the diversion of our management’s time and efforts, require us to pay damages or prevent us from selling our products.

The medical device industry is characterized by extensive litigation and interference and other administrative proceedings over patent and other intellectual property rights. Whether or not a product infringes a patent involves complex legal and factual issues, the determination of which is often uncertain. Our competitors may assert that they own U.S. or foreign patents containing claims that cover our products, their components or the methods we employ in the manufacture or use of our products. For example, we are currently involved with St. Jude Medical in patent litigation regarding our FFR products and whether these products infringe a St. Jude Medical patent. Because patent applications can take many years to issue and in many instances at least 18 months to publish, there may be applications now pending of which we are unaware, which may later result in issued patents that contain claims that cover our products. There could also be existing patents, of which we are unaware, that contain claims that cover one or more components of our products. As the number of participants in our industry increases, the possibility of patent infringement claims against us also increases.

Any interference proceeding, litigation or other assertion of claims against us, including our current patent litigation with St. Jude Medical, may cause us to incur substantial costs, could place a significant strain on our financial resources, divert the attention of our management from our core business and harm our reputation. If the relevant patents asserted against us were upheld as valid and enforceable and were found to be infringed, we could be required to pay substantial damages and/or royalties and could be prevented from selling our products unless we could obtain a license or were able to redesign our products to avoid infringement. Any such license may not be available on reasonable terms, if at all. If we fail to obtain any required licenses or make any necessary changes to our products or technologies, we may be unable to make, use, sell or otherwise commercialize one or more of our products in the affected country. In addition, if we are found to infringe willfully, we could be required to pay treble damages and attorney fees, among other penalties.

We expect to enter new product fields in the future. Entering such additional fields may subject us to claims of infringement. Defending any infringement claims would be expensive and time consuming.

We are aware of certain third-party U.S. patents in fields that we are targeting for development. We do not have licenses to these patents nor do we believe that such licenses are required to develop, commercialize or sell our products in these areas. However, the owners of these patents may initiate a lawsuit alleging infringement of one or more of these or other patents. If they do, we may be required to incur substantial costs related to patent litigation, which could place a significant strain on our financial resources and divert the attention of management from our business and harm our reputation. Adverse determinations in such litigation could cause us to redesign or prevent us from manufacturing or selling our products in these areas, which would have an adverse effect on our business by limiting our ability to generate revenues through the sale of these products.

From time to time in the ordinary course of business, we receive letters from third parties advising us of third-party patents that may relate to our business. The letters do not explicitly seek any particular action or relief from us. Although these letters do not threaten legal action, these letters may be deemed to put us on notice that continued operation of our business might infringe intellectual property rights of third parties. We do not believe we are infringing any such third-party rights, and, other than the matters described in our most recent quarterly report on Form 10-Q, we are unaware of any litigation or other proceedings having been commenced against us asserting such infringement. We cannot assure you that such litigation or other proceedings asserting infringement by us may not be commenced against us in the future.

Our rights to a worldwide license of certain IVUS patents owned or licensed by Boston Scientific may be challenged.

The marketing and sale of our current rotational IVUS catheters and pullback products depend on a license for IVUS-related patents owned or licensed by Boston Scientific. Boston Scientific was required to transfer the related intellectual property rights pursuant to a 1995 order of the Federal Trade Commission. We obtained rights to the license in 2003 through our former wholly-owned subsidiary, Pacific Rim Medical Ventures, which merged into us on December 30, 2004. In the event Boston Scientific disputes our rights to the license or seeks to terminate the license, we may be required to expend significant time and resources defending our rights. An adverse determination could cause us to redesign or prevent us from manufacturing or selling our rotational IVUS catheters and pullback products, which would have an adverse effect on our business. Additionally, in the event that the chain of title from the 1995 transfer of rights from Boston Scientific through the 2003 transfer to us is successfully challenged, we may have fewer rights to the technology than our business requires which will negatively impact our ability to continue our development of rotational IVUS catheters and pullback products or subject us to disputes with Boston Scientific or others with respect to the incorporation of this intellectual property into our products.

Our VH IVUS business depends on a license from The Cleveland Clinic Foundation, the loss of which would severely impact our business.

The marketing and sale of our VH IVUS functionality for IVUS depends on an exclusive license to patents owned by The Cleveland Clinic Foundation, the license to which we obtained in April 2002. We are aware that maintenance of the license depends upon certain provisions being met by us including payment of royalties, commercialization of the licensed technology and obtaining regulatory clearances or approvals. If The Cleveland Clinic Foundation were to claim that we committed a material breach or default of these provisions and we were not able to cure such breach or default, The Cleveland Clinic Foundation would have a right to terminate the agreement. The loss of the rights granted under the agreement could require us to redesign our VH IVUS functionality or prevent us from manufacturing or selling our IVUS products containing VH IVUS in countries covered by these patents. In addition, our exclusive license will become non-exclusive if we fail to obtain regulatory clearances or approvals to commercialize the licensed technology within a proscribed time period. The cost of redesigning or an inability to sell our VH IVUS products would have a negative impact on our ability to grow our business and achieve our expected revenues.

Risks related to the notes

Fluctuations in the market price of our common stock may prevent you from being able to convert the notes and may impact the trading price of the notes and make them more difficult to resell. Holders who receive common stock upon conversion of the notes will also be subject to the risk of volatility and depressed prices of our common stock.

Until August 7, 2017, the ability of holders of the notes to convert the notes is conditioned on the last reported sale price of our common stock reaching a specified threshold, the trading price of the notes falling below a specified threshold for a specified period or the occurrence of specified distributions or corporate events, such as fundamental changes. If the sales price condition for conversion of the notes is satisfied during a fiscal quarter, holders may convert the notes only during the subsequent fiscal quarter. If such sales price condition is not satisfied, the trading price of the notes does not fall below a specified threshold for a specified period and the other specified distributions or corporate events that would permit a holder to convert notes do not occur, holders would not be able to convert their notes except during the three-month period prior to the maturity date. For these and other reasons, the trading price of the notes could be less than the conversion value of the notes. See “Description of notes—Conversion rights—General.”

The market price for our common stock has varied between a high of $30.59 on July 5, 2012 and a low of $21.38 on December 12, 2011 in the twelve month period ended November 30, 2012. Because the conversion value of the notes is based on the market price of our common stock, any decline in the market price of our common stock could have a similar effect on the trading price of the notes and could limit the amount of cash payable and the number of shares deliverable, if any, upon conversion of the notes. Our stock price is likely to continue to be volatile and subject to significant price and volume fluctuations in response to market and other factors, including the other factors discussed in “—Risks related to our common stock.”

We may not be able to generate enough cash flow from our operations to service our indebtedness, including the notes. Our ability to generate cash depends on many factors beyond our control. We may be forced to take other actions to satisfy our obligations under our indebtedness, which may not be successful.

Our ability to make payments on, and to refinance, our indebtedness, including the notes, and to fund planned capital expenditures, research and development efforts, working capital, acquisitions and other general corporate purposes depends on our ability to generate cash in the future. This, to a certain extent, is subject to general economic, financial, competitive, legislative, regulatory and other factors, some of which are beyond our control. If we do not generate sufficient cash flow from operations or if future borrowings are not available to us in an amount sufficient to pay our indebtedness, including the notes, or to fund our liquidity needs, we may be forced to refinance all or a portion of our indebtedness, including the notes, on or before the maturity thereof, sell assets, reduce or delay capital expenditures, seek to raise additional capital or take other similar actions.

We may not be able to execute any of these actions on commercially reasonable terms or at all. Our ability to refinance our indebtedness will depend on our financial condition at the time, the restrictions in the instruments governing our indebtedness and other factors, including market conditions.

Our inability to generate sufficient cash flow to satisfy our debt service obligations, or to refinance or restructure our obligations on commercially reasonable terms or at all, would likely have an adverse effect, which could be material, on our business, financial condition and results of operations, as well as our ability to satisfy our obligations in respect of the notes. See “—Risks related to our business and industry—We have a significant amount of indebtedness. We may not be able to generate enough cash flow from our operations to service our indebtedness, and we may incur additional indebtedness in the future, which could adversely affect our business, financial condition and results of operations” and “—Risks related to our business and industry— We have a limited operating history, have only recently achieved profitability and cannot assure you that we will continue to achieve and sustain profitability in future periods.”

The notes are not protected by restrictive covenants. We will continue to have the ability to incur debt after this offering; if we incur substantial additional debt, our higher level of debt may affect our ability to pay the principal of, and interest on, the notes and the cash portion of our conversion obligation with respect to the notes.

The indenture governing the notes will not restrict our ability to incur additional indebtedness or require us to maintain financial ratios or specified levels of net worth or liquidity. If we incur substantial additional indebtedness in the future, these higher levels of indebtedness may affect our ability to pay principal of and interest on the notes and the cash portion of our conversion obligations with respect to the notes; as well as our creditworthiness generally. In addition, the indenture governing the notes will not contain any operating covenants or restrictions on the payment of dividends, transactions with affiliates, incurrence of liens or the issuance or repurchase of securities by us or any of our subsidiaries. For these reasons, you should not consider the covenants in the indenture as a significant factor in evaluating whether to invest in the notes.

The notes will be structurally subordinated to the liabilities of our subsidiaries and will be effectively subordinated to any secured indebtedness that we may incur. This may affect your ability to receive payments on the notes.

The notes are obligations exclusively of Volcano. We currently conduct a portion of our operations through our subsidiaries. Our cash flow and our ability to service our debt, including the notes, therefore partially depend upon the earnings of our subsidiaries and the payments that we receive from our subsidiaries. We may, and in some cases we have plans to, conduct additional operations through our subsidiaries in the future and, accordingly, our subsidiaries’ liabilities will increase.

Our subsidiaries are separate and distinct legal entities. Our subsidiaries have no obligation to pay any amounts due on the notes or to provide us with funds for our payment obligations, whether by dividends, distributions, loans or other payments. In addition, any payment of dividends, distributions, loans or advances by our subsidiaries to us could be subject to statutory or contractual restrictions and taxes on distributions. Payments to us by our subsidiaries will also be contingent upon our subsidiaries’ earnings and business considerations.

Our right to receive any assets of any of our subsidiaries upon liquidation or reorganization, and, as a result, the right of the holders of the notes to participate in those assets, will be structurally subordinated to the claims of our subsidiaries’ creditors, including trade creditors. As of September 30, 2012, our subsidiaries had approximately $17.4 million of outstanding indebtedness, including trade payables, and other obligations (excluding intercompany liabilities)

to which the notes would be structurally subordinated. The notes do not restrict us or our subsidiaries from incurring additional liabilities. In addition, even if we were a creditor of any of our subsidiaries, our rights as a creditor would be subordinate to any security interest in the assets of our subsidiaries granted to another creditor and any indebtedness of our subsidiaries senior to indebtedness held by us.

The notes are unsecured and are effectively subordinated to all secured indebtedness we may incur to the extent of the assets securing such indebtedness. As of September 30, 2012, we did not have a material amount of secured indebtedness. However, the indenture governing the notes will not restrict our ability to incur secured indebtedness in the future. See “Description of notes.”

We are required to repurchase your notes only upon the occurrence of a set of events included in the indenture’s definition of “fundamental change,” and that definition does not include all events or transactions that could adversely affect the trading price of the notes and our ability to make payments on the notes.

The term “fundamental change” is limited and does not include every event that might cause our creditworthiness or the trading price of the notes to decline. Our obligation to repurchase the notes upon a fundamental change may not preserve the value of the notes in the event of a highly leveraged transaction, reorganization, merger or similar transaction. We could engage in many types of transactions, such as acquisitions, refinancings or recapitalizations that could substantially affect our capital structure, the value of the notes and our common stock and our ability to make payments on the notes but that may not constitute a fundamental change that permits holders to require us to repurchase their notes. See “Description of notes—Fundamental change permits holders to require us to repurchase notes.”

The conversion rate of the notes may not be adjusted for all dilutive events that may occur.

As described under “Description of notes—Conversion rights—Conversion rate adjustments,” we will adjust the conversion rate of the notes for certain events, including, among others, the issuance of stock or cash dividends on our common stock, the issuance of certain rights or warrants, the distribution of common stock, certain indebtedness or assets, certain subdivisions and combinations of our common stock and certain tender or exchange offers.

We will not adjust the conversion rate for other events, such as an issuance of common stock for cash or third party tender or exchange offers that may adversely affect the trading price of the notes or the market price of our common stock. If we engage in any of these types of transactions, the value of the number of shares of our common stock that determine the amount of cash and the number of shares of common stock into which your notes may be convertible may be diluted. An event that adversely affects the value of the notes, but does not result in an adjustment to the conversion rate, may occur.

Recent regulatory actions may adversely affect the trading price and liquidity of the notes.

We expect that many investors in, and potential purchasers of, the notes will employ, or seek to employ, a convertible arbitrage strategy either by selling short the common stock underlying the notes and dynamically adjusting their short position while holding the notes, or by entering into swaps on our common stock in lieu of or in addition to short selling our common stock. Accordingly, any rules regulating short selling of securities or equity swaps or other governmental action that interferes with the ability of market participants to establish and maintain a convertible arbitrage strategy with respect to the notes could adversely affect the trading price and liquidity of the notes.

The SEC and other authorities have implemented rules and may adopt additional rules that may impact those engaging in short selling activity involving equity securities. In particular, Rule 201 of SEC Regulation SHO generally restricts short selling when the price of a “covered security” (including our common stock) triggers a “circuit breaker” by falling 10% or more from the security’s closing price as of the end of regular trading hours on the prior day. If this circuit breaker is triggered, short sale orders can be displayed or executed only if the order price is above the current national best bid, subject to certain limited exceptions. Additionally, the SEC approved a pilot program (which has been extended to February 4, 2013) allowing securities exchanges and the Financial Industry Regulatory Authority, Inc., or FINRA, with respect to securities included in the S&P 500 Index, Russell 1000 Index and over 300 exchange traded funds, to halt trading in the securities if the price of any such security moves 10% or more from a sale price in a five-minute period; or with respect to National Market System stocks, to halt trading in the event of any price movement of 30% or more or 50% or more (depending upon the trading price of the stock) in a five-minute period. (The pilot program excludes all rights and warrants from the trading halt.) The SEC has also approved two proposals submitted by FINRA and the exchanges to establish a “Limit Up-Limit Down” plan. The proposal, which will go into effect on February 4, 2013, establishes procedures, including trading pauses, to prevent trading in particular stocks outside of specified price bands during trading hours.

The enactment of the Dodd-Frank Wall Street Reform and Consumer Protection Act, or the Dodd-Frank Act, on July 21, 2010 also introduced regulatory uncertainty that may impact trading activities relevant to the notes. This new legislation, when fully implemented through regulatory rulemaking, will require many over-the-counter swaps and security-based swaps to be centrally cleared through regulated clearinghouses and traded on exchanges or comparable trading facilities. In addition, swap dealers, security-based swap dealers, major swap participants and major security-based swap participants will be required to register with the SEC or the Commodity Futures Trading Commission and comply with margin and capital requirements as well as public reporting requirements.

Although the direction and magnitude of the effect that the amendments to Regulation SHO, FINRA and exchange rule changes and/or implementation of the Dodd-Frank Act may have on the trading price and the liquidity of the notes will depend on a variety of factors, many of which cannot be predicted or determined at this time, past regulatory actions (such as the emergency orders issued by the SEC in 2008 prohibiting short sales of stock of certain financial services companies) have had a significant impact on the trading prices and liquidity of convertible debt instruments. Any governmental action that similarly restricts the ability of investors in, or potential purchasers of, the notes to establish and maintain a convertible arbitrage strategy with respect to the notes (including any increasing costs incurred by investors in implementing such strategy) could adversely affect the trading price and the liquidity of the notes.

The convertible note hedge transactions and the warrant transactions may affect the trading price of the notes and the market price of our common stock.

In connection with the pricing of the notes, we expect to enter into privately negotiated convertible note hedge transactions with the option counterparties, pursuant to which we would purchase call options relating to shares of our common stock. We also expect to enter into privately negotiated warrant transactions with the option counterparties, pursuant to which we would sell to the option counterparties warrants relating to shares of our common stock. The convertible note hedge transactions are generally expected to reduce the potential dilution with respect to our common stock upon conversion of the notes in the event that the market value per share of our common stock, as measured under the convertible note hedge transactions, is greater than the strike price of such convertible note hedge transactions, which initially corresponds to the initial conversion price of the notes and is subject to adjustments similar to those applicable to the conversion price of the notes. Separately, to the extent that the market value per share of our common stock, as measured under the terms of the warrant transactions, exceeds the strike price of the warrant transactions, the warrant transactions may have a dilutive effect.

If the underwriters exercise their over-allotment option with respect to the notes, we expect to enter into additional convertible note hedge transactions and additional warrant transactions.

In connection with establishing their initial hedge positions with respect to these transactions, the option counterparties, and/or their affiliates, expects to enter into various over-the-counter derivative transactions with respect to our common stock concurrently with and/or shortly after the pricing of the notes. These activities could have the effect of increasing, or limiting a decline in, the market price of our common stock concurrently with or following the pricing of the notes.

The option counterparties, and/or their affiliates, may modify their hedge positions from time to time prior to conversion or maturity of the notes by entering into and unwinding various over-the-counter derivative transactions, purchasing and/or selling shares of our common stock, our other securities, including the notes, and/or other instruments they may wish to use in connection with such hedging activities. In particular, such hedging modifications are likely to occur during any observation period for a conversion of the notes because we intend to exercise options we hold under the convertible note hedge transaction whenever notes are converted. Such hedging modifications may have a negative effect on the value of the consideration received in relation to the conversion of those notes. In order to unwind their hedge positions with respect to those exercised options, the option counterparties, and/or their affiliates, may sell shares of our common stock in secondary market transactions, sell such shares short, purchase shares of our common stock and/or unwind various over-the-counter derivative transactions with respect to our common stock during the observation period for the converted notes.

The effect, if any, of any of these transactions and activities on the market price of our common stock or the trading price of the notes will depend in part on market conditions and cannot be ascertained at this time, but any of these activities could adversely affect the market price of our common stock and the trading price of the notes and, as a result, the amount of cash and the number and value of the shares of common stock, if any, you will receive upon conversion of your notes. See “Description of the convertible note hedge and warrant transactions” and “Underwriting.”

The convertible note hedge transactions and the warrant transactions will be separate transactions entered into by us with the option counterparties, are not part of the terms of the notes and will not change the holders’ rights under the notes. As a holder of the notes, you will not have any rights with respect to any convertible note hedge transactions or any warrant transactions.

We are subject to counterparty risk with respect to the convertible note hedge transactions.

The option counterparties are financial institutions, and we will be subject to the risk that one or more of the option counterparties may default or otherwise fail to perform, or may exercise certain rights to terminate, their obligations under the convertible note hedge transactions. Our exposure to the credit risk of the option counterparties will not be secured by any collateral. Recent global economic conditions have resulted in the actual or perceived failure or financial difficulties of many financial institutions. If an option counterparty to one or more of our convertible note hedge transactions becomes subject to insolvency proceedings, we will become an unsecured creditor in those proceedings with a claim equal to our exposure at the time under such transaction. Our exposure will depend on many factors but, generally, our exposure will increase if the market price or the volatility of our common stock increases. In addition, upon a default or other failure to perform, or a termination of obligations, by an option counterparty, we may suffer adverse tax consequences and dilution with respect to our common stock. We can provide no assurances as to the financial stability or viability of the option counterparty.

We cannot assure you that an active trading market will develop for the notes.

Prior to this offering, there has been no trading market for the notes, and we do not intend to apply for the listing of the notes on any securities exchange or to arrange for the quotation of the notes on any interdealer quotation system. We have been informed by the underwriters that they intend to make a market in the notes after the offering is completed. However, the underwriters may cease their market-making at any time, for any reason or for no reason, without notice. If the underwriters cease to act as the market makers for the notes, we cannot assure you another firm or person will make a market in the notes. In addition, the liquidity of the trading market in the notes, and the market price quoted for the notes, may be adversely affected by changes in the overall market for this type of security, the number of holders of the notes, the interest of securities dealers in making a market in the notes, our financial performance or prospects or the prospects for companies in our industry generally and other factors. As a result, we cannot assure you that an active trading market will develop for the notes. If an active trading market does not develop or is not maintained, the market price and liquidity of the notes may be adversely affected. In that case you may not be able to sell your notes at a particular time or you may not be able to sell your notes at a favorable price. An active or liquid trading market for the notes may not develop.

Any adverse rating of the notes may cause their trading price to fall.

We do not intend to seek a rating on the notes. However, if a rating service were to rate the notes and if such rating service were to lower its rating on the notes below the rating initially assigned to the notes or otherwise announces its intention to put the notes on credit watch, the trading price of the notes could decline.

The conditional conversion features of the notes, if triggered, may adversely affect our financial condition and operating results.

In the event the conditional conversion features of the notes are triggered, holders of notes will be entitled to convert the notes at any time during specified periods at their option. See “Description of notes—Conversion rights.” If one or more holders elect to convert their notes, we would be required to settle at least part of our conversion obligation in cash, which could adversely affect our liquidity, and shares of our common stock, if any, which could result in dilution. In addition, even if holders do not elect to convert their notes, we could be required under applicable accounting rules to reclassify all or a portion of the outstanding principal of the notes as a current rather than long-term liability, which would result in a material reduction of our net working capital.

The additional shares that may be added to the conversion rate in connection with a make-whole fundamental change may not adequately compensate you for the lost option value of your notes that results from the occurrence of such make-whole fundamental change.

If you convert notes in connection with a make-whole fundamental change, we may be required to increase the conversion rate applicable to your notes, as described under “Description of notes—Adjustment to shares delivered upon conversion upon a make-whole fundamental change.” While these increases in the applicable conversion rate are designed to compensate you for the lost value of the option embedded in your notes as a result of a make-whole fundamental change, such increases are only an approximation of such lost value and may not adequately compensate you for such loss. Our obligation to increase the conversion rate could be considered a penalty, in which case the enforceability thereof would be subject to general principles of reasonableness of economic remedies.

Upon conversion of the notes, you may have to wait a substantial period of time before receiving amounts due upon conversion of the notes.

Under the notes, a converting holder will be exposed to fluctuations in the value of our common stock during the period from the date such holder surrenders its notes for conversion until the date we settle our conversion obligation. Upon conversion of a note, we will generally be required to deliver cash and shares of our common stock, if any, on the third business day following the last trading day of the applicable observation period. Accordingly, you may have to wait a substantial period of time before receiving any amounts due upon conversion of the notes, and to the extent that you receive any shares of our common stock upon conversion, if the price of our common stock decreases during this period, the value of such shares will be adversely affected and would be less than the conversion value of the notes on the conversion date. See “Description of notes—Conversion rights—Settlement upon conversion.”

If you hold notes, you will not be entitled to any rights with respect to our common stock with respect to any shares that you may receive upon conversion, but you will be subject to all changes made with respect to our common stock.

If you hold notes, you will not be entitled to any rights with respect to any shares of our common stock that you may receive upon conversion (including, without limitation, voting rights and rights to receive any dividends or other distributions on our common stock), but you will be subject to all changes affecting such common stock. Instead, you will be entitled to rights on such common stock only from the date on which we deem you to be a record holder of such common stock, which will generally be the last trading day of the applicable observation period. For example, in the event that an amendment is proposed to our certificate of incorporation or by-laws requiring stockholder approval and the record date for determining the stockholders of record entitled to vote on the amendment occurs prior to the date on which you become a record holder of such common stock, you will not be entitled to vote on the amendment, although you will nevertheless be subject to any changes in the powers, preferences or special rights of such common stock.

You should consider the U.S. federal income tax consequences of owning and converting the notes.

The U.S. federal income tax treatment of the conversion of the notes into a combination of cash and shares of our common stock is not entirely certain. You are urged to consult your tax advisors with respect to the U.S. federal income tax consequences resulting from the conversion of notes into a combination of cash and shares of our common stock, if any. A discussion of the U.S. federal income tax consequences of ownership, conversion and disposition of the notes is contained in this prospectus supplement under the heading “Certain U.S. federal income tax considerations.”

You may have to pay taxes with respect to conversion rate adjustments even if you do not receive an actual distribution.

The conversion rate of the notes is subject to adjustment for certain events arising from stock splits and combinations, stock dividends, cash dividends and certain other actions by us that modify our capital structure. If, for example, the conversion rate is adjusted as a result of a distribution that is taxable to holders of our common stock, such as a cash dividend, you may be required to include an amount in income for U.S. federal income tax purposes, notwithstanding the fact that you do not receive an actual distribution. In addition, holders of the notes may, in certain circumstances, be deemed to have received a distribution subject to U.S. federal withholding taxes (including backup withholding taxes or withholding taxes for payments to foreign persons). If we or the applicable withholding agent pays withholding taxes on behalf of a holder, we or the applicable withholding agent may, at its option, set off such payments against payments of cash and deliveries of shares of our common stock, if any, on the notes. Under proposed regulations relating to certain “dividend equivalent” payments, an adjustment to the conversion rate of the notes as a result of a dividend on shares of our common stock may be subject to withholding tax at a different time or in a different amount than the withholding tax otherwise imposed on dividends and constructive dividends. See “Certain U.S. federal income tax considerations.”

We may not be able to raise the funds necessary to pay the fundamental change repurchase price.

Upon the occurrence of a fundamental change, holders of notes may require us to repurchase their notes. However, it is possible that we would not have sufficient funds at that time to make the required repurchase of notes. We cannot assure you that we will have sufficient financial resources or will be able to arrange financing to pay the fundamental change repurchase price in cash with respect to any notes tendered by holders for repurchase upon the occurrence of a fundamental change. In addition, a fundamental change may also trigger a right of the holders of the 2015 Notes to require us to repurchase the 2015 Notes, which may further impair our ability to pay the fundamental change repurchase price or to arrange any required financing. Restrictions in our then existing credit facilities or other indebtedness, if any, may not allow us to obtain financing needed to repurchase the notes. Our failure to repurchase the notes when required would result in an event of default with respect to the notes, which could, in turn, constitute a default under the terms of our other indebtedness, including the 2015 Notes.

A fundamental change may constitute an event of default under our future indebtedness; we may be prevented by restrictions in our other indebtedness from purchasing the notes upon the occurrence of a fundamental change.

Our obligation to purchase the notes upon the occurrence of a fundamental change under the indenture may constitute an event of default under our credit facilities or other indebtedness, if any, existing at the time of such fundamental change. In addition, our credit facilities or other indebtedness, if any, existing at the time of a fundamental change occurs may not allow us to purchase the notes in certain circumstances which would constitute a fundamental change under the indenture governing the notes. Our failure to purchase the notes when required would result in an event of default with respect to the notes which could, in turn, constitute a default under the terms of our other indebtedness, if any.

The fundamental change purchase feature of the notes and the 2015 Notes may delay or prevent an otherwise beneficial takeover attempt of our company.

The terms of the notes will require us to purchase the notes for cash upon the occurrence of a fundamental change. A takeover of our company may trigger the requirement that we purchase the notes. In addition, the indenture governing the notes prohibits us from engaging in certain mergers or acquisitions unless, among other things, the surviving entity assumes our obligations under the notes. These and other provisions may have the effect of delaying or preventing a takeover of our company that would otherwise be beneficial to investors.

The accounting method for convertible debt securities that may be partially settled in cash, such as the notes, could have a material effect on our reported financial results.

Under Accounting Standards Codification 470-20 (“ASC 470-20”), an entity must separately account for the liability and equity components of the convertible debt instruments (such as the notes) that may be settled entirely or partially in cash upon conversion in a manner that reflects the issuer’s economic interest cost. The effect of ASC 470-20 on the accounting for the notes is that the equity component is required to be included in the additional paid-in capital section of equity on our consolidated balance sheets and the value of the equity component would be treated as original issue discount for purposes of accounting for the debt component of the notes. As a result, we will be required to record a greater amount of non-cash interest expense in current periods presented as a result of the accretion of the discounted carrying value of the notes to their face amount over the terms of the notes. This could adversely affect our reported or future financial results, the market price of our common stock and the trading price of the notes.

The accounting for convertible debt securities, the convertible note hedge transaction and the warrant transaction is subject to uncertainty.

The accounting for convertible debt securities, the convertible note hedge transaction and the warrant transaction is subject to frequent scrutiny by the accounting regulatory bodies and is subject to change. We cannot predict if or when any such change could be made, and any such change could have an adverse impact on our reported or future financial results. Any such impacts could adversely affect the market price of our common stock and our financial position and in turn negatively impact the trading price of the notes.

Risks related to our common stock

We expect that the price of our common stock will fluctuate substantially.

The market price of our common stock could be subject to significant fluctuation. Factors that could cause volatility in the market price of our common stock include the following:

•	changes in earnings estimates, investors’ perceptions, recommendations by securities analysts or our failure to achieve analysts’ earnings estimates;

•	quarterly variations in our or our competitors’ results of operations;

•	changes in governmental regulations or in the status of our regulatory clearance or approvals;

•	changes in availability of third-party reimbursement in the United States or other countries;

•	the announcement of new products or product enhancements by us or our competitors;

•	the announcement of an acquisition or other business combination or strategic transaction;

•	possible sales of our common stock by investors who view the notes as a more attractive means of equity participation in us;

•	the conversion of some or all of the notes or the 2015 Notes and any sales in the public market of shares of our common stock issued upon conversion of the notes or the 2015 Notes;

•

hedging or arbitrage trading activity that may develop involving our common stock, including in connection with the convertible note hedge transactions and warrant transactions we entered into in connection with the offering of our 2015 Notes and expect to enter into in connection with the notes, and arbitrage strategies employed or that may be employed by investors in the notes or the 2015 Notes;

•	announcements related to patents issued to us or our competitors;

•	the announcement of pending or threatened litigation and developments in litigation involving us;

•	sales of large blocks of our common stock, including sales by our executive officers and directors; and

•	general market and economic conditions and other factors unrelated to our operating performance or the operating performance of our competitors.

These factors may materially and adversely affect the market price of our common stock. In addition, a decrease in the market price of our common stock would likely adversely impact the trading price of the notes.

Additional equity issuances or a sale of a substantial number of shares of our common stock may cause the market price of our common stock to decline, and could adversely impact the trading price of the notes.

If our existing stockholders sell a substantial number of shares of our common stock or the public market perceives that existing stockholders might sell shares of our common stock, the market price of our common stock could decline and the trading price of the notes could be adversely impacted. In addition, sales of a substantial number of shares of our common stock could make it more difficult for us to sell equity or equity-related securities in the future at a time and price that we deem reasonable or appropriate. Because we may need to raise additional capital in the future to continue to expand our business and develop new products, we may, among other things, conduct additional equity offerings. These future equity issuances, together with any additional shares of our common stock issued or issuable in connection with past or any future acquisitions, would result in further dilution to investors and could depress the trading price of the notes.

No prediction can be made regarding the number of shares of our common stock that may be issued or the effect that the future sales of shares of our common stock will have on the market price of our shares or the trading price of the notes.

Our directors, officers and principal stockholders have significant voting power and may take actions that may not be in the best interests of our other stockholders.

As of September 30, 2012, our directors, officers and principal stockholders (those holding more than 5% of our common stock) collectively controlled a significant portion of our outstanding common stock. To the extent our directors, officers and principal stockholders continue to hold a significant portion of our outstanding common stock, these stockholders, if they act together, would be able to exert significant influence over the management and affairs of our company and most matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions. This concentration of ownership may have the effect of delaying or preventing a change in control, might adversely affect the market price of our common stock or the trading price of the notes and may not be in the best interests of our other stockholders.

Anti-takeover provisions in our amended and restated certificate of incorporation and bylaws and other agreements and in Delaware law could discourage a takeover.

Our amended and restated certificate of incorporation and bylaws and Delaware law contain provisions that might enable our management to resist a takeover. These provisions include:

•	a classified board of directors;

•	advance notice requirements to stockholders for matters to be brought at stockholder meetings;

•	a supermajority stockholder vote requirement for amending certain provisions of our amended and restated certificate of incorporation and bylaws; and

•	the right to issue preferred stock without stockholder approval, which could be used to dilute the stock ownership of a potential hostile acquirer.

We are also subject to the provisions of Section 203 of the Delaware General Corporation Law that, in general, prohibit any business combination or merger with a beneficial owner of 15% or more of our common stock unless the holder’s acquisition of our stock was approved in advance by our board of directors. These provisions might discourage, delay or prevent a change in control of our company or a change in our management. The existence of these provisions could adversely affect the voting power of holders of common stock and limit the price that investors might be willing to pay in the future for shares of our common stock.

We have adopted a stockholder rights plan that may discourage, delay or prevent a change of control and make any future unsolicited acquisition attempt more difficult. Under the rights plan:

•

the rights will become exercisable only upon the occurrence of certain events specified in the plan, including the acquisition of 20% of our outstanding common stock by a person or group, with limited exceptions;

•	each right will entitle the holder, other than an acquiring person, to acquire shares of our common stock at a discount to the then prevailing market price;

•	our board of directors may redeem outstanding rights at any time prior to a person becoming an acquiring person at a minimal price per right; and

•	prior to a person becoming an acquiring person, the terms of the rights may be amended by our board of directors without the approval of the holders of the rights.

We have not paid dividends in the past and do not expect to pay dividends in the future.

We have never declared or paid cash dividends on our capital stock. We currently intend to retain all future earnings for the operation and expansion of our business and, therefore, do not anticipate declaring or paying cash dividends in the foreseeable future. The payment of dividends will be at the discretion of our board of directors and will depend on our results of operations, capital requirements, financial condition, prospects, contractual arrangements, any limitations on payments of dividends present in our current and future debt agreements, and other factors our board of directors may deem relevant. If we do not pay dividends, a return on our common stock will only occur if our stock price appreciates.

Use of proceeds

We estimate that the proceeds from this offering will be approximately $             million (or $            million if the underwriters exercise their over-allotment option in full), after deducting fees and estimated transaction expenses associated with the offering and the convertible note hedge transactions and the warrant transactions. We expect to use approximately $            million of the net proceeds from this offering to pay the cost of the convertible note hedge transactions (after such cost is partially offset by the proceeds that we receive from the warrant transactions), and may use up to approximately $50.0 million of the net proceeds from this offering to fund repurchases of the 2015 Notes concurrently with this offering through individually negotiated transactions.

The 2015 Notes were issued in December 2010. They mature in 2015 and bear interest at 2.875% which is payable semi-annually. As of September 30, 2012, there was an aggregate of $115.0 million aggregate principal amount of 2015 Notes outstanding. See ‘‘Description of certain other indebtedness.’’

In connection with any repurchases of our outstanding 2015 Notes, we expect to terminate the convertible note hedge transactions and warrant transactions we entered into with JPMorgan Chase Bank, National Association, or JPMCB, at the time of the offering of the 2015 Notes in an amount corresponding to the portion of the 2015 Notes so repurchased. As a result of the partial termination of these transactions, we expect to receive from JPMCB a net payment resulting from the amount payable by JPMCB to us with respect to the termination of the existing convertible note hedge transactions and the amount payable by us to JPMCB with respect to the termination of the existing warrant transactions. The amount of such net payment will depend on many factors, including, without limitation, the market price of our common stock and overall market conditions at the time these transactions are partially terminated. We have been advised by JPMCB that it or its affiliate does not expect to unwind its existing hedge positions with respect to these transactions and will instead use these existing hedge positions in connection with establishing its initial hedge positions with respect to the convertible note hedge transactions and warrant transactions entered into in connection with this offering.

The Company may also use a portion of the net proceeds to invest in or acquire complementary products, businesses or technologies. Acquisitions are a key element of our strategy and, at any given time, we may be in discussions with third parties regarding potential acquisitions. Currently there are potential acquisitions in various stages of discussion, but, except with respect to the acquisition of Crux described under “—Recent developments,” we do not have any definitive agreements relating to any such acquisitions.

The remaining net proceeds are intended for working capital and general corporate purposes.

Pending these uses, we intend to invest the net proceeds from this offering primarily in investment-grade, interest-bearing instruments.

If the underwriters exercise their over-allotment option, we expect to use a portion of the net proceeds from the sale of the additional notes to pay the cost of entering into additional convertible note hedge transactions (after such cost is partially offset by the proceeds that we would receive from the additional warrant transactions that we expect to enter into at such time) and for general corporate purposes.

Price range of common stock

Our common stock is listed on The NASDAQ Global Select Market under the symbol “VOLC”. The following table sets forth the high and low intra-day sales prices for our common stock for each quarter for fiscal 2010, 2011 and 2012 (through November 30, 2012):

	High	Low

Fiscal Year ended December 31, 2010
First Quarter	$25.75	$18.00
Second Quarter	24.65	20.11
Third Quarter	26.16	20.49
Fourth Quarter	28.90	23.77

Fiscal Year ended December 31, 2011
First Quarter	$29.08	$23.00
Second Quarter	32.50	24.27
Third Quarter	33.90	26.00
Fourth Quarter	30.61	21.38

Fiscal Year ending December 31, 2012
First Quarter	$29.91	$21.98
Second Quarter	29.95	25.12
Third Quarter	30.59	25.01
Fourth Quarter (through November 30, 2012)	30.15	24.60

As of November 30, 2012, there were approximately 33 registered holders of record of our common stock. A substantially greater number of holders of our common stock are “street name” or beneficial holders, whose shares are held of record by banks, brokers and other financial institutions.

The last reported sale price of our common stock on The NASDAQ Global Select Market on November 30, 2012 was $27.26 per share.

Dividend policy

We have never declared or paid cash dividends on our capital stock. We currently intend to retain all future earnings for the operation and expansion of our business and, therefore, do not anticipate declaring or paying cash dividends in the foreseeable future.

Ratio of earnings to fixed charges

The table below sets forth our ratio of earnings to fixed charges on a historical basis for the periods indicated.

	Year ended December 31,								Nine months ended September 30,
	2011	2010	2009		2008		2007		2012	2011

Ratio of Earnings to Fixed Charges	2.65	2.69	(	*)	(	*)	(	*)	2.11	2.32

(*)	For the fiscal years ended December 31, 2009, 2008 and 2007, our earnings were insufficient to cover fixed charges by $27.8 million, $13.1 million and $26.1 million, respectively.

Earnings consist of pretax income (loss) from continuing operations and fixed charges less capitalized interest. Fixed charges consist of interest expense, amortization of deferred financing costs, amortization of discount related to indebtedness, and the portion of operating lease rental expense that is considered by us to be representative of interest.

Capitalization

The following table sets forth, on an unaudited basis, our capitalization as of September 30, 2012:

•	on an actual basis; and

•

on an as adjusted basis to give effect to (1) the sale of the notes (assuming the underwriters’ over-allotment option is not exercised), after deducting the underwriters’ discount and estimated offering expenses payable by us; and (2) the application of the estimated net proceeds as set forth under “Use of Proceeds” (assuming no repurchase of 2015 Notes).

The following table does not give effect to the acquisition of Sync-Rx or the pending acquisition of Crux. You should read the following table in conjunction with our consolidated financial statements and accompanying notes thereto and “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, each in our Annual Report on Form 10-K for the year ended December 31, 2011 and in our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2012, each of which is incorporated by reference in this prospectus supplement.

	As of September 30, 2012
(In thousands, except par value amounts)	Actual	As adjusted

Long-term debt, less current portion:
% Convertible Senior Notes due 2017(1)	$—	$
2.875% Convertible Senior Notes due 2015(2)	99,238		99,238
Other long term debt(3)	38		38

Total long-term debt	99,276

Stockholders’ equity:
Preferred stock, par value of $0.001, 10,000 shares authorized; no shares issued and outstanding, actual and as adjusted	—		—
Common stock, par value of $0.001, 250,000 shares authorized; 53,835 shares issued and outstanding, actual and as adjusted(4)	54		54
Additional paid-in capital(1)	454,269
Accumulated other comprehensive loss	(747)		(747)
Accumulated deficit	(84,379)		(84,379)

Total stockholders’ equity	369,197

Total capitalization	$468,473	$

(1)	Amounts shown reflect the application of ASC 470-20, which requires issuers to separately account for the debt and equity components of certain types of convertible debt instruments. In accordance with ASC 470-20, we estimate that $350.0 million of the aggregate principal amount of the notes will be recognized (and, to the extent applicable, reflected in the table above) as follows (in thousands):

Equity component	$

Liability component:
Principal	$
Less: debt discount

Net carrying amount	$

(2)	Amounts shown reflect the application of ASC 470-20 with respect to the 2015 Notes. The amount of 2015 Notes will decrease to the extent we are able to repurchase the 2015 Notes. See “Use of Proceeds.”

(3)	Other long-term debt is composed entirely of our capital lease obligations.

(4)	The common stock shown as issued and outstanding in the table above is based on 53,835,423 shares of common stock outstanding as of September 30, 2012 and excludes any shares of common stock reserved for issuance upon conversion of the notes and any shares of common stock reserved for issuance under the warrant transaction, and also excludes, as of September 30, 2012: (i) 3,746,199 shares of common stock issuable upon the exercise of outstanding stock options, having a weighted average exercise price of $17.6683 per share; (ii) 931,621 shares of common stock issuable upon the vesting of outstanding restricted stock units; (iii) an aggregate of up to 3,329,452 shares of common stock reserved for future issuance under our equity incentive and employee stock purchase plans and (iv) shares issuable upon conversion of our outstanding 2015 Notes and shares issuable upon exercise of the warrants issued in connection with the 2015 Notes. As of September 30, 2012, the market price of our common stock did not exceed the conversion price of the 2015 Notes or the strike price of the related warrants, so no shares of stock were issuable as of such date upon conversion of the 2015 Notes or exercise of the related warrants.

Description of notes

We will issue the notes under a base indenture dated as of September 20, 2010 (the “base indenture”) between us and Wells Fargo Bank, National Association, as trustee (the “trustee”), as supplemented by a supplemental indenture to be dated as of December     , 2012 (the “supplemental indenture,” and the base indenture as supplemented by the supplemental indenture, the “indenture”). This description of notes supplements and, to the extent inconsistent with, replaces the description of the general provisions of the notes and the base indenture in the accompanying prospectus. The terms of the notes include those expressly set forth in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).

You may obtain a copy of the indenture, which includes a form of the notes, from the sources described under “Where you can find more information.”

The following description is a summary of the material provisions of the notes and the indenture and does not purport to be complete. This summary is subject to and is qualified by reference to all the provisions of the notes and the indenture, including the definitions of certain terms used in the indenture. We urge you to read these documents because they, and not this description, will define your rights as a holder of the notes.

For purposes of this description of notes, unless the context requires otherwise, references to “we,” “our” and “us” refer only to Volcano Corporation and not to its subsidiaries.

General

The notes:

•	will be our general unsecured, senior obligations;

•	will initially be limited to an aggregate principal amount of $350.0 million (or $402.5 million if the underwriters exercise their over-allotment option in full);

•	will bear cash interest from December , 2012 at an annual rate of %, payable on June 1 and December 1 of each year beginning on June 1, 2013;

•

will be subject to repurchase by us at the option of the holders following a fundamental change (as defined below under “Fundamental change permits holders to require us to repurchase notes”), at a price equal to 100% of the principal amount of the notes to be repurchased, plus accrued and unpaid interest to, but excluding, the fundamental change repurchase date;

•	will mature on December 1, 2017 unless earlier converted or repurchased;

•	will be issued in denominations of $2,000 and integral multiples of $1,000 in excess thereof; and

•	will be represented by one or more registered notes in global form, but in certain limited circumstances may be represented by notes in definitive form. See “Book-entry, settlement and clearance.”

Subject to the satisfaction of certain conditions and during the periods described below, the notes may be converted at an initial conversion rate equal to              shares of common stock per $1,000 principal amount of notes (equivalent to a conversion price of approximately $         per share of common stock). The conversion rate is subject to adjustment if certain events occur.

Upon conversion of a note, we will pay cash and deliver shares of our common stock, if any, based upon a daily conversion value calculated on a proportionate basis for each trading day in the applicable 80 trading day observation period as described below under “Conversion rights—Settlement upon conversion.” You will not receive any separate cash payment for interest, if any, accrued and unpaid to the conversion date except under the limited circumstances described below.

The indenture does not limit the amount of debt that may be issued by us or our subsidiaries under the indenture or otherwise. The indenture does not contain any financial covenants and does not restrict us from paying dividends or issuing or repurchasing our other securities. Other than the restrictions described under “Consolidation, merger and sale of assets” below and except for the provisions set forth under “Fundamental change permits holders to require us to repurchase notes” and “Conversion rights—Adjustment to shares delivered upon conversion upon a make-whole fundamental change,” the indenture does not contain any covenants or other provisions designed to afford holders of the notes protection in the event of a highly leveraged transaction involving us or in the event of a decline in our credit rating that results from a takeover, recapitalization, highly leveraged transaction or similar restructuring involving us that could adversely affect such holders.

We may, without the consent of the holders, issue additional notes under the indenture with the same terms and with the same CUSIP numbers as the notes offered hereby in an unlimited aggregate principal amount; provided that such additional notes must be part of the same issue as the notes offered hereby for United States federal income tax purposes. We may also from time to time repurchase notes in open market purchases or negotiated transactions without giving prior notice to holders. Any notes repurchased by us will be retired and no longer outstanding under the indenture.

We do not intend to list the notes on a national securities exchange or an interdealer quotation system.

Payments on the notes; paying agent and registrar; transfer and exchange

We will pay the principal of, and interest on, notes in global form registered in the name of, or held by, The Depository Trust Company (“DTC”) or its nominee in immediately available funds to DTC or its nominee, as the case may be, as the registered holder of such global note.

We will pay the principal of any certificated notes at the office or agency in the continental United States designated by us for that purpose. We have initially designated the trustee as our paying agent and registrar and its agency as a place where notes may be presented for payment or for registration of transfer. We may, however, change the paying agent or registrar without giving prior notice to the holders of the notes, and we may act as paying agent or registrar. Interest on certificated notes will be payable (i) to any holder of $5,000,000 or less aggregate principal amount of notes, by check mailed to such holder and (ii) to any holder of more than $5,000,000 aggregate principal amount of notes, either by check mailed to such holder or, upon application by such holder to the registrar not later than the relevant record date, by wire transfer in immediately available funds to such holder’s account within the United States, which application shall remain in effect until such holder notifies, in writing, the registrar to the contrary.

A holder of certificated notes may transfer or exchange notes at the office of the registrar in accordance with the indenture. The registrar and the trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents. A holder of a beneficial interest in a note in global form may transfer or exchange such beneficial interest in accordance with the indenture and the applicable procedures of the depositary. See “Book-entry, settlement and clearance.” No service charge will be imposed by us, the trustee or the registrar for any registration of transfer or exchange of notes, but we may require a holder to pay a sum sufficient to cover any transfer tax or other similar governmental charge required by law or permitted by the indenture. We are not required to transfer or exchange any note surrendered for conversion or required repurchase except to the extent that a portion of such note is neither surrendered for conversion nor subject to a repurchase notice.

The registered holder of a note will be treated as the owner of it for all purposes.

Interest

The notes will bear cash interest at a rate of     % per year until maturity. Interest on the notes will accrue from the most recent date to which interest has been paid or duly provided for or, if no interest has been paid or duly provided for, December     , 2012. Interest will be payable semiannually in arrears on June 1 and December 1 of each year, beginning June 1, 2013.

Interest will be paid to the person in whose name a note is registered at the close of business on May 15 or November 15, as the case may be, immediately preceding the relevant interest payment date. Interest on the notes will be computed on the basis of a 360-day year composed of twelve 30-day months.

If any interest payment date, the maturity date or any fundamental change repurchase date falls on a day that is not a business day, the required payment will be made on the next succeeding business day and no interest on such payment will accrue in respect of the delay. The term “business day” means any day other than a Saturday, a Sunday or a day on which the Federal Reserve Bank of New York is authorized or required by law or executive order to close or be closed.

Unless the context requires otherwise, all references to interest in this prospectus supplement include additional interest, if any, payable at our election as the sole remedy relating to the failure to comply with our reporting obligations as described under “Events of default.”

Ranking

The notes will be our general unsecured obligations and will rank senior in right of payment to all of our existing and future unsecured indebtedness that is expressly subordinated in right of payment to the notes. The notes will rank equally in right of payment with all of our existing and future unsecured liabilities that are not so subordinated. The notes will be effectively subordinated to any of our secured indebtedness that we incur to the extent of the value of the assets securing such indebtedness. The notes will be structurally subordinated to all existing and future liabilities incurred by our subsidiaries. In the event of our bankruptcy, liquidation, reorganization or other winding up, our assets that secure secured debt will be available to pay obligations on the notes only after all indebtedness under such secured debt has been repaid in full from such assets. We advise you that there may not be sufficient assets remaining to pay amounts due on any or all the notes then outstanding.

As of September 30, 2012, we had indebtedness of $115.0 million (without giving effect to the equity component of convertible debt or any debt discount). As of September 30, 2012, we did not have a material amount of secured indebtedness and our subsidiaries had approximately $17.4 million of outstanding indebtedness, trade payables and other obligations (excluding intercompany liabilities). After giving effect to the issuance of the notes (assuming no exercise of the underwriters’ over-allotment option) and the use of proceeds therefrom (assuming no repurchase of the 2015 Notes and without giving effect to the equity component of the notes or any debt discount), our total consolidated indebtedness and trade payables would have been $465.0 million.

Conversion rights

General

Prior to the close of business on the business day immediately preceding August 7, 2017, the notes will be convertible only upon the satisfaction of one or more of the conditions described under the headings “—Conversion upon satisfaction of sale price condition,” “— Conversion upon satisfaction of trading price condition,” and “—Conversion upon specified distributions and corporate events.” On or after August 7, 2017, holders may convert their notes at the applicable conversion rate at any time prior to the close of business on the second scheduled trading day immediately preceding the maturity date irrespective of the foregoing conditions. The conversion rate will initially equal          shares of common stock per $1,000 principal amount of notes (equivalent to a conversion price of approximately $         per share of common stock). Upon conversion of a note, we will pay cash and deliver shares of our common stock, if any, based on a daily conversion value (as defined below) calculated on a proportionate basis for each trading day in the applicable 80 trading day observation period (as defined below under “—Settlement upon conversion”.) The trustee will initially act as the conversion agent.

The conversion rate and the equivalent conversion price in effect at any given time are referred to as the “applicable conversion rate” and the “applicable conversion price,” respectively, and will be subject to adjustment as described below. A holder may convert less than the entire principal amount of such holder’s notes so long as the principal amount of each note that is not converted equals $2,000 or an integral multiple of $1,000 in excess thereof. If a holder of notes has submitted notes for repurchase upon a fundamental change, the holder may convert those notes only if that holder first withdraws its repurchase notice or to the extent those notes are not subject to a repurchase notice.

Upon conversion, you will not receive any separate cash payment for accrued and unpaid interest, if any, except as described below. We will not issue fractional shares of our common stock upon conversion of notes. Instead, we will pay cash in lieu of any fractional share as described under “—Settlement upon conversion.” Our delivery to you of the amount of cash and the number of shares of our common stock, if any, together with any cash payment for any fractional share into which your note is convertible, will be deemed to satisfy in full our obligation to pay:

•	the principal amount of your note; and

•	accrued and unpaid interest, if any, on your note to, but not including, the conversion date.

As a result, accrued and unpaid interest, if any, on your note to, but not including, the conversion date will be deemed to be paid in full rather than cancelled, extinguished or forfeited. Upon a conversion of a note into a combination of cash and shares of our common stock, accrued and unpaid interest will be deemed to be paid first out of the cash paid upon such conversion.

Notwithstanding the immediately preceding paragraph, if notes are converted after the close of business on a record date for the payment of interest, but prior to the open of business on the interest payment date corresponding to such record date, holders of such notes at the close of business on such record date will receive the interest payable on such notes on the corresponding interest payment date notwithstanding the conversion. Notes surrendered for conversion during the period from the close of business on any record date to the open of business on the interest payment date corresponding to such record date must be accompanied by funds equal to the amount of interest payable on the notes so converted; provided that no such payment need be made:

•	for conversions following the record date immediately preceding the maturity date;

•

if we have specified a fundamental change repurchase date that is after a record date and on or prior to the business day immediately following the corresponding interest payment date and the holder converts its note after the close of business on such record date and on or prior to the open of business on such interest payment date; or

•	to the extent of any overdue interest, if any overdue interest exists at the time of conversion with respect to such note.

If a holder converts notes, we will pay any documentary, stamp or similar issue or transfer tax due on the issue of any shares of our common stock upon the conversion, unless the tax is due because the holder requests that any shares be issued in a name other than the holder’s name, in which case the holder will pay that tax.

Holders may surrender their notes for conversion under the following circumstances:

Conversion upon satisfaction of sale price condition

Prior to the close of business on the business day immediately preceding August 7, 2017, a holder may surrender all or a portion of its notes for conversion during any fiscal quarter commencing after March 31, 2013 (and only during such fiscal quarter) if the last reported sale price of our common stock for at least 20 trading days (whether or not consecutive) during the period of 30 consecutive trading days ending on the last trading day of the immediately preceding fiscal quarter is greater than or equal to 130% of the applicable conversion price on each applicable trading day.

The “last reported sale price” of our common stock (or any other security for which a last reported sale price must be determined) on any date means the closing sale price per share or our common stock (or such other security, as the case may be) (or if no closing sale price is reported, the average of the last bid price and the last ask price or, if more than one in either case, the average of the average last bid price and the average last ask price) on that date as reported in composite transactions for the principal U.S. national or regional securities exchange on which our common stock (or such other security, as the case may be) is traded. If our common stock (or such other security, as the case may be) is not listed for trading on a U.S. national or regional securities exchange on the relevant date, the “last reported sale price” of our common stock (or such other security, as the case may be) will be the last quoted bid price for our common stock (or such other security, as the case may be) in the over-the-counter market on the relevant date as reported by Pink OTC Markets Inc. or a similar organization. If our common stock (or such other security, as the case may be) is not so quoted on such date, the “last reported sale price” of our common stock (or such other security, as the case may be) will be the average of the mid-point of the last bid price and last ask price for our common stock (or such other security, as the case may be) on the relevant date from each of at least three nationally recognized independent investment banking firms selected by us for this purpose. On and after the occurrence of a reorganization event, the last reported sale price of a unit of reference property on any date will be determined by our board of directors (or committee thereof) in a commercially reasonable manner and in accordance with the procedures described in the indenture and/or any applicable supplemental indenture.

“Trading day” means a day on which (i) trading in our common stock generally occurs on The NASDAQ Global Select Market or, if our common stock is not then listed on The NASDAQ Global Select Market, on the principal other United States national or regional securities exchange on which our common stock (or such other security, as the case may be) is then listed or, if our common stock (or such other security, as the case may be) is not then listed on a United States national or regional securities exchange, on the principal other market on which our common stock (or such other security, as the case may be) is then traded, and (ii) a last reported sale price for our common stock (or such other security, as the case may be) is available on such securities exchange or market. If our common stock (or such other security, as the case may be) is not so listed or traded, “trading day” means a “business day.”

Conversion upon satisfaction of trading price condition

Prior to the close of business on the business day immediately preceding August 7, 2017, a holder of notes may surrender its notes for conversion during the five business day period after any ten consecutive trading day period (the “measurement period”) in which, for each trading day of such measurement period, the “trading price” per $1,000 principal amount of notes on such trading day, as determined following a request by a holder of notes in accordance with the procedures described below, was less than 98% of the product of the last reported sale price of our common stock on such trading day and the applicable conversion rate on such trading day.

The “trading price” of the notes on any trading day means the average of the secondary market bid quotations obtained by the bid solicitation agent for $5.0 million principal amount of notes at approximately 3:30 p.m., New York City time, on such trading day from three independent nationally recognized securities dealers we select; provided that if three such bids cannot reasonably be obtained by the bid solicitation agent but two such bids are obtained, then the average of the two bids shall be used, and if only one such bid can reasonably be obtained by the bid solicitation agent, that one bid shall be used. If the bid solicitation agent cannot reasonably obtain at least one bid for $5.0 million principal amount of notes from a nationally recognized securities dealer, then the trading price per $1,000 principal amount of notes will be deemed to be less than 98% of the product of the last reported sale price of our common stock on such trading day and the applicable conversion rate on such trading day. If we do not so instruct the bid solicitation agent to obtain bids when required, the trading price per $1,000 principal amount of the notes will be deemed to be less than 98% of the product of the last reported sale price of our common stock and the applicable conversion rate on each trading day we fail to do so.

The bid solicitation agent shall have no obligation to determine the trading price of the notes unless we have requested such determination in writing; and we shall have no obligation to make such request unless a holder of at least $2.0 million principal amount of notes provides us with reasonable evidence that the trading price per $1,000 principal amount of notes would be less than 98% of the product of the last reported sale price of our common stock and the applicable conversion rate and requests that we require the bid solicitation agent to begin determining the trading price of the notes. At such time, we shall instruct the bid solicitation agent in writing to determine the trading price of the notes beginning on the next trading day and on each successive trading day until a trading day occurs on which the trading price per $1,000 principal amount of notes is greater than or equal to 98% of the product of the last reported sale price of our common stock and applicable conversion rate. If the trading price condition has been met, we will so notify the holders and the trustee. At any time after the trading price condition has been met, we will notify the holders and the trustee in writing that the trading price per $1,000 principal amount of notes is greater than 98% of the product of the last reported sale price of our common stock on such trading day and the applicable conversion rate on such trading day as promptly as practicable.

The trustee will initially act as the bid solicitation agent.

Conversion upon specified distributions and corporate events

Certain distributions

If we elect to:

•

issue to all or substantially all holders of our common stock rights, options or warrants entitling them for a period of not more than 45 calendar days after the date of such issuance to subscribe for or purchase shares of our common stock, at a price per share less than the average of the last reported sale prices of our common stock over the 10 consecutive trading day period ending on the trading day immediately preceding the date of announcement of such issuance; or

•

distribute to all or substantially all holders of our common stock our assets, debt securities or rights to purchase our securities, which distribution has a per share value, as reasonably determined by our board of directors (or committee thereof), exceeding 10% of the last reported sale price of our common stock on the trading day immediately preceding the date of announcement for such distribution, then, in either case, we must notify the holders in writing of the notes at least 30 scheduled trading days prior to the ex-dividend date for such issuance or distribution. Once we have given such notice, holders may surrender their notes for conversion at any time until the earlier of (i) the close of business on the business day immediately preceding the ex-dividend date for such issuance or distribution and (ii) our announcement that such issuance or distribution will not take place.

The “ex-dividend date” is the first date on which the shares of our common stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive the issuance, dividend or distribution in question.

Certain corporate events

If a transaction or event that constitutes a “fundamental change” (as defined under “—Fundamental change permits holders to require us to repurchase notes”) or a “make-whole fundamental change” (as defined under “—Adjustment to shares delivered upon conversion upon a make-whole fundamental change”) occurs, regardless of whether a holder has the right to require us to repurchase the notes as described under “—Fundamental change permits holders to require us to repurchase notes,” or if we are a party to a consolidation, merger or binding share exchange, pursuant to which our common stock would be converted into cash, securities or other assets, or a transfer or lease of all or substantially all of our assets, the notes may be surrendered for conversion at any time from or after the date that is 30 scheduled trading days prior to the anticipated effective date of the transaction (or, if later, the business day after we give notice of such transaction) until the earliest of (i)(a) if such transaction does not constitute a fundamental change, the close of business on the 35th business day after the actual effective date of such transaction, and (b) if such transaction constitutes a fundamental change, the close of business on the business day immediately preceding the related fundamental change repurchase date, and (ii) our announcement that such transaction will not take place. We will notify holders and the trustee as promptly as practicable following the date on which we publicly announce such transaction.

Conversions on or after August 7, 2017

On or after August 7, 2017, a holder may convert any of its notes at any time prior to the close of business on the second scheduled trading day immediately preceding the maturity date regardless of the foregoing conditions.

Conversion procedures

If you hold a beneficial interest in a global note, to convert you must comply with DTC’s procedures for converting a beneficial interest in a global note and, if required, pay funds equal to interest payable on the next interest payment date to which you are not entitled and, if required, pay all taxes or duties, if any.

If you hold a certificated note, to convert you must:

•	complete and manually sign the conversion notice on the back of the note, or a facsimile of the conversion notice;

•	deliver the conversion notice, which is irrevocable, and the note to the conversion agent;

•	if required, furnish appropriate endorsements and transfer documents;

•	if required, pay all transfer or similar taxes; and

•	if required, pay funds equal to interest payable on the next interest payment date to which you are not entitled.

We refer to the date you comply with the relevant procedures for conversion described above and any other procedures required to effect a conversion under the indenture as the “conversion date.”

If a holder has already delivered a repurchase notice as described under “—Fundamental change permits holders to require us to repurchase notes” with respect to a note, except to the extent that a portion of the note is not subject to a repurchase notice, the holder may not surrender that note for conversion until the holder has withdrawn the notice in accordance with the indenture.

Settlement upon conversion

Except as described under “—Conversion rate adjustments” and “—Adjustment to shares delivered upon conversion upon a make-whole fundamental change,” upon conversion, we will deliver to the converting holder, in respect of each $1,000 principal amount of notes being converted, a “settlement amount” equal to the sum of the daily settlement amounts for each of the 80 trading days during the applicable observation period.

The “daily settlement amount,” for each of the 80 consecutive trading days during the observation period, shall consist of:

•	an amount of cash equal to the lesser of (i) $12.50 and (ii) the daily conversion value for such trading day, and

•

if the daily conversion value for such trading day exceeds $12.50, a number of shares of our common stock equal to (i) the difference between the daily conversion value for such trading day and $12.50, divided by (ii) the daily VWAP of our common stock for such trading day.

The “daily conversion value” means, for any of the 80 consecutive trading days during an observation period, 1.25% of the product of (i) the applicable conversion rate on such trading day and (ii) the daily VWAP of our common stock for such trading day.

The “daily VWAP” means, except as provided under “—Recapitalizations, reclassifications and changes of our common stock,” for any of the 80 consecutive trading days during an observation period, the per share volume-weighted average price as displayed under the heading “Bloomberg VWAP” on Bloomberg page VOLC <equity> AQR (or any successor thereto) in respect of the period from the scheduled opening of trading of The NASDAQ Global Select Market to the scheduled closing of trading of the primary trading session of The NASDAQ Global Select Market on such trading day (or if such volume-weighted average price is unavailable at such time, the market value of one share of our common stock on such trading day, as determined by a nationally recognized independent investment banking firm retained for this purpose by us using a volume-weighted method). The daily VWAP will be determined without regards to after hours trading or any other trading outside of regular trading session hours.

The “observation period” means, with respect to any note surrendered for conversion:

•	if the conversion date for such note occurs prior to August 7, 2017, the 80 consecutive trading day period beginning on, and including, the third trading day after such conversion date; and

•

if the conversion date for such note occurs on or after August 7, 2017, the 80 consecutive trading day period beginning on, and including, the 82nd scheduled trading day (or the immediately following trading day, if such scheduled trading day is not a trading day) immediately preceding December 1, 2017.

For the purposes of determining amounts due upon conversion only, “trading day” means a day on which (i) there is no “market disruption event” (as defined below) and (ii) trading in our common stock generally occurs on The NASDAQ Global Select Market or, if our common stock is not then listed on The NASDAQ Global Select Market, on the principal other United States national or regional securities exchange on which our common stock is then listed or, if our common stock is not then listed on a United States national or regional securities exchange, on the principal other market on which our common stock is then listed or admitted for trading. If our common stock (or other security for which a daily VWAP must be determined) is not so listed or admitted for trading, “trading day” means a “business day.”

“Scheduled trading day” means a day that is scheduled to be a trading day on the principal United States national or regional securities exchange or market on which our common stock is listed or admitted for trading. If our common stock is not so listed or admitted for trading, “scheduled trading day” means a “business day.”

For the purposes of determining amounts due upon conversion only, “market disruption event” means (i) a failure by the principal United States national or regional securities exchange or market on which our common stock is listed or admitted for trading to open for trading during its regular trading session or (ii) the occurrence or existence prior to 1:00 p.m., New York City time, on any scheduled trading day for our common stock, for more than a one half-hour period in the aggregate during regular trading hours, of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant securities exchange or otherwise) in our common stock or in any options contracts or futures contracts relating to our common stock.

Except as described under “—Adjustment to shares delivered upon conversion upon a make-whole fundamental change,” we will deliver the settlement amount to converting holders on the third business day immediately following the last trading day of the applicable observation period.

We will deliver cash in lieu of any fractional share of common stock issuable upon conversion based on the daily VWAP of the common stock on the last trading day of the applicable observation period.

Each conversion will be deemed to have been effected as to any notes surrendered for conversion at the close of business on the conversion date; provided, however, that, except as otherwise provided herein, the person in whose name any shares of our common stock will be issuable upon such conversion will become the holder of record of such shares of common stock as of the close of business on the last trading day of the applicable observation period.

Exchange in lieu of conversion

When a holder surrenders notes for conversion, we may direct the conversion agent to surrender, on or prior to the first business day following the conversion date, such notes to a financial institution designated by us for exchange in lieu of conversion. In order to accept any notes surrendered for conversion, the designated institution must agree to deliver, in exchange for such notes, the amount of cash and a number of shares of our common stock, if any, equal to the consideration we would be obligated to deliver upon the conversion of such notes, all as provided above under “—Settlement upon conversion” or below under “—Adjustment to shares delivered upon conversion upon a make-whole fundamental change,” as applicable, at the time we would otherwise be required to deliver such consideration. By the close of business on the second business day immediately following the conversion date, we will notify the holder surrendering notes for conversion that we have directed the designated financial institution to make an exchange in lieu of conversion and whether that designated financial institution has agreed to make such exchange in lieu of conversion.

If the designated institution accepts any such notes, it will deliver the amount of cash and the number of shares of our common stock, if any, due upon conversion of such notes to the conversion agent on the day we would otherwise be required to deliver it to the applicable holder, and the conversion agent will deliver that amount of cash and number of shares of our common stock, if any, to the applicable holder by the close of business on the day on which we would otherwise be required to deliver it to the applicable holder. Any notes exchanged by the designated institution will remain outstanding. If the designated institution agrees to accept any notes for exchange in lieu of conversion but does not timely deliver the related consideration, or if such designated financial institution does not accept the notes for exchange, we will deliver as soon as practicable the relevant conversion consideration as if we had not made an exchange election.

Our designation of an institution to which the notes may be submitted for exchange does not require the institution to accept any notes. We will not pay any consideration to, and we may, but will not be obligated to, otherwise enter into any agreement with, the designated institution for or with respect to such designation.

Conversion rate adjustments

The conversion rate will be adjusted as described below, except that we will not make any adjustments to the conversion rate if each holder of the notes participates (other than in the case of a share split or share combination), at the same time and upon the same terms as holders of our common stock and solely as a result of holding the notes, in the relevant transaction described below without having to convert its notes and as if it held a number of shares of common stock equal to the applicable conversion rate, multiplied by the principal amount (expressed in thousands) of notes held by such holder.

(1)	If we exclusively issue shares of our common stock as a dividend or distribution on all or substantially all shares of our common stock, or if we effect a share split or share combination, the conversion rate will be adjusted based on the following formula:

CR1 = CR0	X	OS1
OS0

where,

CR0	=	the conversion rate in effect immediately prior to the open of business on the ex-dividend date of such dividend or distribution, or immediately prior to the open of business on the effective date of such share split or combination, as applicable;

CR1	=	the conversion rate in effect immediately after the open of business on such ex-dividend date or effective date;

OS0	=	the number of shares of our common stock outstanding immediately prior to the open of business on such ex-dividend date or effective date; and

OS1	=	the number of shares of our common stock outstanding immediately after giving effect to such dividend, distribution, share split or share combination.

Any adjustment made under this clause (1) shall become effective immediately after the open of business on the ex-dividend date for such dividend or distribution, or immediately after the open of business on the effective date for such share split or share combination. If any dividend or distribution of the type described in this clause (1) is declared but not so paid or made, the conversion rate shall be immediately readjusted, effective as of the date our board of directors (or committee thereof) determines not to pay such dividend or distribution to the conversion rate that would then be in effect if such dividend or distribution had not been declared or announced.

(2)	If we issue to all or substantially all holders of our common stock any rights, options or warrants entitling them for a period of not more than 45 calendar days after the date of such issuance to subscribe for or purchase shares of our common stock, at a price per share less than the average of the last reported sale prices of our common stock over the 10 consecutive trading day period ending on the trading day immediately preceding the date of announcement of such issuance, the conversion rate will be increased based on the following formula:

CR1 = CR0	X	OS0 + X
OS0 + Y

where,

CR0	=	the conversion rate in effect immediately prior to the open of business on the ex-dividend date for such issuance;

CR1	=	the conversion rate in effect immediately after the open of business on such ex-dividend date;

OS0	=	the number of shares of our common stock outstanding immediately prior to the open of business on such ex-dividend date;

X	=	the total number of shares of our common stock issuable pursuant to such rights, options or warrants; and

Y	=	the number of shares of our common stock equal to the aggregate price payable to exercise such rights, options or warrants, divided by the average of the last reported sale prices of our common stock over the 10 consecutive trading day period ending on the trading day immediately preceding the date of announcement of the issuance of such rights, options or warrants.

Any increase made under this clause (2) will be made successively whenever any such rights, options or warrants are issued and shall become effective immediately after the open of business on the ex-dividend date for such issuance. To the extent that shares of common stock are not delivered after the expiration of such rights, options or warrants, including because the issued rights, options or warrants were not exercised, the conversion rate shall be decreased to the conversion rate that would then be in effect had the increase with respect to the issuance of such rights, options or warrants been made on the basis of delivery of only the number of shares of common stock actually delivered. If such rights, options or warrants are not so issued, the conversion rate shall be decreased to the conversion rate that would then be in effect if such ex-dividend date for such issuance had not occurred.

In determining whether any rights, options or warrants entitle the holders to subscribe for or purchase shares of the common stock at a price per share less than the average of the last reported sale prices of our common stock over the 10 consecutive trading day period ending on the trading day immediately preceding the date of announcement for an issuance, and in determining the aggregate offering price of such shares of the common stock, there shall be taken into account any consideration received by us for such rights, options or warrants and any amount payable on exercise or conversion thereof, with the value of any such consideration, if other than cash, to be determined by our board of directors (or committee thereof).

(3)	If we distribute shares of our capital stock, evidences of our indebtedness, other assets or property of ours or rights, options or warrants to acquire our capital stock or other securities, to all or substantially all holders of our common stock, excluding:

•	dividends, distributions, rights, options or warrants as to which an adjustment was effected pursuant to clause (1) or (2) above

•	dividends or distributions paid exclusively in cash for which an adjustment was effected pursuant to clause (4) below;

•

any dividends and distributions in connection with a reclassification, change, consolidation, merger, conveyance, transfer, sale, lease or other disposition resulting in the change in the conversion consideration as described below under “— Recapitalizations, reclassifications and changes of our common stock;

•	except as otherwise described below, rights issued pursuant to a stockholder rights plan adopted by us; and

•	spin-offs as to which the provisions set forth below in this clause (3) shall apply (but for avoidance of doubt, including spin-offs as to which such provisions do not apply);

then the conversion rate will be increased based on the following formula:

CR1 = CR0	X	SP0
SP0 - FMV

where,

CR0	=	the conversion rate in effect immediately prior to the open of business on the ex-dividend date for such distribution;

CR1	=	the conversion rate in effect immediately after the open of business on such ex-dividend date;

SP0	=	the average of the last reported sale prices of our common stock over the 10 consecutive trading day period ending on the trading day immediately preceding the ex-dividend date for such distribution; and

FMV	=	the fair market value (as determined by our board of directors (or committee thereof)) of the shares of capital stock, evidences of indebtedness, assets, property, rights, options or warrants distributed with respect to each outstanding share of our common stock on the ex-dividend date for such distribution.

Notwithstanding the foregoing, if “FMV” (as defined above) is equal to or greater than the “SP0” (as defined above), in lieu of the foregoing increase, each holder of a note shall receive, in respect of each $1,000 principal amount thereof, at the same time and upon the same terms as holders of our common stock, the amount and kind of our capital stock, evidences of our indebtedness, other assets or property of ours or rights, options or warrants to acquire our capital stock or other securities that such holder would have received if such holder owned a number of shares of common stock equal to the conversion rate in effect on the ex-dividend date for the distribution.

Any increase made under the portion of this clause (3) above will become effective immediately after the open of business on the ex- dividend date for such distribution. If such distribution is not so paid or made, the conversion rate shall be decreased to be the conversion rate that would then be in effect if such dividend or distribution had not been declared.

With respect to an adjustment pursuant to this clause (3) where there has been a payment of a dividend or other distribution on our common stock of shares of capital stock of any class or series, or similar equity interest, of or relating to an affiliate or other business unit, and such capital stock or similar equity interest is listed or quoted (or will be listed or quoted upon the consummation of the transaction) on a national securities exchange or a reasonably comparable non-U.S. equivalent, which we refer to as a “spin-off,” the conversion rate will be increased based on the following formula:

CR1 = CR0	X	FMV0 + MP0
MP0

where,

CR0	=	the conversion rate in effect immediately prior to the open of business on the ex-dividend date for the spin-off;

CR1	=	the conversion rate in effect immediately after the open of business on the ex-dividend date for the spin-off;

FMV0	=	the average of the last reported sale prices of the capital stock or similar equity interest distributed to holders of our common stock applicable to one share of our common stock over the first 10 consecutive trading day period after the effective date of the spin-off (the “valuation period”); and

MP0	=	the average of the last reported sale prices of our common stock over the valuation period.

The adjustment to the conversion rate as a result of a spin-off under the preceding paragraph will be given effect immediately after the open of business on the ex-dividend date for the spin-off; provided that if the first trading day of the observation period with respect to any note surrendered for conversion occurs after the first trading day of the valuation period for a spin-off, but on or before the last trading day of the valuation period for such spin-off, the reference in the above definition of “FMV0” to “10” shall be deemed replaced with such lesser number of trading days as have elapsed from, and including, the effective date of such spin-off to, but excluding, the first trading day of such observation period. If one or more trading days of the observation period with respect to any note surrendered for conversion occurs on or after the ex-dividend date for a spin-off, but on or prior to the first trading day in the valuation period for such spin-off, such observation period will be suspended on the first such trading day and will resume immediately after the first trading day of the valuation period for such spin-off and the reference in the above definition of “FMV0” to “10” shall be deemed replaced with a reference to one (1).

(4)	If any cash dividend or distribution is made to all or substantially all holders of our common stock, the conversion rate will be adjusted based on the following formula:

CR1 = CR0	X	SP0
SP0 - C

where,

CR0	=	the conversion rate in effect immediately prior to the open of business on the ex-dividend date for such dividend or distribution;

CR1	=	the conversion rate in effect immediately after the open of business on the ex-dividend date for such dividend or distribution;

SP0	=	the last reported sale price of our common stock on the trading day immediately preceding the ex-dividend date for such dividend or distribution; and

C	=	the amount in cash per share we distribute to holders of our common stock.

If “C” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, each holder of a note shall receive, for each $1,000 principal amount of notes, at the same time and upon the same terms as holders of shares of our common stock, the amount of cash that such holder would have received if such holder owned a number of shares of our common stock equal to the conversion rate on the ex-dividend date for such cash dividend or distribution. Such increase shall become effective immediately after the open of business on the ex-dividend date for such dividend or distribution. If such dividend or distribution is not so paid, the conversion rate shall be decreased to be the conversion rate that would then be in effect if such dividend or distribution had not been declared.

(5)	If we or any of our subsidiaries make a payment in respect of a tender offer or exchange offer for our common stock (that is subject to the tender offer rules of the Exchange Act that are then applicable), other than odd lot tender offers, to the extent that the cash and value of any other consideration included in the payment per share of common stock exceeds the last reported sale price of our common stock on the trading day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer (the “expiration date”), the conversion rate will be increased based on the following formula:

CR1 = CR0	X	AC + (SP1 X OS1)
OS0 X SP1

where,

CR0	=	the conversion rate in effect immediately prior to the close of business on the expiration date;

CR1	=	the conversion rate in effect immediately after the close of business on the expiration date;

AC	=	the fair market value, on the expiration date, of all cash and any other consideration (as determined by our board of directors (or committee thereof)) paid or payable for shares purchased in such tender or exchange offer;

OS0	=	the number of shares of our common stock outstanding immediately prior to the close of business on the expiration date (prior to giving effect to the purchase of all shares accepted for purchase or exchange in such tender or exchange offer);

OS1	=	the number of shares of our common stock outstanding immediately after the close of business on the expiration date (after giving effect to the purchase of all shares accepted for purchase or exchange in such tender or exchange offer); and

SP1	=	the average of the last reported sale prices of our common stock over the 10 consecutive trading day period commencing on the trading day next succeeding the expiration date (the “averaging period”).

The adjustment to the conversion rate under the preceding paragraph will occur at the close of business on the expiration date for such tender or exchange offer; provided that if the first trading day of the observation period with respect to any note surrendered for conversion occurs after the first trading day of the averaging period for a tender or exchange offer, but on or before the last trading day of the averaging period for such tender or exchange offer, the reference in the above definition of “SP1” to “10” shall be deemed replaced with such lesser number of trading days as have elapsed from, and including, the first trading day of the averaging period for such tender or exchange offer to, but excluding, the first trading day of such observation period. If one or more trading days of the observation period for any note occurs after the expiration date for any tender or exchange offer, but on or prior to the first trading day in the averaging period for such tender or exchange offer, such observation period will be suspended on the first such trading day and will resume immediately after the first trading day of the averaging period for such tender or exchange offer and the reference in the above definition of “SP1” to “10” shall be deemed replaced with a reference to one (1).

Notwithstanding the foregoing, if any adjustment to the conversion rate described in any of clauses (1) through (5) above becomes effective and, but for this provision, a holder that has converted its notes:

•	would receive shares of our common stock based on an adjusted conversion rate; and

•

would be a record holder of such shares of common stock on the record date, effective date or expiration date for the dividend, distribution or other event giving rise to the adjustment or otherwise participates in such dividend, distribution or other event giving rise to the adjustment as a result of being treated as a holder of record of such shares of our common stock, then, in lieu of receiving shares of our common stock at such an adjusted conversion rate, we will adjust the amount of cash and the number of shares of common stock that we deliver to such holder as we determine is appropriate to reflect such holder’s participation in the related dividend, distribution or other event giving rise to such adjustment.

Except as stated herein, we will not adjust the conversion rate for the issuance of shares of our common stock or any securities convertible into or exchangeable for shares of our common stock or the right to purchase shares of our common stock or such convertible or exchangeable securities. In addition, notwithstanding anything to the contrary herein, we will not decrease the conversion rate except as a result of a reverse share split, a share combination or a readjustment.

To the extent permitted by applicable law, we are permitted to increase the conversion rate of the notes by any amount for a period of at least 20 business days if our board of directors (or committee thereof) determines that such increase would be in our best interest. We may also

(but are not required to) increase the conversion rate to avoid or diminish income tax to holders of our common stock or rights to purchase shares of our common stock in connection with a dividend or distribution of shares (or rights to acquire shares) or similar event for U.S. federal income tax purposes.

A holder may, in some circumstances, including a distribution of cash dividends to holders of our shares of common stock, be deemed to have received a distribution subject to U.S. federal income tax as a result of an adjustment or the nonoccurrence of an adjustment to the conversion rate. For a discussion of the U.S. federal income tax treatment of an adjustment to the conversion rate, see “Certain U.S. federal income tax considerations.”

We currently have a rights plan in effect. To the extent the rights associated with such plan do not separate from the shares of our common stock before you convert your notes, upon conversion of your notes, you will receive, in addition to any shares of common stock received in connection with such conversion, the rights under the rights plan, unless prior to such conversion, the rights have separated from the common stock, in which case, and only in such case, the conversion rate will be adjusted at the time of separation as if we distributed to all holders of our common stock, shares of our capital stock, evidences of indebtedness, assets, property, rights, options or warrants as described in clause (3) above, subject to readjustment in the event of the expiration, termination or redemption of such rights.

Notwithstanding any of the foregoing, the applicable conversion rate will not be adjusted:

•

upon the issuance of any shares of our common stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on our securities and the investment of additional optional amounts in shares of our common stock under any plan;

•

upon the issuance of any shares of our common stock or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by us or any of our subsidiaries;

•

upon the issuance of any shares of our common stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described in the preceding bullet and outstanding as of the date the notes were first issued;

•	for a change in the par value of the common stock; or

•	for accrued and unpaid interest, if any.

Adjustments to the applicable conversion rate will be calculated to the nearest 1/10,000th of a share.

We will not be required to make an adjustment in the conversion rate unless the adjustment would require a change of at least 1% in the conversion rate. However, we will carry forward any adjustments that are less than 1% of the conversion rate and make such carried-forward adjustments, regardless of whether the aggregate adjustment is less than 1%, (i) in connection with any subsequent adjustment to the applicable conversion rate and (ii) immediately prior to the open of business on the first trading day of the observation period for any notes.

Recapitalizations, reclassifications and changes of our common stock

In the case of:

•	any recapitalization, reclassification or change of our common stock (other than changes resulting from a subdivision or combination or a change in par value),

•	any consolidation, merger or combination involving us,

•	any sale, lease or other transfer to a third party of the consolidated assets of ours and our subsidiaries substantially as an entirety, or

•	any statutory share exchange,

in each case, as a result of which our common stock would be converted into, or exchanged for, stock, other securities, other property or assets (including cash or any combination thereof), then, at and after the effective time of the transaction, the right to convert each $1,000 principal amount of notes into cash and shares of our common stock, if any, based on a number of shares of our common stock equal to the applicable conversion rate will be changed into the right to convert each $1,000 principal amount of notes into cash and units of reference property (as defined below) based on the kind and amount of shares of stock, other securities or other property or assets (including cash or any combination thereof) that a holder of a number of shares of common stock equal to the conversion rate immediately prior to such transaction would have owned or been entitled to receive upon the occurrence of such transaction (such shares of stock, other securities or other property or assets, “reference property,” and the amount and kind of reference property that a holder of one share of our common stock would have received in such transaction, a “unit of reference property”). In particular, at and after the effective time of the transaction (x) the amount otherwise payable in cash upon conversion of the notes as set forth under “—Settlement upon conversion” above will continue to be payable in cash, (y) the number of shares of our common stock otherwise deliverable upon conversion of the notes as set forth under “—Settlement upon conversion” above will instead be deliverable in units of reference property and (z) the daily VWAP and the last reported sale price will, to the extent possible, be calculated based on the value of a unit of reference property. If the transaction causes our common stock to be converted into, or exchanged for, the right to receive more than a single type of consideration (determined based in part upon any form of stockholder election), a unit of reference property will be deemed to be the weighted per share average of the types and amounts of consideration received by the holders of our common stock that affirmatively make such an election. We will notify holders of the weighted average as soon as practicable after such determination is made.

Adjustments of prices

Whenever any provision of the indenture requires us to calculate the last reported sale prices, the daily VWAPs, or any function thereof over a span of multiple days (including, without limitation, during an observation period), we will make appropriate adjustments (to the extent no corresponding adjustment is otherwise made pursuant to the provisions described under “—Conversion rate adjustments” above) to each to account for any adjustment to the conversion rate that becomes effective, or any event requiring an adjustment to the conversion rate where the ex-dividend date, effective date, or expiration date of the event occurs, at any time during the period in which the last reported sale prices, the daily VWAPs, or such function thereof is to be calculated.

Adjustment to shares delivered upon conversion upon a make-whole fundamental change

If a “fundamental change” (as defined below and determined after giving effect to any exceptions to or exclusions from such definition, but without regard to clause (a) of the proviso to clause (2) of the definition thereof, a “make-whole fundamental change”) occurs and a holder elects to convert its notes in connection with such make-whole fundamental change, we will, in certain circumstances, increase the conversion rate for the notes so surrendered for conversion by a number of additional shares of common stock (the “additional shares”), as described below. A conversion of notes will be deemed for these purposes to be “in connection with” a make-whole fundamental change if the notice of conversion of the notes is received by the conversion agent during the period from, and including, the effective date of such make-whole fundamental change up to, and including, the close of business on the business day immediately preceding the related fundamental change repurchase date (or, in the case of a make-whole fundamental change that would have been a fundamental change but for the proviso in clause (2) of the definition thereof, the 35th business day immediately following the effective date of such make-whole fundamental change).

Upon surrender of notes for conversion in connection with a make-whole fundamental change, we will deliver cash and shares of common stock, if any, as described under “—Settlement upon conversion” (after giving effect to any adjustment required by this section). However, if the consideration for our common stock in any make-whole fundamental change described in clause (2) of the definition of fundamental change is comprised entirely of cash, for any conversion of notes on or following the effective date of such make-whole fundamental change, the conversion obligation will be calculated based solely on the “stock price” (as defined below) for the transaction and will be deemed to be an amount equal to the applicable conversion rate (including any adjustment required by this section), multiplied by such stock price. In such event, the conversion obligation will be determined and paid to holders in cash on the third business day following the conversion date. We will notify holders of the effective date of any make-whole fundamental change and issue a press release announcing such effective date no later than five business days after such effective date.

The number of additional shares, if any, by which the conversion rate will be increased will be determined by reference to the table below, based on the date on which the make-whole fundamental change occurs or becomes effective (the “effective date”) and the price (the “stock price”) paid (or deemed paid) per share of our common stock in the make-whole fundamental change. If the holders of our common stock receive only cash in a make-whole fundamental change described in clause (2) of the definition of fundamental change, the stock price shall be the cash amount paid per share of our common stock. Otherwise, the stock price shall be the average of the last reported sale prices of our common stock over the five trading day period ending on, and including, the trading day immediately preceding the effective date of the make-whole fundamental change.

The stock prices set forth in the column headings of the table below will be adjusted as of any date on which the conversion rate of the notes is otherwise required to be adjusted. The adjusted stock prices will equal the stock prices immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the conversion rate immediately prior to the adjustment giving rise to the stock price adjustment and the denominator of which is the conversion rate as so adjusted. The number of additional shares will be adjusted in the same manner, at the same time and on account of the same events for which the conversion rate must be adjusted as set forth under “—Conversion rate adjustments.”

The following table sets forth the number of additional shares by which the conversion rate will be increased for a make-whole fundamental change having the stock price and effective date set forth below:

Stock price
Effective date	$	$	$	$	$	$	$	$	$	$	$	$	$	$

December , 2012
December 1, 2013
December 1, 2014
December 1, 2015
December 1, 2016
December 1, 2017

The exact stock prices and effective dates may not be set forth in the table above, in which case:

•

If the stock price is between two stock prices in the table or the effective date is between two effective dates in the table, the number of additional shares will be determined by a straight-line interpolation between the number of additional shares set forth for the higher and lower stock prices and the earlier and later effective dates, as applicable, based on a 365-day year.

•

If the stock price is greater than $         (subject to adjustment in the same manner as the stock prices set forth in the column headings of the table above), no additional shares will be added to the conversion rate.

•

If the stock price is less than $         (subject to adjustment in the same manner as the stock prices set forth in the column headings of the table above), no additional shares will be added to the conversion rate.

Notwithstanding the foregoing, in no event will the conversion rate, as increased pursuant to this section by the number of additional shares, exceed             shares of common stock per $1,000 principal amount of notes, subject to adjustment in the same manner, at the same time and on account of the same events for which the conversion rate is required to be adjusted as set forth under “—Conversion rate adjustments.”

Our obligation to satisfy the additional shares requirement could be considered a penalty, in which case the enforceability thereof would be subject to general principles of reasonableness and equitable remedies.

Fundamental change permits holders to require us to repurchase notes

If a “fundamental change” (as defined below in this section) occurs at any time, you will have the right, at your option, to require us to repurchase for cash all of your notes or any portion of your notes such that the principal amount of each of your notes that remains outstanding equals $2,000 or an integral multiple of $1,000 in excess thereof. The price we are required to pay is equal to 100% of the principal amount of the notes to be repurchased, plus accrued and unpaid interest to, but excluding, the fundamental change repurchase date (unless the fundamental change repurchase date is after a record date but on or prior to the interest payment date to which such record date relates, in which case we will instead pay the full amount of accrued and unpaid interest to the holder of record on such record date and the fundamental change repurchase price will be equal to 100% of the principal amount of the notes to be repurchased). The fundamental change repurchase date will be a date specified by us that is not less than 20 or more than 35 business days following the date of our fundamental change notice as described below. Any notes repurchased by us will be paid for in cash.

A “fundamental change” will be deemed to have occurred at the time after the notes are originally issued if any of the following occurs:

(1)	a “person” or “group” within the meaning of Section 13(d) of the Exchange Act, other than us, our subsidiaries and our and their employee benefit plans, files a Schedule TO or any schedule, form or report under the Exchange Act disclosing that such person or group has become the direct or indirect “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of shares of our common equity representing more than 50% of the voting power of our common equity;

(2)	the consummation of (A) any recapitalization, reclassification or change of our common stock (other than changes resulting from a subdivision, combination or a change in par value) as a result of which our common stock would be converted into, or exchanged for, stock, other securities, other property or assets or (B)(i) any share exchange, consolidation or merger of us pursuant to which our common stock will be converted into cash, securities or other property or (ii) any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of the consolidated assets of us and our subsidiaries, taken as a whole, to any person other than one or more of our subsidiaries; provided, however, that neither (a) a transaction in which the holders of our common equity immediately prior to such transaction own, as a result of such transaction, directly or indirectly, shares representing more than 50% of the voting power of all classes of common equity of the continuing or surviving corporation or transferee or the parent thereof immediately after such event nor (b) any merger primarily for the purpose of changing our jurisdiction of incorporation to another state within the United States of America or the District of Columbia and resulting in a reclassification, conversion or exchange of outstanding shares of our common stock solely into shares of common stock of the surviving entity shall be a fundamental change;

(3)	our stockholders approve any plan or proposal for the liquidation or dissolution of us; or

(4)	our common stock (or other common stock underlying the notes) ceases to be listed or quoted on any of The New York Stock Exchange, The NASDAQ Global Select Market or The NASDAQ Global Market (or any of their respective successors).

A transaction or transactions described in clauses (1) or (2) above will not constitute a fundamental change, however, if at least 90% of the consideration received or to be received by the holders of our common stock, excluding cash payments for fractional shares or made pursuant to dissenters’ rights, in connection with such transaction or transactions consists of shares of common stock that are listed or quoted on any of The New York Stock Exchange, The NASDAQ Global Select Market or The NASDAQ Global Market (or any of their respective successors) or will be so listed or quoted when issued or exchanged in connection with such transaction or transactions (such securities, “publicly traded securities”) and as a result of this transaction or transactions the notes become convertible into such consideration (subject to the provisions set forth above under “Conversion rights—Settlement upon conversion” and under “Conversion rights—Adjustment to shares delivered upon conversion upon a make-whole fundamental change” and excluding cash payments for fractional shares and cash payments pursuant to dissenters’ rights).

On or before the 20th day after the occurrence of a fundamental change, we will provide to all holders of the notes and the trustee and paying agent a written notice of the occurrence of the fundamental change and of the resulting repurchase right. Such notice shall state, among other things:

•	the events causing a fundamental change;

•	the date of the fundamental change;

•	the last date on which a holder may exercise the repurchase right;

•	the fundamental change repurchase price;

•	the fundamental change repurchase date;

•	the name and address of the paying agent and the conversion agent, if applicable;

•	if applicable, the applicable conversion rate and any adjustments to the applicable conversion rate;

•

if applicable, that the notes with respect to which a repurchase notice has been delivered by a holder may be converted only if the holder withdraws the repurchase notice in accordance with the terms of the indenture; and

•	the procedures that holders must follow to require us to repurchase their notes.

Simultaneously with providing such notice, we will publish a notice containing this information in a newspaper of general circulation in The City of New York or publish the information on our website or through such other public medium as we may use at that time.

To exercise the fundamental change repurchase right, you must deliver to the paying agent, on or before the business day immediately preceding the fundamental change repurchase date, the notes to be repurchased, which, if certificated, must be duly endorsed for transfer, together with a written repurchase notice which, if the notes are certificated, must be the form entitled “Form of Fundamental Change Repurchase Notice” on the reverse side of the notes. Your repurchase notice must state:

•	if any notes to be repurchased are certificated, the certificate numbers of each such note;

•

if any notes are to be repurchased in part, the principal amount of each note to be repurchased in part, which principal amount must be such that the principal amount not to be repurchased equals $2,000 or an integral multiple of $1,000 in excess thereof; and

•

that the notes are to be repurchased by us pursuant to the applicable provisions of the notes and the indenture. If the notes are not in certificated form, your notice must comply with the applicable procedures of DTC.

You may withdraw any repurchase notice (in whole or in part) by a written notice of withdrawal delivered to the paying agent prior to the close of business on the business day immediately preceding the fundamental change repurchase date. The notice of withdrawal shall state:

•	the principal amount of notes to be withdrawn, which must be such that the principal amount not to be repurchased equals $2,000 or an integral multiple of $1,000 in excess thereof;

•	if certificated notes have been issued, the certificate numbers of the withdrawn notes; and

•	the principal amount, if any, which remains subject to the repurchase notice.

If the notes are not in certificated form, your notice must comply with the applicable procedures of DTC.

We will be required to repurchase the notes on the fundamental change repurchase date. You will receive payment of the fundamental change repurchase price on the later of (i) the fundamental change repurchase date and (ii) the time of book-entry transfer or the delivery of the notes. If the paying agent holds money sufficient to pay the fundamental change repurchase price of the notes to be repurchased on the fundamental change repurchase date, then:

•

the notes to be repurchased will cease to be outstanding and interest will cease to accrue on such notes (whether or not book-entry transfer of such notes is made or whether or not such notes are delivered to the paying agent); and

•	all other rights of the holders with respect to such notes will terminate (other than the right to receive the fundamental change repurchase price and any default interest with respect to such notes).

In connection with any repurchase offer pursuant to a fundamental change repurchase notice, we will, if required:

•	comply with the provisions of the tender offer rules under the Exchange Act that may then be applicable; and

•	file a Schedule TO or any other required schedule under the Exchange Act.

No notes may be repurchased at the option of holders upon a fundamental change if the principal amount of the notes has been accelerated, and such acceleration has not been rescinded, on or prior to such date (except in the case of an acceleration resulting from a default by us that would be cured by our payment of the fundamental change repurchase price with respect to such notes).

The repurchase rights of the holders could discourage a potential acquirer of us. The fundamental change repurchase feature, however, is not the result of management’s knowledge of any specific effort to obtain control of us by any means or part of a plan by management to adopt a series of anti-takeover provisions.

The term fundamental change is limited to specified transactions and may not include other events that might adversely affect our financial condition. In addition, the requirement that we offer to repurchase the notes upon a fundamental change may not protect holders in the event of a highly leveraged transaction, reorganization, merger or similar transaction involving us.

The definition of fundamental change includes a phrase relating to the conveyance, transfer, sale, lease or disposition of “all or substantially all” of our consolidated assets. There is no precise, established definition of the phrase “substantially all” under applicable law. Accordingly, the ability of a holder of the notes to require us to repurchase its notes as a result of the conveyance, transfer, sale, lease or other disposition of less than all of our assets may be uncertain.

If a fundamental change were to occur, we may not have enough funds to pay the fundamental change repurchase price. Our ability to repurchase the notes for cash may be limited by restrictions on our ability to obtain funds for such repurchase through dividends from our subsidiaries, the terms of our then existing borrowing arrangements or otherwise. See “Risk factors—Risks related to the notes— We may not be able to raise the funds necessary to pay the fundamental change repurchase price.” If we fail to repurchase the notes when required following a fundamental change, we will be in default under the indenture. In addition, we have, and may in the future incur, other indebtedness with similar change in control provisions permitting our holders to accelerate or to require us to repurchase our indebtedness upon the occurrence of similar events or on some specific dates.

Consolidation, merger and sale of assets

The indenture provides that we shall not consolidate with or merge with or into another person, or sell, convey, transfer or lease all or substantially all of our consolidated properties and assets to, another person, unless (i) the resulting, surviving or transferee person (if not us) is a corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia, and such corporation (if not us) expressly assumes by supplemental indenture all of our obligations under the notes and the indenture; and (ii) immediately after giving effect to such transaction, no default or event of default has occurred and is continuing under the indenture. Upon any such consolidation, merger or sale, conveyance, transfer or lease, the resulting, surviving or transferee person (if not us) shall succeed to, and may exercise every right and power of, ours under the indenture, and we shall be discharged from our obligations under the notes and the indenture except in the case of any conveyance, transfer or lease of all or substantially all our assets.

Although these types of transactions are permitted under the indenture, certain of the foregoing transactions could constitute a fundamental change permitting each holder to require us to repurchase the notes of such holder as described above.

Events of default

Each of the following is an event of default with respect to the notes:

(1)	default in any payment of interest on any note when due and payable and the default continues for a period of 30 days;

(2)	default in the payment of principal of any note when due and payable at its stated maturity, upon any required repurchase, upon declaration of acceleration or otherwise;

(3)	our failure to comply with our obligation to convert the notes in accordance with the indenture upon exercise of a holder’s conversion right and such failure continues for three business days;

(4)	our failure to give a fundamental change notice as described under “Fundamental change permits holders to require us to repurchase notes” or notice of a specified distribution or corporate transaction as described under “Conversion rights—Conversion upon specified distributions and corporate events,” in each case when due;

(5)	our failure to comply with our obligations under “Consolidation, merger and sale of assets;”

(6)	our failure for 60 days after written notice from the trustee or the holders of at least 25% in principal amount of the notes then outstanding has been received to comply with any of our other agreements contained in the notes or indenture that are not otherwise explicitly provided for in this list;

(7)	default by us or any of our significant subsidiaries with respect to any mortgage, agreement or other instrument under which there may be outstanding, or by which there may be secured or evidenced, any indebtedness for money borrowed in excess of $17.5 million in the aggregate of us and/or any such significant subsidiary, whether such indebtedness now exists or shall hereafter be created (i) resulting in such indebtedness becoming or being declared due and payable; or (ii) constituting a failure to pay the principal or interest of any such debt when due and payable at its stated maturity, upon required repurchase, upon declaration of acceleration or otherwise, unless, in either case, such indebtedness is discharged or such acceleration is cured, waived, rescinded, stayed or annulled within a period of 30 days after becoming due and payable;

(8)	certain events of bankruptcy, insolvency, or reorganization of us or any significant subsidiary that we may have; or

(9)	a final judgment for the payment of $17.5 million or more (excluding any amounts covered by insurance) rendered against us or any of our significant subsidiaries, which judgment is not discharged or stayed within 60 days after (i) the date on which the right to appeal thereof has expired if no such appeal has commenced, or (ii) the date on which all rights to appeal have been extinguished.

A ‘‘significant subsidiary’’, for purposes of the foregoing provisions, is a subsidiary that is a ‘‘significant subsidiary’’ as defined under Article 1, Rule 1-02(w) of Regulation S-X under the Exchange Act; provided that, in the case of a subsidiary that meets the criteria of clause (3) of the definition thereof but not clause (1) or (2) thereof, such subsidiary shall not be deemed to be a significant subsidiary unless the subsidiary’s income from continuing operations before income taxes, extraordinary items and cumulative effect of a change in accounting principle exclusive of amounts attributable to any non-controlling interests for the last completed fiscal year prior to the date of such determination exceeds $25.0 million.

If an event of default occurs and is continuing, the trustee by notice to us, or the holders of at least 25% in principal amount of the outstanding notes by notice to us and the trustee, may, and the trustee at the request of such holders shall, declare 100% of the principal of and accrued and unpaid interest, if any, on all the notes to be due and payable. In case of certain events of bankruptcy, insolvency or reorganization, involving us, 100% of the principal of and accrued and unpaid interest on the notes will automatically become due and payable. Upon such a declaration of acceleration, such principal and accrued and unpaid interest, if any, will be due and payable immediately.

Notwithstanding the foregoing, the indenture will provide that, to the extent we elect, the sole remedy for an event of default relating to our failure to meet our reporting obligations as set forth under “Reports” below, will, for the first 365 days after the occurrence of such an event of default, consist exclusively of the right to receive additional interest on the notes. For the first 180 days during which such event of default is continuing, additional interest will accrue on the notes at a rate equal to 0.25% per annum of the principal amount of the notes then outstanding. If such event of default is still continuing on the 181st day after it first occurred, such additional interest will accrue during the next 185 days during which such event of default is continuing at a rate of 0.50% per annum of the principal amount of notes then outstanding.

If we so elect, such additional interest will be payable in the same manner and on the same dates as the stated interest payable on the notes. On the 366th day after the occurrence of such event of default relating to our failure to comply with our reporting obligations (if such event of default is not cured or waived prior to such 366th day), the notes will be subject to acceleration as provided above. In no event shall additional interest payable pursuant to the foregoing election accrue at a rate per year in excess of the applicable rate specified in the immediately preceding paragraph pursuant to the indenture, regardless of the number of events or circumstances giving rise to requirements to pay such special interest. The provisions of the indentures described in this and the preceding paragraphs will not affect the rights of holders of notes in the event of the occurrence of any other event of default. In the event we do not elect to pay the additional interest following an event of default in accordance with this paragraph and the immediately following paragraph, the notes will be subject to acceleration as provided above.

In order to elect to pay the additional interest as the sole remedy during the first 365 days after the occurrence of an event of default relating to our failure to comply with the reporting obligations in accordance with the immediately preceding paragraphs, we must notify the record holders of notes, the trustee and the paying agent of such election prior to the beginning of such 365-day period. Upon our failure to timely give such notice, the notes will be immediately subject to acceleration as provided above.

If any portion of the amount payable on the notes upon acceleration is considered by a court to be unearned interest (through the allocation of the value of the instrument to the embedded warrant or otherwise), the court could disallow recovery of any such portion.

The holders of a majority in principal amount of the outstanding notes may waive all past defaults (except with respect to nonpayment of principal (including the fundamental change repurchase price) or interest or with respect to our failure to deliver the consideration due upon conversion) and rescind any such acceleration with respect to the notes and its consequences if (i) rescission would not conflict with any judgment or decree of a court of competent jurisdiction and (ii) all existing events of default, other than the nonpayment of the principal of and interest on the notes that have become due solely by such declaration of acceleration, have been cured or waived.

Each holder shall have the right to receive payment or delivery, as the case may be, of:

•	the principal (including the fundamental change repurchase price, if applicable) of;
•	accrued and unpaid interest, if any, on; and
•	the consideration due upon conversion of,

its notes, on or after the respective due dates expressed or provided for in the indenture, or to institute suit for the enforcement of any such payment or delivery, as the case may be, and such right to receive such payment or delivery, as the case may be, on or after such respective dates shall not be impaired or affected without the consent of such holder.

Subject to the provisions of the indenture relating to the duties of the trustee, if an event of default occurs and is continuing, the trustee will be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any of the holders unless such holders have offered to the trustee indemnity or security reasonably satisfactory to it against any loss, liability or expense. Except to enforce the right to receive payment of principal (including the fundamental change repurchase price) of, or interest on, the notes when due, or the right to receive payment or delivery of the consideration due upon conversion of the notes, no holder may pursue any remedy with respect to the indenture or the notes unless:

(1)	such holder has previously given the trustee written notice that an event of default is continuing;

(2)	holders of at least 25% in principal amount of then outstanding notes have requested the trustee to pursue the remedy;

(3)	such holders have offered the trustee security or indemnity reasonably satisfactory to it against any loss, liability or expense;

(4)	the trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity; and

(5)	the holders of a majority in principal amount of then outstanding notes have not given the trustee a direction that, in the opinion of the trustee, is inconsistent with such request within such 60-day period.

Subject to certain restrictions, the holders of a majority in principal amount of then outstanding notes are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or of exercising any trust or power conferred on the trustee.

The indenture provides that in the event an event of default has occurred and is continuing, the trustee will be required in the exercise of its powers to use the degree of care that a prudent person would use in the conduct of its own affairs. The trustee, however, may refuse to follow any direction that conflicts with law or the indenture or that the trustee determines is unduly prejudicial to the rights of any other holder or that would involve the trustee in personal liability. Prior to taking any action under the indenture, the trustee will be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

The indenture provides that if a default occurs and is continuing and is known to the trustee, the trustee must mail to each holder notice of the default within 90 days after it occurs. Except in the case of a default in the payment of principal (including the fundamental change repurchase price) of, or interest on, any note or a default in the payment or delivery of the consideration due upon conversion, the trustee may withhold notice if and so long as it in good faith determines that withholding notice is in the interests of the holders. In addition, we are required to deliver to the trustee, within 120 days after the end of each fiscal year, a certificate indicating whether the signers thereof know of any default that occurred during the previous year. We are also required to deliver to the trustee, within 30 days after the occurrence thereof, written notice of any events which would constitute certain defaults, their status and what action we are taking or proposes to take in respect thereof.

Payments of the fundamental change repurchase price, principal and interest that are not made when due will accrue interest per annum at the then-applicable interest rate from the required payment date.

Modification and amendment

Subject to certain exceptions, the indenture or the notes may be amended with the consent of the holders of at least a majority in principal amount of the notes then outstanding (including without limitation, consents obtained in connection with a repurchase of, or tender offer or exchange offer for, notes) and, subject to certain exceptions, any past default or compliance with any provisions may be waived with the consent of the holders of a majority in principal amount of then outstanding notes (including, without limitation, consents obtained in connection with a repurchase of, or tender offer or exchange offer for, notes). However, without the consent of each holder of an outstanding note affected, no amendment may, among other things:

(1)	reduce the percentage of the principal amount of then outstanding notes whose holders must consent to an amendment or waive any past default;

(2)	reduce the rate of or extend the stated time for payment of interest on any note;

(3)	reduce the principal of, or extend the stated maturity of, any note;

(4)	make any change that adversely affects the conversion rights of any notes;

(5)	reduce the fundamental change repurchase price of any note or amend or modify in any manner adverse to the holders of notes our obligation to make such payments, whether through an amendment or waiver of provisions in the covenants, definitions or otherwise;

(6)	make any note payable in money other than that stated in the note;

(7)	change the ranking of the notes in a manner adverse to holders of the notes;

(8)	impair the right of any holder to receive payment of principal and interest on such holder’s notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such holder’s notes; or

(9)	make any change in the amendment provisions which require each holder’s consent or in the waiver provisions.

Without the consent of any holder, we and the trustee may amend the indenture to:

(1)	cure any ambiguity, omission, defect or inconsistency that does not adversely affect holders of the notes;

(2)	provide for the assumption by a successor corporation of our obligations under the indenture;

(3)	add guarantees with respect to the notes;

(4)	secure the notes;

(5)	add to our covenants for the benefit of the holders or surrender any right or power conferred upon us;

(6)	evidence the appointment of a successor trustee;

(7)	comply with the applicable procedures of the depositary;

(8)	make any change that does not adversely affect the rights of any holder;

(9)	comply with any requirement of the SEC in connection with the qualification of the indenture under the Trust Indenture Act; or

(10)	conform the provisions of the indenture to the “Description of notes” section in this prospectus supplement, as supplemented by the related pricing term sheet.

Holders do not need to approve the particular form of any proposed amendment. It will be sufficient if such holders approve the substance of the proposed amendment. After an amendment under the indenture becomes effective, we are required to mail to the holders a notice briefly describing such amendment. However, the failure to give such notice to all the holders, or any defect in the notice, will not impair or affect the validity of the amendment.

Discharge

We may satisfy and discharge our obligations under the indenture by delivering to the securities registrar for cancellation all outstanding notes or by depositing with the trustee or delivering to the holders, as applicable, after the notes have become due and payable, whether at the stated maturity, any fundamental change repurchase date, upon conversion or otherwise, cash and/or (in the case of conversion) cash and shares of common stock, if any, sufficient to pay all of the outstanding notes and all other sums payable under the indenture by us. Such discharge is subject to terms contained in the indenture.

Calculations in respect of notes

Except as otherwise provided above, we will be responsible for making all calculations called for under the notes. These calculations include, but are not limited to, determinations of the last reported sale prices of our common stock, accrued interest payable on the notes and the conversion rate of the notes. We will make all these calculations in good faith and, absent manifest error, our calculations will be final and binding on holders of notes. We will provide a schedule of our calculations to each of the trustee and the conversion agent, and each of the trustee and conversion agent is entitled to rely conclusively upon the accuracy of our calculations without independent verification. The trustee will forward our calculations to any holder of notes upon the request of that holder.

Reports

The indenture provides that any annual or quarterly reports (on Form 10-K or Form 10-Q or any successor form) that we are required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act must be filed by us with the trustee within 15 days after the same are required to be filed with the SEC (giving effect to any grace period provided by Rule 12b-25 under the Exchange Act). Documents filed by us with the SEC via the EDGAR system (or any successor thereto) will be deemed to be filed with the trustee as of the time such documents are filed via EDGAR (or any successor thereto), it being understood that the trustee shall have no responsibility to determine whether such filings have been made.

Trustee

Wells Fargo Bank, National Association is the trustee, security registrar, paying agent, bid solicitation agent and conversion agent. Wells Fargo Bank, National Association, in each of its capacities, including without limitation as trustee, security registrar, paying agent, bid solicitation agent and conversion agent, assumes no responsibility for the accuracy or completeness of the information concerning us or our affiliates or any other party contained in this document or the related documents or for any failure by us or any other party to disclose events that may have occurred and may affect the significance or accuracy of such information.

We may maintain banking relationships in the ordinary course of business with the trustee and its affiliates.

Governing law

The indenture provides that it and the notes, and any claim, controversy or dispute arising under or related to the indenture or the notes, will be governed by and construed in accordance with the laws of the State of New York (without regard to the conflicts of laws provisions thereof).

Book-entry, settlement and clearance

The global notes

The notes will be initially issued in the form of one or more registered notes in global form, without interest coupons (the “global notes”). Upon issuance, each of the global notes will be deposited with the trustee as custodian for DTC and registered in the name of Cede & Co., as nominee of DTC.

Ownership of beneficial interests in a global note will be limited to persons who have accounts with DTC (“DTC participants”) or persons who hold interests through DTC participants. We expect that under procedures established by DTC:

•	upon deposit of a global note with DTC’s custodian, DTC will credit portions of the principal amount of the global note to the accounts of the DTC participants designated by the underwriters; and

•

ownership of beneficial interests in a global note will be shown on, and transfer of ownership of those interests will be effected only through, records maintained by DTC (with respect to interests of DTC participants) and the records of DTC participants (with respect to other owners of beneficial interests in the global note).

Beneficial interests in global notes may not be exchanged for notes in physical, certificated form except in the limited circumstances described below.

Book-entry procedures for the global notes

All interests in the global notes will be subject to the operations and procedures of DTC. We provide the following summary of those operations and procedures solely for the convenience of investors. The operations and procedures of DTC are controlled by that settlement system and may be changed at any time. Neither we nor the underwriters are responsible for those operations or procedures.

DTC has advised us that it is:

•	a limited purpose trust company organized under the laws of the State of New York;
•	a “banking organization” within the meaning of the New York State Banking Law;
•	a member of the Federal Reserve System;
•	a “clearing corporation” within the meaning of the Uniform Commercial Code; and
•	a “clearing agency” registered under Section 17A of the Exchange Act.

DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between its participants through electronic book-entry changes to the accounts of its participants. DTC’s participants include securities brokers and dealers, including the underwriters, banks and trust companies, clearing corporations and other organizations. Indirect access to DTC’s system is also available to others such as banks, brokers, dealers and trust companies; these indirect participants clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly. Investors who are not DTC participants may beneficially own securities held by or on behalf of DTC only through DTC participants or indirect participants in DTC.

So long as DTC’s nominee is the registered owner of a global note, that nominee will be considered the sole owner or holder of the notes represented by that global note for all purposes under the indenture. Except as provided below, owners of beneficial interests in a global note:

•	will not be entitled to have notes represented by the global note registered in their names;

•	will not receive or be entitled to receive physical, certificated notes; and

•

will not be considered the owners or holders of the notes under the indenture for any purpose, including with respect to the giving of any direction, instruction or approval to the trustee under the indenture.

As a result, each investor who owns a beneficial interest in a global note must rely on the procedures of DTC to exercise any rights of a holder of notes under the indenture (and, if the investor is not a participant or an indirect participant in DTC, on the procedures of the DTC participant through which the investor owns its interest).

Payments of principal and interest with respect to the notes represented by a global note will be made by the trustee to DTC’s nominee as the registered holder of the global note. Neither we nor the Trustee will have any responsibility or liability for the payment of amounts to owners of beneficial interests in a global note, for any aspect of the records relating to or payments made on account of those interests by DTC, or for maintaining, supervising or reviewing any records of DTC relating to those interests.

Payments by participants and indirect participants in DTC to the owners of beneficial interests in a global note will be governed by standing instructions and customary industry practice and will be the responsibility of those participants or indirect participants and DTC.

Transfers between participants in DTC will be effected under DTC’s procedures and will be settled in same-day funds.

Certificated notes

Notes in physical, certificated form will be issued, registered in the name of and delivered to each person that DTC identifies as a beneficial owner of the related notes only if:

•	DTC notifies us at any time that it is unwilling or unable to continue as depositary for the global notes and a successor depositary is not appointed within 90 days;

•	DTC ceases to be registered as a clearing agency under the Exchange Act and a successor depositary is not appointed within 90 days; or

•	an event of default with respect to the notes has occurred and is continuing and such beneficial owner requests that its notes be issued in physical, certificated form.

In addition, we may, at our option, issue certificated notes to any holder that was, or becomes, our affiliate within the three immediately preceding months or to any holder that is, or becomes, our affiliate.

Description of the convertible note hedge and

warrant transactions

In connection with the pricing of the notes, we expect to enter into privately negotiated convertible note hedge transactions with the option counterparties, pursuant to which we will buy net share settled call options relating to shares of our common stock. We also expect to enter into privately negotiated warrant transactions with the option counterparties, pursuant to which we will sell to the option counterparties net share or cash settled warrants relating to shares of our common stock.

If we enter into the convertible note hedge and warrant transactions, we expect to use approximately $            million of the net proceeds from the sale of the notes to pay the costs of the convertible note hedge transactions, after such costs are partially offset by the proceeds that we receive from the warrant transactions. If the underwriters exercise their over-allotment option to purchase additional notes, we expect to enter into additional convertible note hedge transactions and additional warrant transactions, in which case we would use a portion of the net proceeds from the sale of such additional notes to pay the costs of entering into such additional convertible note hedge transactions, after such costs are partially offset by the proceeds that we receive from such additional warrant transactions.

The convertible note hedge transactions would be expected to generally reduce the potential dilution with respect to our common stock upon the conversion of the notes in the event that the market value per share of our common stock, as measured under the convertible note hedge transactions, is greater than the strike price of the convertible note hedge transactions, which initially corresponds to the initial conversion price of the notes and is subject to adjustments similar to those applicable to the conversion price of the notes. Separately, to the extent that the market value per share of our common stock, as measured under the terms of the warrant transactions, exceeds the strike price of the warrant transactions, the warrant transaction could have a dilutive effect.

We would not be required to make any cash payments to the option counterparties upon the exercise of the options that are a part of the convertible note hedge transaction, but we would be entitled to receive from the option counterparties a number of shares of our common stock generally based on the amount by which the market value per share of our common stock, as measured under the terms of the convertible note hedge transactions, is greater than the strike price of the convertible note hedge transaction during the relevant valuation period under the convertible note hedge transactions. Additionally, if the market value per share of our common stock, as measured under the terms of the warrant transactions, exceeds the strike price of the warrant transactions, we would, at our option, owe the option counterparties a number of shares of our common stock or an amount of cash, in each case having a value equal to such excess as measured under the warrant transactions during the applicable valuation period.

The convertible note hedge transactions and the warrant transactions will be separate transactions entered into by us with the option counterparties, are not part of the terms of the notes and will not change the holders’ rights under the notes. As a holder of the notes, you will not have any rights with respect to any convertible note hedge transactions or any warrant transactions.

For a discussion of the potential impact of any market or other activity by the option counterparties and/or their affiliates in connection with the convertible note hedge transaction and the warrant transaction, see “Underwriting” and “Risk factors—Risks related to the notes—The convertible note hedge transactions and the warrant transactions may affect the trading price of the notes and the market price of our common stock.”

Description of capital stock

General

Our authorized capital stock consists of 250,000,000 shares of common stock, $0.001 par value, and 10,000,000 shares of preferred stock, $0.001 par value. As of October 31, 2012, there were:

•	53,900,233 shares of common stock outstanding;

•	no shares of preferred stock outstanding; and

•	250,000 shares of preferred stock designated as Series A junior participating preferred stock, none of which were outstanding.

The following summary description of our capital stock is based on the provisions of our certificate of incorporation and bylaws, our stockholder rights plan, and the applicable provisions of the Delaware General Corporation Law. This information is qualified entirely by reference to the applicable provisions of our certificate of incorporation, bylaws, stockholder rights plan and the Delaware General Corporation Law. For information on how to obtain copies of our certificate of incorporation, bylaws and stockholder rights plan, see “Where you can find more information.”

Common stock

The holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders. Our stockholders do not have cumulative voting rights in the election of directors. Subject to preferences that may be applicable to any outstanding shares of preferred stock, the holders of common stock are entitled to receive ratably only those dividends as may be declared by our board of directors out of legally available funds. Upon our liquidation, dissolution or winding up, holders of our common stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preferences of any outstanding shares of preferred stock. Holders of common stock have no preemptive or other subscription or conversion rights. There are no redemption or sinking fund provisions applicable to our common stock.

Preferred stock

Pursuant to our certificate of incorporation, our board of directors has the authority, without further action by the stockholders (unless such stockholder action is required by applicable law or NASDAQ rules), to designate and issue up to 10,000,000 shares of preferred stock, of which 250,000 shares are authorized for issuance as Series A junior participating preferred stock, none of which are outstanding. Our board of directors may issue preferred stock in one or more series and has the authority to establish from time to time the number of shares to be included in each such series, to fix the designations, powers, preferences and rights of the shares of each wholly unissued series, and any qualifications, limitations or restrictions thereon, and to increase or decrease the number of shares of any such series, but not below the number of shares of such series then outstanding.

We will fix the designations, powers, preferences and rights of the preferred stock of each series, as well as the qualifications, limitations or restrictions thereon, in the certificate of designation relating to that series. The General Corporation Law of the State of Delaware, the state of our incorporation, provides that the holders of preferred stock will have the right to vote separately as a class (or, in some cases, as a series) on an amendment to our certificate of incorporation if the amendment would change the par value or, unless the certificate of incorporation provided otherwise, the number of authorized shares of the class or change the powers, preferences or special rights of the class or series so as to adversely affect the class or series, as the case may be. This right is in addition to any voting rights that may be provided for in the applicable certificate of designation.

Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of our common stock. Preferred stock could be issued quickly with terms designed to delay or prevent a change in control of our company or make removal of management more difficult. Additionally, the issuance of preferred stock may have the effect of decreasing the market price of our common stock and the trading price of the notes.

Series A junior participating preferred stock

Our board of directors has designated 250,000 shares of our preferred stock as Series A junior participating preferred stock. The Series A junior participating preferred stock is purchasable upon exercise of the rights pursuant to the terms of our stockholder rights plan. For more information on our stockholder rights plan, please see “Description of capital stock — Stockholders rights plan.” These shares or the holders of these shares, as applicable, are:

•	not redeemable;

•

entitled, subject to the rights of the holders of any shares of preferred stock to receive preferential dividends and in preference to the holders of our common stock, to receive, when and if declared by our board of directors, quarterly dividends in an amount per share equal to the greater of $.01 or 1,000 times (subject to adjustment) the aggregate per share amount of all non-cash dividends or other distributions declared on our common stock since the previous quarterly payment or, in the case of the first quarterly payment, since the first issuance of our Series A junior participating preferred stock;

•

entitled, before any payment may be made to holders of our common stock or shares of other preferred stock ranking junior to our Series A junior participating preferred stock, to receive a minimum preferential payment per share equal to the greater of $.01 plus accrued and unpaid dividends thereon or 1,000 times (subject to adjustment) the aggregate payment made per common share;

•	entitled to 1,000 votes (subject to adjustment) per share of Series A junior participating preferred stock, voting together with our common stock;

•

entitled, in the event of a merger, consolidation or other transaction in which outstanding shares of our common stock are converted or exchanged, to receive 1,000 times (subject to adjustment) the amount received per share of our common stock; and

•

entitled, in the event that the equivalent of six quarterly dividends payable on any shares of Series A junior participating preferred stock are in default, to elect (to the exclusion of the holders of our common stock) two additional directors to our board of directors by a majority vote.

Stock options and restricted stock units

As of October 31, 2012, there were 7,946,408 shares of common stock reserved for issuance under our equity incentive plans. Of this number, 3,654,857 shares were reserved for issuance upon exercise of outstanding options that were previously granted under our equity incentive plans, 924,005 shares were reserved for issuance upon the vesting of restricted stock units granted under our equity incentive plans, 3,116,166 shares were shares that may be granted in the future under our equity incentive plans, and 251,380 shares were reserved for issuance under our employee stock purchase plan.

Anti-Takeover effects of provisions of our certificate of incorporation and bylaws

Our certificate of incorporation and bylaws provide for our board of directors to be divided into three classes, with staggered three-year terms. Only one class of directors is elected at each annual meeting of our stockholders, with the other classes continuing for the remainder of their respective three-year terms. Because our stockholders do not have cumulative voting rights, our stockholders representing a majority of the shares of common stock outstanding will be able to elect all of our directors to be elected at each annual meeting of our stockholders. Our certificate of incorporation and bylaws provide that all stockholder actions must be effected at a duly called meeting of stockholders and not by a consent in writing, and that only our board of directors or chairman of the board may call a special meeting of stockholders. Our certificate of incorporation requires a 66 2/3% stockholder vote for the amendment, repeal or modification of certain provisions of our certificate of incorporation relating to, among other things, the classification of our board of directors, the requirement that stockholder actions be effected at a duly called meeting, and the designated parties entitled to call a special meeting of the stockholders. Our certificate of incorporation and bylaws also require a 66 2/3% stockholder vote for the stockholders to adopt, amend or repeal any provision of our bylaws.

The combination of the classification of our board of directors, the lack of cumulative voting and the 66 2/3% stockholder voting requirements will make it more difficult for our existing stockholders to replace our board of directors as well as for another party to obtain control of us by replacing our board of directors. Since our board of directors has the power to retain and discharge our officers, these provisions could also make it more difficult for existing stockholders or another party to effect a change in management. In addition, the authorization of undesignated preferred stock makes it possible for our board of directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to effect a change of our control.

These provisions may have the effect of deterring hostile takeovers or delaying changes in our control or management. These provisions are intended to enhance the likelihood of continued stability in the composition of our board of directors and in the policies they implement, and to discourage certain types of transactions that may involve an actual or threatened change of our control. These provisions are designed to reduce our vulnerability to an unsolicited acquisition proposal. The provisions also are intended to discourage certain tactics that may be used in proxy fights. However, such provisions could have the effect of discouraging others from making tender offers for our shares and, as a consequence, they also may inhibit fluctuations in the market price of our shares that could result from actual or rumored takeover attempts. Such provisions may also have the effect of preventing changes in our management.

Section 203 of the General Corporation Law of the State of Delaware

We are subject to Section 203 of the General Corporation Law of the State of Delaware, which prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years after the date that such stockholder became an interested stockholder, with the following exceptions:

•	before such date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested holder;

•

upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction began, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder) those shares owned (i) by persons who are directors and also officers and (ii) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•

on or after such date, the business combination is approved by the board of directors and authorized at an annual or special meeting of the stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

In general, Section 203 defines business combination to include the following:

•	any merger or consolidation involving the corporation and the interested stockholder;

•	any sale, lease, transfer, pledge or other disposition of 10% or more of the assets of the corporation to or with the interested stockholder;

•	subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

•

any transaction involving the corporation that has the effect of increasing the proportionate share of the stock or any class or series of the corporation beneficially owned by the interested stockholder; or

•	the receipt by the interested stockholder of the benefit of any loss, advances, guarantees, pledges or other financial benefits by or through the corporation.

In general, Section 203 defines interested stockholder as an entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation or any entity or person affiliated with or controlling or controlled by such entity or person.

Stockholder rights plan

We have adopted a stockholder rights plan. Under our stockholder rights plan, each share of our common stock has associated with it one preferred share purchase right. Each right entitles its holder to purchase, under the circumstances provided for in our stockholder rights plan, one one-thousandth of a share of Series A junior participating preferred stock at an initial purchase price equal to $32.00, subject to adjustment under certain circumstances. Until a “distribution date” occurs, the rights:

•	are not exercisable;

•	are evidenced by the same certificate that represents the shares with which the rights are associated; and

•	trade together with those shares.

Following a “distribution date,” the rights would become exercisable and we would issue separate certificates representing the rights, which would trade separately from the shares of our common stock. A “distribution date” would occur upon the earlier of:

•	ten days after a public announcement that the person has become an “acquiring person;” or

•	ten business days after a person announces its intention to commence a tender or exchange offer that, if successful, would result in the person becoming an “acquiring person”.

Under our stockholder rights plan, a person becomes an “acquiring person” if the person, alone or together with a group, acquires beneficial ownership of 20% or more of the outstanding shares of our common stock. However, an acquiring person would not include us, any of our subsidiaries, or any of our employee benefit plans or any person or entity holding shares of our common stock pursuant to our employee benefit plans. Our stockholder rights plan also contains provisions designed to prevent the inadvertent triggering of the distribution of rights by institutional or certain other stockholders. In addition, acquisitions made with the prior approval of our board of directors and all cash tender offers meeting certain criteria will likewise not trigger the distribution of the rights under our stockholder rights plan. Our board of directors has waived the stockholder rights plan in connection with the convertible note hedge and warrant transactions.

In the event that any person becomes an acquiring person, each holder of a right will have the right to receive upon exercise that number of shares of our common stock having a market value of two times the purchase price of the right (or, if such number of shares of common stock is not and cannot be authorized, we may issue preferred stock, cash, debt, stock or a combination thereof to substitute for our common stock). In the event that we are acquired in a merger or other business combination transaction or 50% or more of our consolidated assets or earning power are sold to an acquiring person or certain other persons, each holder of a right will thereafter have the right to receive, upon the exercise thereof at the then current purchase price of the right, that number of shares of common stock of the acquiring company as will have a market value of two times the purchase price of the right.

At any time before a person becomes an acquiring person, our board of directors may redeem all of the rights at a redemption price of $0.0001 per right. On the redemption date, the rights will expire and the only entitlement of the holders of rights will be to receive the redemption price. After a person becomes an acquiring person, but prior to such person acquiring more than 50% of our outstanding common stock, our board of directors may exchange each right, other than rights owned by the acquiring person, at an exchange ratio of one share of common stock per right (or, at our election, other equivalent securities), subject to adjustment.

At any time before a person becomes an acquiring person, our board of directors may amend any provision in the rights plan without the consent of the holders of the rights. After the rights are no longer redeemable, our board of directors may only amend our stockholder rights plan without approval of the holders of the rights if such amendment would not (i) adversely affect the interests of the holders of rights (other than an acquiring person or affiliate thereof), (ii) cause our stockholder rights plan to again become amendable other than in accordance with the terms of the plan or (iii) cause the rights to again become redeemable. A holder of rights will not, as such, have any rights as a stockholder, including the right to vote or receive dividends. In general, the rights will expire at the close of business on June 20, 2016, unless earlier redeemed or exchanged by us.

The exercise of the rights under our stockholder rights plan would cause substantial dilution to a person attempting to acquire us on terms not approved by our board of directors, and therefore would significantly increase the price that such person would have to pay to complete the acquisition. Our stockholder rights plan may deter a potential acquisition or tender offer.

Transfer agent and registrar

The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company. Its address is 59 Maiden Lane, New York, NY, 10038, and its telephone number is (718) 921-8201.

Description of certain other indebtedness

In September 2010, we completed a $115.0 million offering of the 2015 Notes, which raised proceeds of approximately $100.5 million, net of approximately $4.4 million in issuance costs and $10.0 million in payments related to the convertible note hedge transactions and the warrant transactions we entered into in connection with the offering of the 2015 Notes. The 2015 Notes mature in 2015 and bear interest at 2.875 percent, which is payable semi-annually. The 2015 Notes are convertible under certain circumstances at the option of the note holders at a conversion price of approximately $29.64 per share. Upon conversions of the 2015 Notes, holders receive the principal amount of the converted notes in cash and any excess conversion value in shares of our common stock.

The 2015 Notes are not redeemable at our option. Holders of the 2015 Notes may require us to repurchase the 2015 Notes for cash upon the occurrence of certain conditions that constitute a fundamental change, at a price equal 100 percent of the principal amount of the 2015 Notes plus unpaid interest.

At September 30, 2012, the outstanding principal amount of the 2015 Notes was $115.0 million. We may use a portion of the net proceeds of this offering to repurchase a portion of the 2015 Notes concurrently with this offering through individually negotiated transactions. See “Use of Proceeds.”

Certain U.S. federal income tax considerations

The following discussion is a summary of the material U.S. federal income tax consequences with respect to the purchase, ownership and disposition of the notes and of the ownership and disposition of common stock received upon a conversion of the notes, but does not purport to be a complete analysis of all potential tax effects. This discussion only applies to initial holders of notes who purchase notes at the “issue price”, which will equal the first price to the public (not including bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers) at which a substantial amount of the notes is sold for money. This discussion assumes that each holder holds the notes and common stock received upon a conversion of the notes as a capital asset.

This discussion does not describe all of the tax consequences that may be relevant to holders in light of their particular circumstances or to holders subject to special rules, such as:

•	banks, insurance companies or other financial institutions;

•	regulated investment companies;

•	tax-exempt organizations;

•	dealers in stock or securities or foreign currencies;

•	holders who elect the mark-to-market method of accounting for their securities;

•	personal holding companies;

•	real estate investment trusts;

•	persons holding notes or common stock as part of a hedge, straddle, conversion or other integrated or risk reduction transaction;

•	U.S. Holders (as defined below) whose functional currency is not the U.S. dollar;

•	S corporations, partnerships or other entities classified as partnerships for U.S. federal income tax purposes or other pass through entities, or investors or owners of such entities;

•

persons that own, or are deemed to beneficially own, more than 5% of the fair market value of the notes or more than 5% of our common stock or persons that, on the date of the acquisition of the notes, own notes with a fair market value of more than 5% of the fair market value of our common stock;

•	persons subject to the alternative minimum tax; or

•	former citizens or former residents of the United States.

This summary is based on the Internal Revenue Code of 1986, as amended to the date hereof, or the Code, administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations, or the Treasury Regulations, changes to any of which subsequent to the date of this prospectus supplement may affect the tax consequences described herein (possibly with retroactive effect). The summary does not address federal tax consequences other than income tax consequences or any state, local or foreign tax consequences. The summary does not discuss scheduled rate changes under current law. Persons considering the purchase of notes are urged to consult their tax advisors with regard to the application of the U.S. federal income tax laws to their particular situations as well as any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.

We have not sought, nor will we seek, a ruling from the Internal Revenue Service, or the IRS, with respect to the matters discussed below. There can be no assurance that the IRS will not take a different position concerning the tax consequences of the purchase, ownership or disposition of the notes or common stock or that any such position would not be sustained.

Prospective purchasers of the notes should consult their own independent tax advisors with regard to the application of the tax consequences discussed below to their particular situations as well as the application of any state, local, foreign or other tax laws, including gift and estate tax laws and any applicable tax treaty.

U.S. Holders

As used herein, “U.S. Holder” means a beneficial owner of a note or common stock who or that is for U.S. federal income tax purposes:

•	an individual that is a citizen or resident of the United States;

•	a corporation or other entity taxable as a corporation created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

•

a trust, if a U.S. court can exercise primary supervision over the administration of the trust and one or more U.S. persons can control all substantial trust decisions, or, if the trust was in existence on August 20, 1996, and has properly elected to continue to be treated as a U.S. person.

Interest

It is expected, and this discussion assumes, that the notes will be issued with less than de minimis original issue discount for U.S. federal income tax purposes. Accordingly, interest paid on a note will be taxable to a U.S. Holder as ordinary interest income at the time it accrues or is received in accordance with the holder’s method of accounting for U.S. federal income tax purposes.

Contingent payments

In certain circumstances (see the discussion of additional interest as described under “Description of notes—Events of default”), we may be obligated to pay amounts in excess of the stated interest and principal payable on the notes, which may implicate the provisions of Treasury Regulations relating to “contingent payment debt instruments”. We intend to take the position that the notes should not be treated as contingent payment debt instruments. Assuming such position is respected, a U.S. Holder would be required to include the amount of any such payments in income as ordinary interest income at the time such payments are received or accrued in accordance with such U.S. Holder’s method of accounting for U.S. federal income tax purposes. If the IRS successfully challenged this position, and the notes were treated as contingent payment debt instruments because of the possibility of such payments, U.S. Holders might, among other things, be required to accrue interest income at a higher rate than the stated interest rate on the notes and to treat any gain recognized on the sale or other disposition of a note (including any gain realized on the conversion of a note) as ordinary income rather than as capital gain. Our determination that the notes are not contingent payment debt instruments is binding on each holder unless such holder discloses a contrary position to the IRS in the manner that is required by applicable Treasury Regulations.

Sale, exchange or redemption of the notes

Upon the sale, exchange or redemption of a note (other than a conversion into cash and common stock, as described in “—Conversion of the notes for cash and common stock” below), a U.S. Holder will generally recognize gain or loss equal to the difference between (1) the amount of cash proceeds and the fair market value of any property received on the sale, exchange or redemption (except to the extent such amount is attributable to accrued interest, which is taxable as ordinary income if not previously included in income) and (2) such U.S. Holder’s adjusted tax basis in the note. A U.S. Holder’s adjusted tax basis in a note generally will be the U.S. Holder’s cost therefor, plus the amount, if any, included in income on an adjustment to the conversion rate of the notes, as described in “—Constructive distributions” below. Such recognized gain or loss generally will be capital gain or loss, and if the U.S. Holder is an individual that has held the note for more than one year, such capital gain will generally be subject to tax at long-term capital gain rates. A U.S. Holder’s ability to deduct capital losses is subject to limitations.

Conversion of the notes for cash and common stock

A U.S. Holder generally will receive a combination of common stock and cash upon conversion of a note. The treatment of a conversion by a U.S. Holder is unclear and will depend on whether the conversion is treated as a recapitalization for U.S. federal income tax purposes. The conversion can only be treated as a recapitalization if the notes are treated as “securities” for U.S. federal income tax purposes. An instrument is a “security” for these purposes if, based on all the facts and circumstances, the instrument constitutes a meaningful investment in the issuer of the instrument. Although there are a number of factors that may affect the determination of whether a debt instrument is a “security”, one of the most important factors is the original term of the instrument, or the length of time between the issuance of the instrument and its maturity. In general, instruments with an original term of more than ten years are likely to be treated as “securities”, and instruments with an original term of less than five years are less likely to be treated as “securities”. In addition, the convertibility of a debt instrument into stock of the issuer may argue in favor of “security” treatment because of the holder’s possible equity participation in the issuer. It is unclear whether the notes qualify as “securities”, and holders are encouraged to consult their own tax advisors regarding that determination. We intend to treat a conversion of the notes into cash and common stock as a recapitalization (which requires, among other things, that the notes are treated as “securities”). If the conversion is treated as a recapitalization, a U.S. Holder generally would not recognize loss, but would recognize gain, if any, on a note so converted, in an amount equal to the lesser of (i) the fair market value of the common stock and cash received (other than amounts attributable to accrued interest, which will be treated as such) minus the holder’s adjusted tax basis in the notes converted and (ii) the amount of cash received (other than cash attributable to accrued interest or cash received in lieu of a fractional share). Such gain generally would be capital gain and would be long-term capital gain if the note has been held for more than one year at the time of the conversion. The amount of gain or loss recognized on the receipt of cash in lieu of a fractional share would be equal to the difference between the amount of cash a U.S. Holder receives in respect of the fractional share and the portion of the U.S. Holder’s tax basis in the note that is allocable to the fractional share.

In such case, the U.S. Holder’s aggregate tax basis in the common stock received (other than stock received with respect to accrued interest but including any basis allocable to a fractional share)

would equal the holder’s adjusted tax basis in the note converted, increased by the amount of gain recognized (other than with respect to a fractional share) and decreased by the amount of cash received (other than cash received in respect of accrued interest or a fractional share). The U.S. Holder’s holding period for shares of common stock (other than common stock received with respect to accrued interest) would include the period during which the holder held such note. A U.S. Holder’s tax basis in any common stock received with respect to accrued interest would equal the fair market value of the stock received, and the holding period for such common stock would begin on the day following the date of receipt.

An alternative characterization would treat the transaction as consisting of a nontaxable conversion of a portion of each note into common stock (other than common stock attributable to accrued interest) and a taxable redemption of the remaining portion of each note for cash. In that event, a U.S. Holder would not recognize any income, gain or loss with respect to the portion of the notes treated as converted into common stock, except with respect to any cash received in lieu of a fractional share of stock or any common stock attributable to accrued interest (which will be treated in the manner described above). A U.S. Holder’s tax basis in the stock received upon conversion generally would equal the portion of such holder’s tax basis in the note allocable to the portion of the note treated as converted, and the U.S. Holder’s holding period for such common stock generally would include the period during which the U.S. Holder held the note. A U.S. Holder would generally recognize capital gain or loss in respect of the portion of the note treated as redeemed for cash equal to the difference between the amount of cash received (other than amounts attributable to accrued interest) and the U.S. Holder’s tax basis allocable to such portion of the note. Capital gain or loss recognized would be long-term if the U.S. Holder held the note for more than one year. Although federal income tax law is not entirely clear on the point, in such case, the holder’s basis in the note would be allocated pro rata between the common stock and the cash received, in accordance with their fair market values.

U.S. Holders should consult their own advisors concerning the tax treatment to them if the notes are converted for a combination of our common stock and cash.

Exchange in lieu of conversion

If a U.S. Holder surrenders notes for conversion, we direct the notes to be offered to a financial institution for exchange in lieu of conversion, and the designated institution accepts the notes and delivers cash or a combination of cash and common stock in exchange for the notes, the holder will be taxed on the transfer as a sale or exchange of the notes, as described above under “—Sale, exchange or redemption of the notes.” In such case, a U.S. Holder’s tax basis in any common stock received will equal the fair market value of the stock on the date of the exchange, and the holder’s holding period in the shares of common stock received will begin the day after the date of the exchange.

Constructive distributions

Holders of convertible debt instruments such as the notes may, in certain circumstances, be deemed to have received constructive distributions where the conversion rate of such instrument is adjusted. Adjustments to the conversion rate made pursuant to a bona fide reasonable adjustment formula that has the effect of preventing the dilution of the interest of the holders of the debt instruments will generally not be considered to result in a constructive distribution of stock. However, certain of the possible adjustments provided in the notes, including, without limitation, adjustments in respect of taxable dividends to our stockholders, will not qualify as being pursuant to a bona fide reasonable adjustment formula. If such adjustments are made, the holders of notes will be deemed to have received constructive distributions in amounts based on the value of such holders’ increased interests in our equity resulting from such adjustments, which will be taxable in the same manner as an actual distribution as described below under “—Distributions on common stock”, even though they have not received any cash or property as a result of such adjustments, except that it is unclear whether such deemed distributions would be eligible for the reduced tax rate applicable to certain dividends paid to non-corporate holders or the dividend received deduction for corporate holders. An increase in the conversion rate for notes converted in connection with a make-whole fundamental change may also be treated as a taxable constructive distribution. In certain circumstances, the failure to make a conversion rate adjustment may result in a deemed distribution to the holders of the notes, if, as a result of such failure, the proportionate interest of the note holders in our assets or earnings is increased.

Distributions on common stock

Distributions, if any, paid or deemed paid on our common stock generally will be treated as dividends to the extent of our current or accumulated earnings and profits, as determined for U.S. federal income tax purposes. Subject to certain eligibility requirements and limitations (including holding periods), (1) qualifying dividends paid to individual U.S. Holders before January 1, 2013 are taxed at the rates applicable to long-term capital gains (but after that date at the rates generally applicable to ordinary income) and (2) qualifying dividends paid to corporate U.S. Holders will be eligible for the dividends received deduction. Distributions on our common stock that exceed our current and accumulated earnings and profits will be treated first as a non-taxable return of capital, reducing the holder’s tax basis in the shares of common stock and, thereafter as a capital gain from the sale or exchange of such stock.

Sale, exchange or other disposition of common stock

Upon the sale, exchange or other taxable disposition of common stock, a U.S. Holder generally will recognize capital gain or loss equal to the difference between (1) the cash and the fair market value of any property received for the common stock and (2) such U.S. Holder’s tax basis in the common stock. The holder’s tax basis and holding period in the common stock received upon conversion will be determined in the manner described above under “—Conversion of the notes for cash and common stock.” Any capital gain or loss recognized by a holder will be long-term capital gain or loss if the common stock was held for more than one year. Long-term capital gain of an individual U.S. Holder is eligible for a reduced rate of tax. The deductibility of capital losses is subject to limitations.

Medicare Tax

For taxable years beginning after December 31, 2012, certain U.S. Holders that are individuals, estates or trusts will be required to pay 3.8% additional tax on all or a portion of their “net investment income,” which may include, among other things, interest on the notes and dividends on our common stock and capital gains from the sale or other disposition of notes and our common stock. U.S. Holders should consult their tax advisors regarding the effect, if any, of this legislation on their ownership and disposition of our notes and common stock.

Information reporting and backup withholding

Information returns will be furnished to U.S. Holders and filed with the IRS in connection with payments on the notes, dividends on our common stock and the proceeds from a sale or other disposition of the notes or our common stock, unless such holders are exempt recipients. A U.S. Holder will be subject to backup withholding on these payments if the U.S. Holder fails to provide its taxpayer identification number to the paying agent and comply with certain certification procedures or otherwise establish an exemption from backup withholding. The amount of any backup withholding from a payment to a U.S. Holder will be allowed as a credit against the U.S. Holder’s U.S. federal income tax liability and may entitle the U.S. Holder to a refund, provided that the required information is timely furnished to the IRS.

Non-U.S. Holders

The following discussion is limited to the U.S. federal income tax consequences relevant to a Non-U.S. Holder. For these purposes, a “Non-U.S. Holder” is a beneficial owner of a note or common stock that is for U.S. federal income tax purposes:

•	an individual who is classified as a nonresident alien for U.S. federal income tax purposes;
•	a foreign corporation; or
•	a foreign estate or trust.

“Non-U.S. Holder” does not include a holder who is an individual present in the United States for 183 days or more in the taxable year of disposition and who is not otherwise a resident of the United States for U.S. federal income tax purposes. Such a holder is urged to consult his or her own tax advisor regarding the U.S. federal income tax consequences of the sale, exchange or other disposition of a note or shares of our common stock.

Interest

Subject to the discussion of backup withholding below, interest paid to a Non-U.S. Holder will not be subject to U.S. federal income or withholding tax, provided that:

•

such holder does not directly or indirectly, actually or constructively, own 10% or more of the total combined voting power of all classes of our stock entitled to vote, within the meaning of the Code and applicable Treasury Regulations;

•	such holder is not a controlled foreign corporation that is related to us actually or constructively through stock ownership;

•	such holder is not a bank receiving interest on a loan entered into in the ordinary course of its trade or business;

•	such interest is not effectively connected with the conduct by the Non-U.S. Holder of a trade or business within the United States; and

•	we, or the applicable withholding agent, receive appropriate documentation (generally an IRS Form W-8BEN) establishing that the Non-U.S. Holder is not a U.S. person.

A Non-U.S. Holder that does not qualify for exemption from withholding under the preceding paragraph generally will be subject to withholding of U.S. federal income tax at a 30% rate (or lower applicable treaty rate) on payments of interest on the notes.

If interest on the notes is effectively connected with the conduct by a Non-U.S. Holder of a trade or business within the United States, subject to the provisions of an applicable income tax treaty, such interest generally will be subject to U.S. federal income tax on a net income basis at the rate applicable to U.S. persons (and, with respect to corporate holders, may also be subject to a branch profits tax at 30% or a reduced treaty rate). If interest is subject to U.S. federal income tax on a net income basis in accordance with these rules, such payments will not be subject to U.S. withholding tax so long as the Non-U.S. Holder provides us or the applicable withholding agent with the appropriate documentation (generally an IRS Form W-8ECI).

Sale, exchange or other disposition of the notes or shares of common stock

Subject to the discussion of backup withholding below, any gain realized by a Non-U.S. Holder on the sale, exchange or other disposition of a note or shares of our common stock generally will not be subject to U.S. federal income tax, unless:

•	such gain is effectively connected with the conduct by such Non-U.S. Holder of a trade or business within the United States, subject to an applicable income tax treaty providing otherwise; or

•

we are or have been a U.S. real property holding corporation as defined below, at any time within the five-year period preceding the disposition or the Non-U.S. Holder’s holding period, whichever period is shorter, and our common stock has ceased to be traded on an established securities market prior to the beginning of the calendar year in which the sale or other disposition occurs.

We believe that we are not, and do not anticipate becoming, a U.S. real property holding corporation. Generally, a corporation is a U.S. real property holding corporation if the fair market value of its U.S. real property interests, as defined in the Code and applicable Treasury Regulations, equals or exceeds 50% of the aggregate fair market value of its worldwide real property interests and its other assets used or held for use in a trade or business.

Except to the extent that an applicable income tax treaty provides otherwise, a Non-U.S. Holder whose gain with respect to a note or common stock is effectively connected with the conduct of a trade or business in the United States by such holder generally will be subject to U.S. federal income tax on a net income basis at the rate applicable to U.S. persons (and, with respect to corporate holders, may also be subject to a branch profits tax at 30% or a reduced treaty rate).

Conversion of the notes

A Non-U.S. Holder’s conversion of a note for a combination of cash and common stock will be treated in a manner similar to that described above in “—Sale, exchange or other disposition of common stock,” except to the extent a holder receives cash or common stock attributable to accrued interest (which will be taxable as described above under “—Interest”) and except to the extent a holder receives cash and common stock for notes that are effectively connected with the conduct by such Non-U.S. Holder of a trade or business within the United States (which will be treated in the manner described above under “—U.S. Holders—Conversion of the notes for cash and common stock”).

Dividends

Dividends (including deemed dividends on the notes described above under “—U.S. Holders— Constructive distributions”) paid to a Non-U.S. Holder of common stock generally will be subject to withholding tax at a 30% rate or a reduced rate specified by an applicable income tax treaty. In the case of a deemed dividend, because such deemed dividends will not give rise to any cash from which any applicable withholding tax can be satisfied, a Non-U.S. Holder may be subject to withholding from subsequent cash payments of interest or from cash or shares of our common stock otherwise deliverable to a Non-U.S. Holder upon conversion, redemption or repurchase of a note. In order to obtain a reduced rate of withholding, a Non-U.S. Holder will be required to provide an IRS Form W-8BEN certifying its entitlement to benefits under a treaty. Under proposed Treasury Regulations relating to certain “dividend equivalent” payments, an adjustment to the conversion rate of the notes as a result of a dividend on shares of our common stock may be subject to withholding tax at a different time or in a different amount than the withholding tax otherwise imposed on dividends and constructive dividends.

The withholding tax does not apply to dividends paid to a Non-U.S. Holder who provides a Form W-8ECI, certifying that the dividends are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States and, where a tax treaty requires, are attributable to a U.S. permanent establishment. Instead, the effectively connected dividends generally will be subject to regular U.S. income tax as if the Non-U.S. Holder were a U.S. resident. A non-U.S. corporation receiving effectively connected dividends may also be subject to an additional “branch profits tax” imposed at a rate of 30% (or a lower treaty rate).

Information reporting and backup withholding

Information returns will generally be furnished to Non-U.S. Holders and filed with the IRS in connection with payments on the notes and the common stock and the amount of tax, if any, withheld with respect to those payments. Copies of the information returns reporting such interest and dividend payments and any withholding may also be made available to the tax authorities in the country in which the Non-U.S. Holder resides under the provisions of an applicable income tax treaty. Unless the Non-U.S. Holder complies with certification procedures to establish that it is not a United States person, information returns may be filed with the IRS in connection with the proceeds from a sale or other disposition of the notes or common stock, and the Non-U.S. Holder may be subject to backup withholding on payments on the notes or common stock or on the proceeds from a sale or other disposition of the notes or common stock. The certification procedures required to claim the exemption from withholding tax on interest described above will satisfy the certification requirements necessary to avoid backup withholding as well. The amount of any backup withholding from a payment to a Non-U.S. Holder will be allowed as a credit against the Non-U.S. Holder’s U.S. federal income tax liability and may entitle the Non-U.S. Holder to a refund, provided that the required information is timely furnished to the IRS.

Legislation relating to withholding on foreign accounts

Legislation enacted in 2010 may impose withholding taxes on certain types of payments made to “foreign financial institutions” (as specifically defined in this legislation) and certain other non-U.S. entities (including financial intermediaries). Under this legislation, failure to comply with additional certification, information reporting and other specified requirements could result in withholding tax being imposed on payments of interest, dividends and sales proceeds of any property of a type which can produce U.S. source interest or dividends to foreign intermediaries and certain Holders. The legislation imposes a 30% withholding tax on interest, dividends, or gross proceeds from the sale or other disposition of common stock or notes paid to a foreign financial institution or to a foreign non-financial entity, in each case, that is not otherwise exempt, unless (i) the foreign financial institution undertakes certain diligence and reporting obligations or (ii) the non-financial entity either certifies it does not have any substantial United States owners or furnishes identifying information regarding each substantial United States owner. If the payee is a foreign financial institution, it generally must enter into an agreement with the United States Treasury requiring, among other things, that it undertake to identify accounts held by certain United States persons or United States-owned foreign entities, annually report certain information about such accounts, and withhold 30% on payments to account holders whose actions prevent it from complying with these reporting and other requirements, or otherwise be exempt or deemed compliant (including pursuant to an intergovernmental agreement). The IRS has issued proposed regulations and other guidance under which debt instruments issued prior to January 1, 2013 such as the notes (but not our common stock) will be exempt from these rules. Under certain transition rules, any obligations to withhold under the legislation with respect to payments of dividends on our common stock will not begin until January 1, 2014 and with respect to the gross proceeds of a sale or other disposition of our common stock will not begin until January 1, 2017. Prospective investors should consult their tax advisors regarding this legislation.

Underwriting

Subject to the terms and conditions in the underwriting agreement between us and J.P. Morgan Securities LLC and Goldman, Sachs & Co., as the underwriters, we have agreed to sell to the underwriters, and the underwriters have agreed to purchase from us, the principal amount of the notes set forth below.

Underwriter	Principal amount

J.P. Morgan Securities LLC	$
Goldman, Sachs & Co

Total		$350,000,000

The underwriters are offering the notes subject to acceptance of the notes from us and subject to prior sale. The underwriting agreement provides that the obligations of the underwriters to pay for and accept delivery of the notes offered by this prospectus supplement and the accompanying prospectus are subject to certain conditions. The underwriters are obligated to take and pay for all of the notes offered by this prospectus supplement if any such notes are taken. However, the underwriters are not required to take or pay for the notes covered by the over-allotment option described below.

The underwriters initially propose to offer the notes directly to the public at the public offering price listed on the cover page of this prospectus supplement and to dealers at a price less a concession not in excess of     % of the principal amount of the notes. After the initial offering of the notes, the offering price and other selling terms may from time to time be varied by the underwriters. The offering of the notes by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part.

We have granted the underwriters a 13-day option to purchase up to an additional $52,500,000 aggregate principal amount of notes from us to cover sales of notes that exceed the principal amount of notes specified above. If any additional notes are purchased with this over-allotment option, the underwriters will offer such additional notes on the same terms as those on which the notes are being offered.

The following table shows the public offering price, underwriting discounts and commissions and proceeds, before estimated offering expenses, to us. The information assumes either no exercise or full exercise by the underwriters of their over-allotment option.

	Per note	Without option		With option

Public offering price	100%		$350,000,000		$402,500,000
Underwriting discounts and commissions	%	$		$
Proceeds, before expenses, to us	%	$		$

In addition, we estimate that the expenses of this offering and the convertible note hedge transaction and the warrant transaction payable by us, other than underwriting discounts and commissions, will be approximately $            .

We have agreed that we will indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or contribute to payments that the underwriters may be required to make in respect of those liabilities.

We have agreed that, for a period of 75 days from the date of this prospectus supplement, we will not, without the prior written consent of the underwriters:

•

offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, or file with the SEC a registration statement under the Securities Act relating to, any shares of common stock or any securities convertible into or exercisable or exchangeable for common stock, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing; or

•	enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of our common stock or any such other securities whether any such transaction described above is to be settled by delivery of our common stock or such other securities, in cash or otherwise.

The above restrictions will not apply to (1) the issuance of the notes by us or the issuance of shares of common stock by us upon conversion of the notes; (2) any of the transactions contemplated under the caption “Description of the convertible note hedge and warrant transactions”; (3) the issuance of preferred share purchase rights, or Purchase Rights, pursuant to our stockholder rights plan, or the Rights Plan, or the securities issuable upon exercise of the Purchase Rights, or the issuance of securities in exchange for the Purchase Rights pursuant to the Rights Plan; (4) the issuance of shares of common stock upon the exercise of an option or warrant, the vesting or settlement of any restricted stock units or other equity compensation awards or the conversion of a security in each case outstanding on the date hereof; (5) the grant of options, restricted stock units, rights to purchase or other equity compensation awards, or the issuance of shares of common stock, in each case to our employees, officers, directors, advisors or consultants pursuant to our equity compensation and employee stock purchase plans existing on the date hereof and described herein or hereafter assumed, or the issuance of any shares of common stock upon the exercise, vesting or settlement of such equity compensation awards; (6) the issuance of shares of common stock, or Earn-Out Shares, pursuant to that certain Agreement and Plan of Merger, dated December 7, 2007, or the Merger Agreement, by and between us, Corazon Acquisition Inc., CardioSpectra, Inc. and Christopher E. Banas and Paul Castella or (7) the filing of any registration statement under the Securities Act (a) on Form S-8 in respect of any equity compensation plans or arrangements maintained or assumed by us or (b) that we may be required to file pursuant to either (i) the Merger Agreement with respect to the Earn-Out Shares or (ii) the Rights Plan or under applicable law with respect to the Purchase Rights and the securities issuable upon exercise or exchange of the Purchase Rights.

In addition, our directors and our executive officers have agreed that, for a period of 75 days from the date of this prospectus supplement, they will not, without the prior consent of the underwriters:

•

offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of our common stock or any securities convertible into or exercisable or exchangeable for our common stock (including without limitation, common stock or such other securities which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the SEC and securities which may be, or are, issued upon exercise of a stock option or warrant), or publicly disclose the intention to make any offer, sale, pledge or disposition;

•	enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of our common stock or such other securities; or

•	make any demand for or exercise any right with respect to the registration of any shares of our common stock or any security convertible into or exercisable or exchangeable for our common stock.

whether any such transaction described above is to be settled by delivery of common stock or such other securities, in cash or otherwise.

Notwithstanding the above, the foregoing restrictions will not apply to any sales, transfers or other dispositions of our common stock or any securities convertible into or exercisable for shares of our common stock by our directors and executive officers: (1) as a bona fide gift or gifts; (2) by will or intestate succession or to any trust the beneficiaries of which are exclusively the director or executive officer (as applicable) and/or a member or members of the immediate family of such director or executive officer (as applicable); (3) from or by a grantor retained annuity trust which exists as of the date hereof and was established for the direct or indirect benefit of the director or executive officer (as applicable) and/or any member of the immediate family of such director or executive officer (as applicable) pursuant to the terms of such trust; (4) pursuant to a written trading plan under Rule 10b5-1 of the Exchange Act which exists as of the date hereof; (5) to us in connection with the “net” exercise of outstanding options to purchase common stock in accordance with the terms of such options; (6) to us or in sell-to-cover transactions in full or partial payment of taxes or tax withholding obligations required to be paid or satisfied upon the settlement, vesting or exercise of any equity award granted by us; provided that, among other restrictions in the case of any transfer or distribution pursuant to clause (1) (other than in the case of charitable gifts to not-for-profit organizations) or (2), each donee, transferee or distributee shall execute and deliver to the underwriters a similar lock-up letter. In addition, notwithstanding the other restrictions described above, our directors and executive officers may enter into a written trading plan meeting the requirements of Rule 10b5-1 of the Exchange Act relating to the sale of shares of common stock or any securities convertible into or exercisable or exchangeable for common stock, provided that the securities subject to such new plan may not be sold during the 75-day period and no filing by such director or executive officer or us under the Exchange Act, or other public announcement, shall be required or shall be made voluntarily in connection with the adoption of the new plan.

The notes are a new issue of securities with no established trading market. We do not intend to apply for listing of the notes on any national securities exchange or for inclusion of the notes on any automated dealer quotation system. We have been advised by the underwriters that they presently intend to make a market in the notes after completion of the offering. However, the underwriters are under no obligation to do so and may discontinue any market-making activities at any time without any notice. We cannot assure the liquidity of the trading market for the notes or that an active public market for the notes will develop. If an active public trading market for the notes does not develop, the market price and liquidity of the notes may be adversely affected. If the notes are traded, they may trade at a discount from their initial public offering price, depending on prevailing interest rates, the market for similar securities, our performance and other factors.

In connection with the offering of the notes, the underwriters may engage in over-allotment, stabilizing transactions and syndicate covering transactions in the notes and shares of our common stock. Over-allotment involves sales in excess of the offering size, which creates a short position for the underwriters. Stabilizing transactions involve bids to purchase the notes or shares of our common stock in the open market for the purpose of pegging, fixing or maintaining the price of the notes. Syndicate covering transactions involve purchases of the notes or shares of our common stock in the open market after the distribution has been completed in order to cover short positions. Stabilizing transactions and syndicate covering transactions may cause the price of the notes or our common stock to be higher than it otherwise would be.

A prospectus supplement and accompanying prospectus in electronic format may be made available on websites maintained by the underwriters or by their respective affiliates. The underwriters may agree to allocate a number of notes for sale to their online brokerage account holders. Internet distributions will be made by the underwriters on the same basis as other allocations.

In connection with the pricing of the notes, we expect to enter into privately negotiated convertible note hedge transactions with the option counterparties, which will be one or more of the underwriters and/or their respective affiliates, pursuant to which we would buy net-share-settled call options relating to shares of our common stock. We also expect to enter into privately negotiated warrant transactions with the option counterparties, pursuant to which we would sell to the option counterparties net share or cash settled warrants relating to shares of our common stock.

We expect to use approximately $            million of the net proceeds from the sale of the notes to pay the costs of the convertible note hedge transactions, after such costs are partially offset by the proceeds that we receive from the warrant transactions. If the underwriters exercise their over-allotment option to purchase additional notes, we expect to enter into additional convertible note hedge transactions and additional warrant transactions and to use a portion of the net proceeds from the sale of such additional notes and from such additional warrant transactions to pay the costs of entering into such additional convertible note hedge transactions.

In connection with establishing their initial hedge positions with respect to the convertible note hedge transactions and the warrant transactions, the option counterparties, and/or their affiliates, expect to enter into various over-the-counter derivative transactions with respect to our common stock concurrently with and/or shortly after the pricing of the notes. These activities could have the effect of increasing, or limiting a decline in, the market price of our common stock concurrently with and/or shortly after the pricing of the notes. The effect, including the direction and magnitude of the effect of these activities, if any, on the market price of our common stock will depend on several factors, including market conditions, and cannot be ascertained at this time.

In addition, the option counterparties, and/or their affiliates, may modify their hedge positions from time to time prior to conversion or maturity of the notes by entering into and unwinding various over-the-counter derivative transactions and/or purchasing and selling shares of our common stock and/or our other securities, including the notes, and/or other instruments they may wish to use in connection with such hedging activities (and are likely to do so during any observation period related to a conversion of notes).

The convertible note hedge transactions and the warrant transactions will be separate transactions entered into by us with the option counterparties, are not part of the terms of the notes and will not change the holders’ rights under the notes. As a holder of the notes, you will not have any rights with respect to any convertible note hedge transactions or any warrant transactions.

See “Risk factors—Risks related to the notes—The convertible note hedge transactions and the warrant transactions may affect the trading price of the notes and the market price of our common stock” and “Description of the convertible note hedge and warrant transactions.”

We may use a portion of the net proceeds of this offering to repurchase a portion of the 2015 Notes pursuant to individually negotiated transactions through the underwriters, as our agents, concurrently with this offering. These purchases of the 2015 Notes could have the effect of raising or maintaining the market price of our common stock above levels that would otherwise have prevailed, or preventing or retarding a decline in the market price of our common stock. See ‘‘Use of Proceeds.’’

The underwriters and their affiliates have provided, and may in the future provide, various additional financial advisory, investment banking and commercial banking services for us and our affiliates in the ordinary course of business for which they have received or will receive customary fees and commissions.

Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the notes offered by this prospectus supplement and the accompanying prospectus in any jurisdiction where action for that purpose is required. The notes offered by this prospectus supplement may not be offered or sold, directly or indirectly, nor may this prospectus supplement or any other offering material or advertisements in connection with the offer and sale of any such notes be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus supplement comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus supplement. This prospectus supplement does not constitute an offer to sell or a solicitation of an offer to buy any notes offered by this prospectus supplement in any jurisdiction in which such an offer or a solicitation is unlawful.

This prospectus supplement and the accompanying prospectus is only being distributed to and is only directed at (i) persons who are outside the United Kingdom or (ii) to investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”) or (iii) high net worth entities, and other persons to whom it may lawfully be communicated, falling with Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”). The notes are only available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire such notes will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on this document or any of its contents.

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), no offers or sales of our securities to the public may be made in that Relevant Member State prior to the publication of a prospectus in relation to such securities which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that offers of such securities in that Relevant Member State may be made at any time:

•	to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

•

to any legal entity which meets two or more of the following criteria: (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than € 43,000,000; and (3) an annual net turnover of more than € 50,000,000, in each case as determined in accordance with the Prospectus Directive and as shown in its last annual or consolidated accounts

•

to fewer than 100 natural or legal persons (other than “qualified investors” as defined in the Prospectus Directive) subject to obtaining the prior consent of the representatives for any such offer; or

•	in any other circumstances which do not require the publication of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of such securities to the public” in relation to any such securities in any Relevant Member State means the communication in any form and by any means, presenting sufficient information on the terms of the offer and such securities to be offered, so as to enable an investor to decide to purchase or subscribe to such securities, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Member State, and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in the applicable Relevant Member State.

Each person in a Relevant Member State who receives any communication in respect of, or who acquires any notes under, the offer of notes contemplated by this prospectus supplement will be deemed to have represented, warranted and agreed to and with us and the underwriters that:

(A) it is a “qualified investor” within the meaning of the law in that Relevant Member State implementing Article 2(1)(e) of the Prospectus Directive; and

(B) in the case of any notes acquired by it as a financial intermediary, as that term is used in Article 3(2) of the Prospectus Directive, (i) the notes acquired by it in the offering have not been acquired on behalf of, nor have they been acquired with a view to their offer or resale to, persons in any Relevant Member State other than “qualified investors” (as defined in the Prospectus Directive), or in circumstances in which the prior consent of the representatives has been given to the offer or resale; or (ii) where notes have been acquired by it on behalf of persons in any Relevant Member State other than qualified investors, the offer of those notes to it is not treated under the Prospectus Directive as having been made to such persons.

The notes may not be offered or sold by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), and no advertisement, invitation or document relating to the notes may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

The securities have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (the Financial Instruments and Exchange Law) and the underwriters have agreed that they will not offer or sell any securities, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

Neither this prospectus supplement nor the accompanying prospectus has been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and the accompanying prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the notes are subscribed or purchased under Section 275 by a relevant person which is: (a) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest in that trust shall not be transferable for 6 months after that corporation or that trust has acquired the notes under Section 275 except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA; (2) where no consideration is given for the transfer; or (3) by operation of law.

The notes may not be offered or sold, directly or indirectly, in Switzerland except in circumstances that will not result in the offer of the notes being a public offering in Switzerland within the meaning of the Swiss Federal Code of Obligations (“CO”). Neither this prospectus supplement nor the accompanying prospectus nor any other offering or marketing material relating to the notes constitutes a prospectus as that term is understood pursuant to Article 652a or 1156 CO, and neither this prospectus supplement nor any other offering material relating to the notes may be publicly distributed or otherwise made publicly available in Switzerland. The notes are not authorized by or registered with the Swiss Financial Market Supervisory Authority as a foreign collective investment scheme. Therefore, investors do not benefit from protection under the Swiss Federal Act on Collective Investment Schemes or supervision by the Swiss Financial Market Supervisory Authority.

We are not a bank licensed by or registered with the Dutch Central Bank (De Nederlandsche Bank N.V.) pursuant to the Dutch Financial Supervision Act (Wet op het financieel toezicht). No offers of the notes will be made to the public in the Netherlands other than to qualified investors (gekwalificeerde beleggers), provided that no such offer of the notes will require the publication by either us or the underwriters of a prospectus pursuant to Article 3 of the Prospectus Directive or of a supplement to a prospectus pursuant to Article 16 of the Prospectus Directive. As used in this paragraph, an “offer” “to the public” in relation to any notes means the communication in any form and by any means of sufficient information on the terms of the offer and any notes to be offered so as to enable an investor to decide to purchase any notes.

This prospectus supplement relates to an exempt offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority. This prospectus supplement is intended for distribution only to persons of a type specified in those rules. It must not be delivered to, or relied on by, any other person. The Dubai Financial Services Authority has no responsibility for reviewing or verifying any documents in connection with exempt offers. The Dubai Financial Services Authority has not approved this prospectus supplement nor taken steps to verify the information set out in it, and has no responsibility for it. The notes which are the subject of the offering contemplated by this prospectus may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the notes offered should conduct their own due diligence on the notes. If you do not understand the contents of this prospectus supplement you should consult an authorized financial adviser.

The prospectus supplement and the accompanying prospectus (including any amendment, supplement or replacement thereto) have not been prepared in connection with the offering of our securities that has been approved by the Autorité des marchés financiers or by the competent authority of another State that is a contracting party to the Agreement on the European Economic Area and notified to the Autorité des marchés financiers; no security has been offered or sold and will be offered or sold, directly or indirectly, to the public in France except to permitted investors, or Permitted Investors, consisting of persons licensed to provide the investment service of portfolio management for the account of third parties, qualified investors (investisseurs qualifiés) acting for their own account and/or corporate investors meeting one of the four criteria provided in article D. 341-1 of the French Code Monétaire et Financier and belonging to a limited circle of investors (cercle restreint d’investisseurs) acting for their own account, with “qualified investors” and “limited circle of investors” having the meaning ascribed to them in Article L. 411-2, D. 411-1, D. 411-2, D. 734-1, D. 744-1, D. 754-1 and D. 764-1 of the French Code Monétaire et Financier; none of this prospectus supplement and the accompanying Prospectus or any other materials related to the offer or information contained therein relating to our securities has been released, issued or distributed to the public in France except to Permitted Investors; and the direct or indirect resale to the public in France of any securities acquired by any Permitted Investors may be made only as provided by articles L. 411-1, L. 411-2, L. 412-1 and L. 621-8 to L. 621-8-3 of the French Code Monétaire et Financier and applicable regulations thereunder.

You should be aware that the laws and practices of certain countries require investors to pay stamp taxes and other charges in connection with purchases of securities.

Legal matters

Certain legal matters regarding the validity of the notes will be passed upon for us by Cooley LLP. Certain legal matters will be passed upon for the underwriters by Latham & Watkins LLP.

Independent registered public accounting firms

The consolidated financial statements of Volcano Corporation and subsidiaries as of December 31, 2011 and 2010, and for the years then ended, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2011, have been incorporated by reference in this prospectus supplement and in the registration statement in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The consolidated statements of operations, comprehensive income (loss), stockholders’ equity and cash flows of Volcano Corporation for the year ended December 31, 2009 appearing in Volcano Corporation’s Annual Report (Form 10-K) for the year ended December 31, 2011, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

Where you can find more information

We are a reporting company and file annual, quarterly and current reports, proxy statements and other information with the SEC. We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities we are offering under this prospectus supplement. This prospectus supplement and the accompanying prospectus do not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information with respect to us and the securities we are offering under this prospectus supplement and the accompanying prospectus, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement. You may read and copy the registration statement, as well as our reports, proxy statements and other information, at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the public reference room. The SEC also maintains an Internet site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC, including Volcano Corporation. The SEC’s Internet site can be found at http://www.sec.gov. We maintain a website at http://www.volcanocorp.com. Information found on, or accessible through, our website is not a part of, and is not incorporated into, this prospectus supplement, and you should not consider it part of this prospectus supplement or the accompanying prospectus.

Incorporation by reference

The SEC allows us to incorporate by reference the information we file with it, which means that we can disclose important information to you by referring you to another document that we have filed separately with the SEC. You should read the information incorporated by reference because it is an important part of this prospectus supplement and the accompanying prospectus. Information in this prospectus supplement supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus supplement, while information that we file later with the SEC will automatically update and supersede the information in this prospectus supplement. We incorporate by reference the following information or documents that we have filed with the SEC (Commission File No. 0-52045):

•	our annual report on Form 10-K for the fiscal year ended December 31, 2011, filed with the SEC on February 29, 2012;

•	our quarterly reports on Form 10-Q for the quarters ended March 31, 2012, June 30, 2012 and September 30, 2012, filed with the SEC on May 3, 2012, August 3, 2012 and November 7, 2012, respectively;

•	our current reports on Form 8-K, filed with the SEC on February 23, 2012, March 1, 2012, May 24, 2012, October 15, 2012, October 19, 2012, October 25, 2102, November 23, 2012 and December 3, 2012;

•

the information specifically incorporated by reference into our annual report on Form 10-K for the fiscal year ended December 31, 2011 from our definitive proxy statement on Schedule 14A, filed with the SEC on April 13, 2012; and

•

the description of our common stock and rights to purchase Series A junior participating preferred stock, which are registered under Section 12 of the Exchange Act, in our registration statement on Form 8-A, filed with the SEC on June 12, 2006, including any amendments or reports filed for the purpose of updating such description.

We also incorporate by reference any future filings (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items unless such Form 8-K expressly provides to the contrary) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until the termination of this offering, and such filings will become a part of this prospectus supplement and the accompanying prospectus from the date that such documents are filed with the SEC. Information in such future filings updates and supplements the information provided in this prospectus supplement and the accompanying prospectus. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements.

We will furnish without charge to each person, including any beneficial owner, to whom a prospectus supplement is delivered, upon written or oral request, a copy of any or all of the documents incorporated by reference into this prospectus supplement but not delivered with the prospectus supplement, including exhibits that are specifically incorporated by reference into such documents. Requests should be directed to: Volcano Corporation, Attention: Investor Relations, 3661 Valley Centre Drive, Suite 200, San Diego, CA 92130, (800) 228-4728.

PROSPECTUS

Debt Securities

Common Stock

Preferred Stock

Warrants

Units

From time to time, we may offer and sell any combination of the securities described in this prospectus, either individually or in units. We may also offer common stock or preferred stock upon conversion of debt securities, common stock upon conversion of preferred stock, or common stock, preferred stock or debt securities upon the exercise of warrants.

We will provide the specific terms of these offerings and securities in one or more supplements to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The prospectus supplement and any related free writing prospectus may also add, update or change information contained in this prospectus. You should carefully read this prospectus, the applicable prospectus supplement and any related free writing prospectus, as well as any documents incorporated by reference, before buying any of the securities being offered.

Our common stock is listed on The NASDAQ Global Select Market under the trading symbol “VOLC.” On September 10, 2010, the last reported sale price of our common stock was $24.51 per share. The applicable prospectus supplement will contain information, where applicable, as to other listings, if any, on The NASDAQ Global Select Market or other securities exchange of the securities covered by the prospectus supplement.

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” contained in the applicable prospectus supplement and in any free writing prospectuses we have authorized for use in connection with a specific offering, and under similar headings in the other documents that are incorporated by reference into this prospectus.

This prospectus may not be used to consummate a sale of securities unless accompanied by a prospectus supplement.

The securities may be sold directly by us to investors, through agents designated from time to time or to or through underwriters or dealers, on a continuous or delayed basis. The supplements to this prospectus will provide the specific terms of the plan of distribution. If any agents or underwriters are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of such agents or underwriters and any applicable fees, commissions, discounts and over-allotment options will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds that we expect to receive from such sale will also be set forth in a prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is September 13, 2010.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process. Under this shelf registration statement, we may, from time to time, offer and sell, in one or more offerings, any combination of the securities described in this prospectus. No limit exists on the aggregate amount of the securities we may sell pursuant to the registration statement.

This prospectus provides you with a general description of the securities we may offer. Each time we offer securities under this prospectus, we will provide a prospectus supplement that will contain more specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change any of the information contained in this prospectus or in the documents that we have incorporated by reference into this prospectus. We urge you to read carefully this prospectus, any applicable prospectus supplement and any free writing prospectuses we have authorized for use in connection with a specific offering, together with the information incorporated herein by reference as described under the heading “Incorporation of Certain Information by Reference,” before buying any of the securities being offered.

This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.

You should rely only on the information contained in, or incorporated by reference into, this prospectus or any applicable prospectus supplement, along with the information contained in any free writing prospectuses we have authorized for use in connection with a specific offering. We have not authorized anyone to provide you with different information. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus, the accompanying prospectus supplement or in any related free writing prospectus that we may authorize to be provided to you. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so.

i

The information appearing in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate only as of the date on the front of the document and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, any applicable prospectus supplement or any related free writing prospectus, or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates.

Industry and market data contained or incorporated by reference in this prospectus were obtained through company research, surveys and studies conducted by third parties and industry and general publications or based on our experience in the industry. We have not independently verified market and industry data from third-party sources. While we believe internal company surveys and assumptions are reliable and market definitions are appropriate, neither these surveys and assumptions nor these definitions have been verified by any independent sources and we cannot assure that they are accurate.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the section entitled “Where You Can Find Additional Information.”

ii

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus or incorporated by reference in this prospectus, and does not contain all of the information that you need to consider in making your investment decision. You should carefully read the entire prospectus, the applicable prospectus supplement and any related free writing prospectus, including the risks of investing in our securities discussed under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus. You should also carefully read the information incorporated by reference into this prospectus, including our financial statements, and the exhibits to the registration statement of which this prospectus is a part. When used in this prospectus, the terms “Volcano,” “issuer;” “we,” “our” and “us” refer to Volcano Corporation and its consolidated subsidiaries, unless otherwise specified.

Volcano Corporation

We design, develop, manufacture and commercialize a broad suite of intravascular ultrasound, or IVUS, and functional measurement, or FM, products. We believe that these products enhance the diagnosis and treatment of vascular disease by improving the efficiency and efficacy of existing percutaneous interventional, or PCI, procedures in the coronary or peripheral vessels. We market our products to physicians and technicians who perform PCI procedures in hospitals and to other personnel who make purchasing decisions on behalf of hospitals.

Our products consist of multi-modality consoles which are marketed as stand-alone units or as customized units that can be integrated into a variety of hospital-based interventional surgical suites called catheterization laboratories, or cath labs. We have developed customized cath lab versions of these consoles and are developing additional functionality options as part of our cath lab integration initiative. Our consoles have been designed to serve as a multi-modality platform for our digital and rotational IVUS catheters, and can also include FM capabilities that support our fractional flow reserve, or FFR, pressure wires and Medtronic’s Pioneer reentry device. We are developing additional offerings for integration into the platform, including forward-looking IVUS, or FL.IVUS, catheters, image-guided therapy catheters and ultra-high resolution Optical Coherence Tomography, or OCT, systems and catheters.

Our IVUS products include single-procedure disposable digital and rotational IVUS imaging catheters and additional functionality options such as virtual histology, or VH, IVUS tissue characterization and ChromaFlo stent apposition analysis. Our FM products include FM consoles and single-procedure disposable pressure and flow guide wires which are used to measure the pressure and flow characteristics of blood around plaque, enabling physicians to gauge the plaque’s physiological impact on blood flow and pressure. Through Axsun Technologies, Inc., or Axsun, one of our wholly owned subsidiaries, we also develop and manufacture optical monitors, lasers, and optical engines used in OCT imaging systems as well as micro-optical spectrometers and optical channel monitors used in telecommunications and other industrial companies.

We were incorporated in the state of Delaware in January 2000 and until 2003 were a development stage company substantially devoted to the research and development of tools designed to diagnose vulnerable plaque. In July 2003, we acquired substantially all of the assets related to the IVUS and FM product lines from Jomed, Inc. and commenced the manufacturing, sale and distribution of our IVUS and FM products. Our principal executive offices are located at 3661 Valley Centre Drive, Suite 200, San Diego, California, our phone number is (800) 228-4728 and our website address is www.volcanocorp.com. The information contained on or linked from our website does not constitute a part of this prospectus or any prospectus supplement. Volcano has registered and common law trademarks in the U.S. and elsewhere in the world including, but not limited to, Axsun®, ChromaFlo®, ComboMap®, ComboWire®, Eagle Eye®, PrimeWire®, Revolution®, s5™, s5i™, SpinVision® and VH®. Other brand names or trademarks included or incorporated by reference into this prospectus, any applicable prospectus supplement or any related free writing prospectus are the property of their respective owners.

The Securities We May Offer

We may offer shares of our common stock and preferred stock, various series of debt securities and/or warrants to purchase any of such securities, either individually or in units, from time to time under this prospectus, together with any applicable prospectus supplement and any related free writing prospectus, at prices and on terms to be determined by market conditions at the time of any offering. This prospectus provides you with a general description of the securities we may offer. Each time we offer securities under this prospectus, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities, including, to the extent applicable:

•	designation or classification;

•	aggregate principal amount or aggregate offering price;

•	maturity date if applicable;

•	original issue discount, if any;

•	rates and times of payment of interest or dividends, if any;

•	redemption, conversion, exercise, exchange or sinking fund terms, if any;

•

conversion or exchange prices or rates, if any, and, if applicable, any provisions for changes to or adjustments in the conversion or exchange prices or rates and in the securities or other property receivable upon conversion or exchange;

•	ranking;

•	restrictive covenants, if any;

•	voting or other rights, if any; and

•	material or special U.S. federal income tax considerations.

A prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change any of the information contained in this prospectus or in the documents we have incorporated by reference into this prospectus.

We may sell the securities directly to investors or to or through underwriters, dealers or agents. We, and our underwriters or agents, reserve the right to accept or reject all or part of any proposed purchase of securities. If we do offer securities to or through underwriters or agents, we will include in the applicable prospectus supplement:

•	the names of those underwriters or agents;

•	applicable fees, discounts and commissions to be paid to them;

•	details regarding over-allotment options, if any; and

•	the net proceeds to us.

THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE A SALE OF ANY SECURITIES UNLESS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

Debt Securities. We may issue debt securities from time to time, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. Convertible debt securities will be convertible into or exchangeable for our common stock or our other securities. Conversion may be mandatory or at the holder’s option and would be at prescribed conversion rates.

We will issue the debt securities under an indenture that we will enter into with Wells Fargo Bank, National Association, as the trustee under the indenture. In this prospectus, we have summarized certain general features of the debt securities. We urge you, however, to read the applicable prospectus supplement (and any free writing prospectus that we may authorize to be provided to you) related to the series of debt securities being offered, as well as the complete indenture and any supplemental indentures that contain the terms of the debt securities. We have filed the form of indenture to the registration statement of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of the debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC.

Common Stock. We may issue shares of our common stock from time to time. Holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders. Subject to preferences that may be applicable to any outstanding shares of preferred stock, the holders of common stock are entitled to receive ratably only those dividends as may be declared by our board of directors out of legally available funds. Upon our liquidation, dissolution or winding up, holders of our common stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preferences of any outstanding shares of preferred stock. Holders of common stock have no preemptive or other subscription or conversion rights. There are no redemption or sinking fund provisions applicable to our common stock.

Preferred Stock. We may issue shares of our preferred stock from time to time, in one or more series. Our board of directors will determine the designations, powers, preferences and rights of the preferred stock being offered, as well as the qualifications, limitations or restrictions thereof, including dividend rights, conversion rights, preemptive rights, terms of redemption or repurchase, liquidation preferences, sinking fund terms and the number of shares constituting any series or the designation of any series. Convertible preferred stock will be convertible into our common stock or exchangeable for our other securities. Conversion may be mandatory or at the holder’s option and would be at prescribed conversion rates.

If we sell any series of preferred stock under this prospectus, we will fix the designations, powers, preferences and rights of the preferred stock of each series, as well as the qualifications, limitations or restrictions thereon, in the certificate of designation relating to that series. We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of any certificate of designation that describes the terms of the series of preferred stock that are being offering before the issuance of the related series of preferred stock. We urge you to read the applicable prospectus supplement (and any free writing prospectus that we may authorize to be provided to you) related to the series of preferred stock being offered, as well as the complete certificate of designation that contains the terms of the applicable series of preferred stock.

Warrants. We may issue warrants for the purchase of common stock, preferred stock and/or debt securities in one or more series. We may issue warrants independently or together with common stock, preferred stock and/or debt securities, and the warrants may be attached to or separate from these securities. In this prospectus, we have summarized certain general features of the warrants. We urge you, however, to read the applicable prospectus supplement (and any free writing prospectus that we may authorize to be provided to you) related to the particular series of warrants being offered, as well as the complete warrant agreements and warrant certificates, as applicable, that contain the terms of the warrants. Forms of the warrant agreements and forms of warrant certificates containing the terms of the warrants that we may offer have been filed as exhibits to the registration statement of which this prospectus is a part. We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of warrant agreement and warrant certificate, as applicable, that describe the terms of the particular series of warrants we are offering, and any supplemental agreements, before the issuance of such warrants.

We will evidence each series of warrants by warrant certificates or agreements that we will issue. Warrants may be issued under an applicable warrant agreement that we enter into with a warrant agent. We will indicate the name and address of the warrant agent, if any, in the applicable prospectus supplement relating to a particular series of warrants.

Units. We may issue units consisting of common stock, preferred stock, debt securities and/or warrants for the purchase of common stock, preferred stock and/or debt securities in one or more series. In this prospectus, we have summarized certain general features of the units. We urge you, however, to read the applicable prospectus supplement (and any free writing prospectus that we may authorize to be provided to you) related to the series of units being offered, as well as the unit agreement that contains the terms of the units. We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference reports that we file with the SEC, the form of unit agreement and any supplemental agreements that describe the terms of the series of units we are offering before the issuance of the related series of units.

We will evidence the units by unit certificates or agreements that we will issue. Units may be issued under a unit agreement that we enter into with a unit agent. We will indicate the name and address of the unit agent, if applicable, in the applicable prospectus supplement relating to the units being offered.

RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully review the risks and uncertainties described under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, our most recent annual report on Form 10-K and in our most recent quarterly report on Form 10-Q filed with the SEC, as well as any amendments thereto reflected in subsequent filings with the SEC, before deciding whether to purchase any of the securities being offered. Each of the risk factors could adversely affect our business, operating results and financial condition, as well as adversely affect the value of an investment in our securities, and the occurrence of any of these risks might cause you to lose all or part of your investment. Moreover, the risks described are not the only ones that we face. Additional risks not presently known to us or that we currently believe are immaterial may also significantly impair our business operations.

FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. These statements relate to future events or our future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to differ materially from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “anticipates,” “believes,” “continues” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “should,” “could,” or “will,” or the negative of these terms or other comparable terminology. These forward-looking statements may also use different phrases. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. Forward-looking statements include, but are not limited to, statements about:

•	our intentions, beliefs and expectations regarding our expenses, sales, operations and future financial performance;

•	our operating results;

•	our plans for future products and enhancements of existing products;

•	anticipated growth and trends in our business;

•	the timing of and our ability to maintain and obtain regulatory clearances or approvals;

•	our belief that our cash and cash equivalents and short-term available-for-sale investments will be sufficient to satisfy our anticipated cash requirements;

•	our expectations regarding our revenues, customers and distributors;

•	our beliefs and expectations regarding our market penetration and expansion efforts;

•	our anticipated trends and challenges in the markets in which we operate; and

•	our expectations and beliefs regarding and the impact of investigations, claims and litigation.

Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. We discuss many of these risks, uncertainties and other factors in greater detail under the heading “Risk Factors” contained in any applicable prospectus supplement, in any free writing prospectuses we have authorized for use in connection with a specific offering, our most recent annual report on Form 10-K and in our most recent quarterly report on Form 10-Q, as well as any amendments thereto reflected in subsequent filings with the SEC. Because the factors referred to above could cause actual results or outcomes to differ materially from those expressed in any forward-looking statements made by us or on our behalf, you should not place undue reliance on any forward-looking statements. New factors emerge from time to time, and it is not possible for us to predict which factors will arise. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Further, any forward-looking statement speaks only as of the date on which it is made, and, except as required by law, we undertake no obligation to publicly revise our forward-looking statements to reflect events or circumstances that arise after the date of this prospectus, the date of any applicable prospectus supplement, the date of any free writing prospectuses we have authorized for use in connection with a specific offering or the date of the documents incorporated by reference herein that include forward-looking statements. You should read this prospectus, the applicable prospectus supplement and any free writing prospectuses we have authorized for use in connection with a specific offering, together with the information incorporated herein by reference, with the understanding that we cannot guarantee future results, levels of activity, performance or achievements.

USE OF PROCEEDS

Except as described in the applicable prospectus supplement or in any free writing prospectuses we have authorized for use in connection with a specific offering, we currently intend to use the net proceeds from the sale of the securities offered hereby for sales and marketing initiatives as well as for research and development and general corporate purposes. We may also use a portion of the net proceeds to acquire or invest in complementary products, technologies or businesses. Pending these uses, we intend to invest the net proceeds from this offering primarily in investment-grade, interest-bearing instruments.

RATIO OF EARNINGS TO FIXED CHARGES

The table below sets forth our ratio of earnings to fixed charges on a historical basis for the periods indicated.

	Six Months Ended June 30,			Year Ended December 31,
	2010	2009		2009		2008		2007		2006		2005
Ratio (Deficiency) of Earnings to Fixed Charges	6.63	(	*)	(	*)	(	*)	(	*)	(	*)	(	*)

(*)	For the six months ended June 30, 2009, and the fiscal years ended December 31, 2009, 2008, 2007, 2006 and 2005, our earnings were insufficient to cover fixed charges by $4.7 million, $27.8 million, $13.1 million, $26.1 million, $8.3 million and $15.2 million, respectively.

Earnings consist of pretax income (loss) from continuing operations and fixed charges. Fixed charges consist of interest expense, amortization of deferred financing costs, amortization of discount related to indebtedness and the portion of operating lease rental expense that is considered by us to be representative of interest.

DESCRIPTION OF DEBT SECURITIES

We may issue debt securities from time to time, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. While the terms we have summarized below will apply generally to any debt securities that we may offer under this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. The terms of any debt securities offered under a prospectus supplement may differ from the terms described below. Unless the context requires otherwise, whenever we refer to the indenture, we also are referring to any supplemental indentures that specify the terms of a particular series of debt securities.

We will issue the debt securities under the indenture that we will enter into with Wells Fargo Bank, National Association, as the trustee under the indenture. The indenture will be qualified under the Trust Indenture Act of 1939. We have filed the form of indenture to the registration statement of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of the debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC.

The following summary of material provisions of the debt securities and the indenture is subject to, and qualified in its entirety by reference to, all of the provisions of the indenture applicable to a particular series of debt securities. We urge you to read the applicable prospectus supplements and any related free writing prospectuses related to the debt securities that we may offer under this prospectus, as well as the complete indenture that contains the terms of the debt securities.

General

The indenture does not limit the amount of debt securities that we may issue. It provides that we may issue debt securities up to the principal amount that we may authorize and may be in any currency or currency unit that we may designate. Except for the limitations on consolidation, merger and sale of all or substantially all of our assets contained in the indenture, the terms of the indenture do not contain any covenants or other provisions designed to give holders of any debt securities protection against changes in our operations, financial condition or transactions involving us.

We may issue the debt securities issued under the indenture as “discount securities,” which means they may be sold at a discount below their stated principal amount. These debt securities, as well as other debt securities that are not issued at a discount, may be issued with “original issue discount,” or OID, for U.S. federal income tax purposes because of interest payment and other characteristics or terms of the debt securities. Certain U.S. federal income tax considerations applicable to debt securities issued with OID will be described in more detail in any applicable prospectus supplement.

We will describe in the applicable prospectus supplement the terms of the series of debt securities being offered, including:

•	the title;

•	any limit upon the aggregate principal amount that may be issued;

•	the maturity date or dates;

•	the form of the debt securities of the series;

•	the applicability of any guarantees;

•	whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

•	whether the debt securities rank as senior debt, senior subordinated debt, subordinated debt or any combination thereof, and the terms of any subordination;

•

if the price (expressed as a percentage of the aggregate principal amount thereof) at which such debt securities will be issued is a price other than the principal amount thereof, the portion of the principal amount thereof payable upon declaration of acceleration of the maturity thereof, or if applicable, the portion of the principal amount of such debt securities that is convertible into another security or the method by which any such portion shall be determined;

•

the interest rate or rates, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

•	our right, if any, to defer payment of interest and the maximum length of any such deferral period;

•

the date, if any, after which, and the price at which, we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions and the terms of those redemption provisions;

•

the date, if any, on which, and the price at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities and the currency or currency unit in which the debt securities are payable;

•	the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof;

•

any and all other terms (including terms, to the extent applicable, relating to any auction or remarketing of the debt securities of that series and any security for our obligations with respect to such debt securities) with respect to such series, including any terms which may be required by or advisable under United States laws or regulations or advisable in connection with the marketing of debt securities of that series;

•

whether the debt securities of the series shall be issued in whole or in part in the form of a global security or securities; the terms and conditions, if any, upon which such global security or securities may be exchanged in whole or in part for other individual securities; and the depositary for such global security or securities;

•

whether the debt securities will be convertible into or exchangeable for, or based upon the price of, shares of common stock, preferred stock or other securities of ours or any other person and, if so, the terms and conditions upon which such debt securities will be so convertible or exchangeable, including the conversion or exchange price, as applicable, or how it will be calculated and may be adjusted, any mandatory or optional (at our option or the holders’ option) conversion or exchange features, the applicable conversion or exchange period and the manner of settlement for any conversion or exchange, which may, without limitation, include the delivery of cash as well as the delivery of securities;

•	if other than the full principal amount thereof, the portion of the principal amount of debt securities of the series which shall be payable upon declaration of acceleration of the maturity thereof;

•	any changes in or additions to the covenants applicable to the particular debt securities being issued, including, among others, the consolidation, merger or sale covenant;

•

additions to or changes in the Events of Default with respect to the debt securities and any change in the right of the trustee or the holders to declare the principal, premium, if any, and interest, if any, with respect to such debt securities to be due and payable;

•	additions to or changes in or deletions of the provisions relating to covenant defeasance and legal defeasance;

•	additions to or changes in the provisions relating to satisfaction and discharge of the indenture;

•	additions to or changes in the provisions relating to the modification of the indenture both with and without the consent of holders of debt securities issued under the indenture;

•	the currency of payment of debt securities if other than U.S. dollars and the manner of determining the equivalent amount in U.S. dollars;

•	whether interest will be payable in cash or additional debt securities at our or the holders’ option and the terms and conditions upon which the election may be made;

•

the terms and conditions, if any, upon which we will pay amounts in addition to the stated interest, premium, if any and principal amounts of the debt securities of the series to any holder that is not a “United States person” for federal tax purposes;

•	additional or alternative provisions, if any, related to defeasance and discharge of the offered debt securities;

•	any restrictions on transfer, sale or assignment of the debt securities of the series; and

•

any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, any other additions or changes in the provisions of the indenture, and any terms that may be required by us or advisable under applicable laws or regulations.

Conversion or Exchange Rights

We will set forth in the prospectus supplement the terms on which a series of debt securities may be convertible into or exchangeable for our common stock or our other securities. We will include provisions as to settlement upon conversion or exchange and whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our common stock or our other securities that the holders of the series of debt securities receive would be subject to adjustment.

Consolidation, Merger or Sale

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the indenture will not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of all or substantially all of our assets. However, any successor to or acquirer of such assets must assume all of our obligations under the indenture or the debt securities, as appropriate. If the debt securities are convertible into or exchangeable for our other securities or securities of other entities, we or the person with whom we consolidate or merge or to whom we sell all of our property must make provisions for the conversion of the debt securities into securities that the holders of the debt securities would have received if they had converted the debt securities before the consolidation, merger or sale.

Events of Default Under the Indenture

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the following are events of default under the indenture with respect to any series of debt securities that we may issue:

•

if we fail to pay any installment of interest on any series of debt securities, as and when the same shall become due and payable, and such default continues for a period of 90 days; provided, however, that a valid extension of an interest payment period by us in accordance with the terms of any indenture supplemental thereto shall not constitute a default in the payment of interest for this purpose;

•

if we fail to pay the principal of, or premium, if any, on any series of debt securities as and when the same shall become due and payable whether at maturity, upon redemption, by declaration or otherwise, or in any payment required by any sinking or analogous fund established with respect to such series; provided, however, that a valid extension of the maturity of such debt securities in accordance with the terms of any indenture supplemental thereto shall not constitute a default in the payment of principal or premium, if any;

•

if we fail to observe or perform any other covenant or agreement contained in the debt securities or the indenture, other than a covenant specifically relating to another series of debt securities, and our failure continues for 90 days after we receive written notice of such failure, requiring the same to be remedied and stating that such is a notice of default thereunder, from the trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of the applicable series; and

•	if specified events of bankruptcy, insolvency or reorganization occur.

If an event of default with respect to debt securities of any series occurs and is continuing, other than an event of default specified in the last bullet point above, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the trustee if notice is given by such holders, may declare the unpaid principal of, premium, if any, and accrued interest, if any, due and payable immediately. If an event of default specified in the last bullet point above occurs with respect to us, the principal amount of and accrued interest, if any, of each issue of debt securities then outstanding shall be due and payable without any notice or other action on the part of the trustee or any holder.

The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture. Any waiver shall cure the default or event of default.

Subject to the terms of the indenture, if an event of default under an indenture shall occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series, provided that:

•	the direction so given by the holder is not in conflict with any law or the applicable indenture; and

•

subject to its duties under the Trust Indenture Act of 1939, the trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

A holder of the debt securities of any series will have the right to institute a proceeding under the indenture or to appoint a receiver or trustee, or to seek other remedies only if:

•	the holder has given written notice to the trustee of a continuing event of default with respect to that series;

•

the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request, and such holders have offered reasonable indemnity to the trustee to institute the proceeding as trustee; and

•

the trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions within 90 days after the notice, request and offer.

These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities.

Modification of Indenture; Waiver

We and the trustee may change an indenture without the consent of any holders with respect to specific matters:

•	to cure any ambiguity, defect or inconsistency in the indenture or in the debt securities of any series;

•	to comply with the provisions described above under “Description of Debt Securities—Consolidation, Merger or Sale;”

•	to provide for uncertificated debt securities in addition to or in place of certificated debt securities;

•

to add to our covenants, restrictions, conditions or provisions such new covenants, restrictions, conditions or provisions for the benefit of the holders of all or any series of debt securities, to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default or to surrender any right or power conferred upon us in the indenture;

•

to add to, delete from or revise the conditions, limitations, and restrictions on the authorized amount, terms, or purposes of issue, authentication and delivery of debt securities, as set forth in the indenture;

•	to make any change that does not adversely affect the interests of any holder of debt securities of any series in any material respect;

•

to provide for the issuance of and establish the form and terms and conditions of the debt securities of any series as provided above under “Description of Debt Securities—General” to establish the form of any certifications required to be furnished pursuant to the terms of the indenture or any series of debt securities, or to add to the rights of the holders of any series of debt securities;

•	to evidence and provide for the acceptance of appointment under any indenture by a successor trustee; or

•	to comply with any requirements of the SEC in connection with the qualification of any indenture under the Trust Indenture Act of 1939.

In addition, under the indenture, the rights of holders of a series of debt securities may be changed by us and the trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, we and the trustee may make the following changes only with the consent of each holder of any outstanding debt securities affected:

•	extending the fixed maturity of any debt securities of any series;

•	reducing the principal amount, reducing the rate of or extending the time of payment of interest, or reducing any premium payable upon the redemption of any series of any debt securities; or

•	reducing the percentage of debt securities, the holders of which are required to consent to any amendment, supplement, modification or waiver.

Discharge

Each indenture provides that we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for specified obligations, including obligations to:

•	provide for payment;

•	register the transfer or exchange of debt securities of the series;

•	replace stolen, lost or mutilated debt securities of the series;

•	pay principal of and premium and interest on any debt securities of the series;

•	maintain paying agencies;

•	hold monies for payment in trust;

•	recover excess money held by the trustee;

•	compensate and indemnify the trustee; and

•	appoint any successor trustee.

In order to exercise our rights to be discharged, we must deposit with the trustee money or government obligations sufficient to pay all the principal of, any premium, if any, and interest on, the debt securities of the series on the dates payments are due.

Form, Exchange and Transfer

We will issue the debt securities of each series only in fully registered form without coupons and, unless we provide otherwise in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indenture provides that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company, or DTC, or another depositary named by us and identified in a prospectus supplement with respect to that series. To the extent the debt securities of a series are issued in global form and as book-entry, a description of terms relating will be set forth in the applicable prospectus supplement.

At the option of the holder, subject to the terms of the indenture and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the indenture and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will impose no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

If we elect to redeem the debt securities of any series, we will not be required to:

•

issue, register the transfer of, or exchange any debt securities of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

•	register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Information Concerning the Trustee

The trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the trustee is under no obligation to exercise any of the powers given it by the indenture at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement, we will make interest payments by check that we will mail to the holder or by wire transfer to certain holders. Unless we otherwise indicate in the applicable prospectus supplement, we will designate the corporate trust office of the trustee as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

All money we pay to a paying agent or the trustee for the payment of the principal of or any premium or interest on any debt securities that remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.

Governing Law

The indenture and the debt securities will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act of 1939 is applicable.

DESCRIPTION OF CAPITAL STOCK

General

As of the date of this prospectus, our authorized capital stock consists of 250,000,000 shares of common stock, $0.001 par value, and 10,000,000 shares of preferred stock, $0.001 par value. As of August 31, 2010, there were:

•	50,898,087 shares of common stock outstanding;

•	no shares of preferred stock outstanding; and

•	250,000 shares of preferred stock designated as Series A junior participating preferred stock, none of which were outstanding.

The following summary description of our capital stock is based on the provisions of our certificate of incorporation and bylaws, our stockholder rights plan, and the applicable provisions of the Delaware General Corporation Law. This information is qualified entirely by reference to the applicable provisions of our certificate of incorporation, bylaws, stockholder rights plan and the Delaware General Corporation Law. For information on how to obtain copies of our certificate of incorporation, bylaws and stockholder rights plan, see “Where You Can Find Additional Information.”

Common Stock

The holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders. Our stockholders do not have cumulative voting rights in the election of directors. Subject to preferences that may be applicable to any outstanding shares of preferred stock, the holders of common stock are entitled to receive ratably only those dividends as may be declared by our board of directors out of legally available funds. Upon our liquidation, dissolution or winding up, holders of our common stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preferences of any outstanding shares of preferred stock. Holders of common stock have no preemptive or other subscription or conversion rights. There are no redemption or sinking fund provisions applicable to our common stock. The shares of common stock offered under this prospectus and applicable prospectus supplements will be fully paid and nonassessable.

Preferred Stock

Pursuant to our certificate of incorporation, our board of directors has the authority, without further action by the stockholders (unless such stockholder action is required by applicable law or NASDAQ rules), to designate and issue up to 10,000,000 shares of preferred stock, of which 250,000 shares are authorized for issuance as Series A junior participating preferred stock, none of which are outstanding. Our board of directors may issue preferred stock in one or more series and has the authority to establish from time to time the number of shares to be included in each such series, to fix the designations, powers, preferences and rights of the shares of each wholly unissued series, and any qualifications, limitations or restrictions thereon, and to increase or decrease the number of shares of any such series, but not below the number of shares of such series then outstanding.

We will fix the designations, powers, preferences and rights of the preferred stock of each series, as well as the qualifications, limitations or restrictions thereon, in the certificate of designation relating to that series. We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of any certificate of designation that describes the terms of the series of preferred stock we are offering before the issuance of that series of preferred stock. This description will include:

•	the title and stated value;

•	the number of shares we are offering;

•	the liquidation preference per share;

•	the purchase price;

•	the dividend rate, period and payment date and method of calculation for dividends;

•	whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;

•	the procedures for any auction and remarketing, if any;

•	the provisions for a sinking fund, if any;

•	the provisions for redemption or repurchase, if applicable, and any restrictions on our ability to exercise those redemption and repurchase rights;

•	any listing of the preferred stock on any securities exchange or market;

•	whether the preferred stock will be convertible into our common stock, and, if applicable, the conversion price, or how it will be calculated, and the conversion period;

•	whether the preferred stock will be exchangeable into debt securities, and, if applicable, the exchange price, or how it will be calculated, and the exchange period;

•	voting rights, if any, of the preferred stock;

•	preemptive rights, if any;

•	restrictions on transfer, sale or other assignment, if any;

•	whether interests in the preferred stock will be represented by depositary shares;

•	a discussion of any material or special U.S. federal income tax considerations applicable to the preferred stock;

•	the relative ranking and preferences of the preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs;

•

any limitations on the issuance of any class or series of preferred stock ranking senior to or on a parity with the series of preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs; and

•	any other specific terms, preferences, rights or limitations of, or restrictions on, the preferred stock.

The General Corporation Law of the State of Delaware, the state of our incorporation, provides that the holders of preferred stock will have the right to vote separately as a class (or, in some cases, as a series) on an amendment to our certificate of incorporation if the amendment would change the par value or, unless the certificate of incorporation provided otherwise, the number of authorized shares of the class or change the powers, preferences or special rights of the class or series so as to adversely affect the class or series, as the case may be. This right is in addition to any voting rights that may be provided for in the applicable certificate of designation.

Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of our common stock. Preferred stock could be issued quickly with terms designed to delay or prevent a change in control of our company or make removal of management more difficult. Additionally, the issuance of preferred stock may have the effect of decreasing the market price of our common stock.

Series A Junior Participating Preferred Stock

Our board of directors has designated 250,000 shares of our preferred stock as Series A junior participating preferred stock. The Series A junior participating preferred stock is purchasable upon exercise of the rights pursuant to the terms of our stockholder rights plan. For more information on our stockholder rights plan, please see “Description of Capital Stock—Stockholders Rights Plan.” These shares or the holders of these shares, as applicable, are:

•	not redeemable;

•

entitled, subject to the rights of the holders of any shares of preferred stock to receive preferential dividends and in preference to the holders of our common stock, to receive, when and if declared by our board of directors, quarterly dividends in an amount per share equal to the greater of $0.01 or 1,000 times (subject to adjustment) the aggregate per share amount of all non-cash dividends or other distributions declared on our common stock since the previous quarterly payment or, in the case of the first quarterly payment, since the first issuance of our Series A junior participating preferred stock;

•

entitled, before any payment may be made to holders of our common stock or shares of other preferred stock ranking junior to our Series A junior participating preferred stock, to receive a minimum preferential payment per share equal to the greater of $0.01 plus accrued and unpaid dividends thereon or 1,000 times (subject to adjustment) the aggregate payment made per common share;

•	entitled to 1,000 votes (subject to adjustment) per share of Series A junior participating preferred stock, voting together with our common stock;

•

entitled, in the event of a merger, consolidation or other transaction in which outstanding shares of our common stock are converted or exchanged, to receive 1,000 times (subject to adjustment) the amount received per share of our common stock; and

•

entitled, in the event that the equivalent of six quarterly dividends payable on any shares of Series A junior participating preferred stock are in default, to elect (to the exclusion of the holders of our common stock) two additional directors to our board of directors by a majority vote.

Stock Options and Restricted Stock Units

As of August 31, 2010, there were 13,712,558 shares of common stock reserved for issuance under our equity incentive plans. Of this number, 5,017,479 shares were reserved for issuance upon exercise of outstanding options that were previously granted under our equity incentive plans, 757,447 shares were reserved for issuance upon the vesting of restricted stock units granted under our equity incentive plans, 2,750,923 shares that may be granted in the future under our equity incentive plans, and 1,100,000 shares were reserved for issuance under our employee stock purchase plan.

Anti-Takeover Effects of Provisions of Our Certificate of Incorporation and Bylaws

Our certificate of incorporation and bylaws provide for our board of directors to be divided into three classes, with staggered three-year terms. Only one class of directors is elected at each annual meeting of our stockholders, with the other classes continuing for the remainder of their respective three-year terms. Because our stockholders do not have cumulative voting rights, our stockholders representing a majority of the shares of common stock outstanding will be able to elect all of our directors to be elected at each annual meeting of our stockholders. Our certificate of incorporation and bylaws provide that all stockholder actions must be effected at a duly called meeting of stockholders and not by a consent in writing, and that only our board of directors or chairman of the board may call a special meeting of stockholders. Our certificate of incorporation requires a 66 2/3% stockholder vote for the amendment, repeal or modification of certain provisions of our certificate of incorporation relating to, among other things, the classification of our board of directors, the requirement that stockholder actions be effected at a duly called meeting, and the designated parties entitled to call a special meeting of the stockholders. Our certificate of incorporation and bylaws also require a 66 2/3% stockholder vote for the stockholders to adopt, amend or repeal any provision of our bylaws.

The combination of the classification of our board of directors, the lack of cumulative voting and the 66 2/3% stockholder voting requirements will make it more difficult for our existing stockholders to replace our board of directors as well as for another party to obtain control of us by replacing our board of directors. Since our board of directors has the power to retain and discharge our officers, these provisions could also make it more difficult for existing stockholders or another party to effect a change in management. In addition, the authorization of undesignated preferred stock makes it possible for our board of directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to effect a change of our control.

These provisions may have the effect of deterring hostile takeovers or delaying changes in our control or management. These provisions are intended to enhance the likelihood of continued stability in the composition of our board of directors and in the policies they implement, and to discourage certain types of transactions that may involve an actual or threatened change of our control. These provisions are designed to reduce our vulnerability to an unsolicited acquisition proposal. The provisions also are intended to discourage certain tactics that may be used in proxy rights. However, such provisions could have the effect of discouraging others from making tender offers for our shares and, as a consequence, they also may inhibit fluctuations in the market price of our shares that could result from actual or rumored takeover attempts. Such provisions may also have the effect of preventing changes in our management.

Section 203 of the General Corporation Law of the State of Delaware

We are subject to Section 203 of the General Corporation Law of the State of Delaware, which prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years after the date that such stockholder became an interested stockholder, with the following exceptions:

•	before such date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested holder;

•

upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction began, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder) those shares owned (i) by persons who are directors and also officers and (ii) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•

on or after such date, the business combination is approved by the board of directors and authorized at an annual or special meeting of the stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

In general, Section 203 defines business combination to include the following:

•	any merger or consolidation involving the corporation and the interested stockholder;

•	any sale, lease, transfer, pledge or other disposition of 10% or more of the assets of the corporation to or with the interested stockholder;

•	subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

•

any transaction involving the corporation that has the effect of increasing the proportionate share of the stock or any class or series of the corporation beneficially owned by the interested stockholder; or

•	the receipt by the interested stockholder of the benefit of any loss, advances, guarantees, pledges or other financial benefits by or through the corporation.

In general, Section 203 defines interested stockholder as an entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation or any entity or person affiliated with or controlling or controlled by such entity or person.

Stockholder Rights Plan

We have adopted a stockholder rights plan. Under our stockholder rights plan, each share of our common stock has associated with it one preferred share purchase right. Each right entitles its holder to purchase, under the circumstances provided for in our stockholder rights plan, one one-thousandth of a share of Series A junior participating preferred stock at an initial purchase price equal to $32.00, subject to adjustment under certain circumstances. Until a “distribution date” occurs, the rights:

•	are not exercisable;

•	are evidenced by the same certificate that represents the shares with which the rights are associated; and

•	trade together with those shares.

Following a “distribution date,” the rights would become exercisable and we would issue separate certificates representing the rights, which would trade separately from the shares of our common stock. A “distribution date” would occur upon the earlier of:

•	ten days after a public announcement that the person has become an “acquiring person;” or

•	ten business days after a person announces its intention to commence a tender or exchange offer that, if successful, would result in the person becoming an “acquiring person.”

Under our stockholder rights plan, a person becomes an “acquiring person” if the person, alone or together with a group, acquires beneficial ownership of 20% or more of the outstanding shares of our common stock. However, an acquiring person would not include us, any of our subsidiaries, or any of our employee benefit plans or any person or entity holding shares of our common stock pursuant to our employee benefit plans. Our stockholder rights plan also contains provisions designed to prevent the inadvertent triggering of the distribution of rights by institutional or certain other stockholders. In addition, acquisitions made with the prior approval of our board of directors and all cash tender offers meeting certain criteria will likewise not trigger the distribution of the rights under our stockholder rights plan.

In the event that any person becomes an acquiring person, each holder of a right will have the right to receive upon exercise that number of shares of our common stock having a market value of two times the purchase price of the right (or, if such number of shares of common stock is not and cannot be authorized, we may issue preferred stock, cash, debt, stock or a combination thereof to substitute for our common stock). In the event that we are acquired in a merger or other business combination transaction or 50% or more of our consolidated assets or earning power are sold to an acquiring person or certain other persons, each holder of a right will thereafter have the right to receive, upon the exercise thereof at the then current purchase price of the right, that number of shares of common stock of the acquiring company as will have a market value of two times the purchase price of the right.

At any time before a person becomes an acquiring person, our board of directors may redeem all of the rights at a redemption price of $0.0001 per right. On the redemption date, the rights will expire and the only entitlement of the holders of rights will be to receive the redemption price. After a person becomes an acquiring person, but prior to such person acquiring more than 50% of our outstanding common stock, our board of directors may exchange each right, other than rights owned by the acquiring person, at an exchange ratio of one share of common stock per right (or, at our election, other equivalent securities), subject to adjustment.

At any time before a person becomes an acquiring person, our board of directors may amend any provision in the rights plan without the consent of the holders of the rights. After the rights are no longer redeemable, our board of directors may only amend our stockholder rights plan without approval of the holders of the rights if such amendment would not (i) adversely affect the interests of the holders of rights (other than an acquiring person or affiliate thereof), (ii) cause our stockholder rights plan to again become amendable other than in accordance with the terms of the plan or (iii) cause the rights to again become redeemable. A holder of rights will not, as such, have any rights as a stockholder, including the right to vote or receive dividends. In general, the rights will expire at the close of business on June 20, 2016, unless earlier redeemed or exchanged by us.

The exercise of the rights under our stockholder rights plan would cause substantial dilution to a person attempting to acquire us on terms not approved by our board of directors, and therefore would significantly increase the price that such person would have to pay to complete the acquisition. Our stockholder rights plan may deter a potential acquisition or tender offer.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company. Its address is 59 Maiden Lane, New York, NY, 10038, and its telephone number is (718) 921-8201. The transfer agent for any series of preferred stock, debt securities, warrants or units that we may offer under this prospectus will be named and described in the applicable prospectus supplement for that series.

NASDAQ Global Select Market Listing

Our common stock is listed on The NASDAQ Global Select Market under the symbol “VOLC.”

DESCRIPTION OF WARRANTS

The following description, together with the additional information that we include in any applicable prospectus supplement and in any related free writing prospectus that we may authorize to be distributed to you, summarizes the material terms and provisions of the warrants that we may offer under this prospectus. While the terms we have summarized below will apply generally to any warrants that we may offer under this prospectus, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement. The following description of warrants will apply to the warrants offered by this prospectus unless we provide otherwise in the applicable prospectus supplement. The applicable prospectus supplement for a particular series of warrants may specify different or additional terms.

We have filed forms of the warrant agreements and forms of warrant certificates containing the terms of the warrants that may be offered as an exhibit to the registration statement of which this prospectus is a part. We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of warrant agreement and warrant certificate, as applicable, that describe the terms of the particular series of warrants we are offering, and any supplemental agreements, before the issuance of such warrants. The following summaries of material terms and provisions of the warrants are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement and warrant certificate, as applicable, and any supplemental agreements applicable to a particular series of warrants. We urge you to read the applicable prospectus supplement related to the particular series of warrants that we may offer under this prospectus, as well as any related free writing prospectus, and the complete warrant agreement and warrant certificate, as applicable, and any supplemental agreements, that contain the terms of the warrants.

General

We will describe in the applicable prospectus supplement the terms of the series of warrants, including:

•	the offering price and aggregate number of warrants offered;

•	the currency for which the warrants may be purchased;

•	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

•	if applicable, the date on and after which the warrants and the related securities will be separately transferable;

•

in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at, and currency in which, this principal amount of debt securities may be purchased upon such exercise;

•

in the case of warrants to purchase common stock or preferred stock, the number of shares of common stock or preferred stock, as the case may be, purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;

•	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreements and the warrants;

•	the terms of any rights to redeem or call the warrants;

•	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

•	the dates on which the right to exercise the warrants will commence and expire;

•	the manner in which the warrant agreements and warrants may be modified;

•	a discussion of any material or special U.S. federal income tax considerations of holding or exercising the warrants;

•	the terms of the securities issuable upon exercise of the warrants; and

•	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including:

•

in the case of warrants to purchase debt securities, the right to receive payments of principal of, or premium, if any, or interest on, the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture; or

•

in the case of warrants to purchase common stock or preferred stock, the right to receive dividends, if any, or, payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

Exercise of Warrants

Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. The warrants may be exercised as set forth in the prospectus supplement relating to the warrants offered. Unless we otherwise specify in the applicable prospectus supplement, warrants may be exercised at any time up to the close of business on the expiration date set forth in the prospectus supplement relating to the warrants offered thereby. After the close of business on the expiration date, unexercised warrants will become void.

Upon receipt of payment and the warrant certificate or agreement, as applicable, properly completed and duly executed at the corporate trust office of the warrant agent, if any, or any other office, including ours, indicated in the prospectus supplement, we will, as soon as practicable, issue and deliver the securities purchasable upon such exercise. If less than all of the warrants represented by such warrant certificate or agreement are exercised, a new warrant certificate or agreement will be issued for the remaining warrants.

Governing Law

Unless we otherwise specify in the applicable prospectus supplement, the warrants and warrant agreements will be governed by and construed in accordance with the laws of the State of New York.

Enforceability of Rights by Holders of Warrants

Each warrant agent, if any, will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.

DESCRIPTION OF UNITS

The following description, together with the additional information that we include in any applicable prospectus supplements and in any related free writing prospectus that we may authorize to be distributed to you, summarizes the material terms and provisions of the units that we may offer under this prospectus. While the terms we have summarized below will apply generally to any units that we may offer under this prospectus, we will describe the particular terms of any series of units in more detail in the applicable prospectus supplement. The terms of any units offered under a prospectus supplement may differ from the terms described below.

We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of unit agreement that describes the terms of the series of units we are offering, and any supplemental agreements, before the issuance of the related series of units. The following summaries of material terms and provisions of the units are subject to, and qualified in their entirety by reference to, all the provisions of the unit agreement and any supplemental agreements applicable to a particular series of units. We urge you to read the applicable prospectus supplement related to the particular series of units that we may offer under this prospectus, as well as any related free writing prospectus, and the complete unit agreement and any supplemental agreements that contain the terms of the units.

General

We may issue units comprised of one or more debt securities, shares of common stock, shares of preferred stock and warrants in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

We will describe in the applicable prospectus supplement the terms of the series of units being offered, including:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provisions of the governing unit agreement that differ from those described below; and

•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units.

The provisions described in this section, as well as those described under “Description of Debt Securities,” “Description of Capital Stock” and “Description of Warrants” will apply to each unit and to any debt security, common stock or preferred stock, or warrant included in each unit, respectively.

Issuance in Series

We may issue units in such amounts and in such numerous distinct series as we determine.

Enforceability of Rights by Holders of Units

Each unit agent, if any, will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any holder of any unit. A single bank or trust company may act as unit agent for more than one series of units. A unit agent will have no duty or responsibility in case of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a unit may, without the consent of the related unit agent or the holder of any other unit, enforce by appropriate legal action its rights as holder under any security included in the unit.

Title

We, and any unit agent and any of their agents, may treat the registered holder of any unit certificate as an absolute owner of the units evidenced by that certificate for any purpose and as the person entitled to exercise the rights attaching to the units so requested, despite any notice to the contrary. See the section entitled “Legal Ownership of Securities” in this prospectus.

LEGAL OWNERSHIP OF SECURITIES

We can issue securities in registered form or in the form of one or more global securities. We describe global securities in greater detail below. We refer to those persons who have securities registered in their own names on the books that we or any applicable trustee, depositary or warrant agent maintain for this purpose as the “holders” of those securities. These persons are the legal holders of the securities. We refer to those persons who, indirectly through others, own beneficial interests in securities that are not registered in their own names, as “indirect holders” of those securities. As we discuss below, indirect holders are not legal holders, and investors in securities issued in book-entry form or in street name will be indirect holders.

Book-Entry Holders

We may issue securities in book-entry form only, as we will specify in the applicable prospectus supplement. This means securities may be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary’s book-entry system. These participating institutions, which are referred to as participants, in turn, hold beneficial interests in the securities on behalf of themselves or their customers.

Only the person in whose name a security is registered is recognized as the holder of that security. Securities issued in global form will be registered in the name of the depositary or its participants. Consequently, for securities issued in global form, we will recognize only the depositary as the holder of the securities, and we will make all payments on the securities to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the securities.

As a result, investors in a book-entry security will not own securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant. As long as the securities are issued in global form, investors will be indirect holders, and not holders, of the securities.

Street Name Holders

We may terminate a global security or issue securities in non-global form. In these cases, investors may choose to hold their securities in their own names or in “street name.” Securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account he or she maintains at that institution.

For securities held in street name, we will recognize only the intermediary banks, brokers and other financial institutions in whose names the securities are registered as the holders of those securities, and we will make all payments on those securities to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold securities in street name will be indirect holders, not holders, of those securities.

Legal Holders

Our obligations, as well as the obligations of any applicable trustee and of any third parties employed by us or a trustee, run only to the legal holders of the securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect holder of a security or has no choice because we are issuing the securities only in global form.

For example, once we make a payment or give a notice to the holder, we have no further responsibility for the payment or notice even if that holder is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect holders but does not do so. Similarly, we may want to obtain the approval of the holders to amend an indenture, to relieve us of the consequences of a default or of our obligation to comply with a particular provision of the indenture or for other purposes. In such an event, we would seek approval only from the holders, and not the indirect holders, of the securities. Whether and how the holders contact the indirect holders is up to the holders.

Special Considerations For Indirect Holders

If you hold securities through a bank, broker or other financial institution, either in book-entry form or in street name, you should check with your own institution to find out:

•	the performance of third party service providers and manufacturers;

•	how it handles securities payments and notices;

•	whether it imposes fees or charges;

•	how it would handle a request for the holders’ consent, if ever required;

•	whether and how you can instruct it to send you securities registered in your own name so you can be a holder, if that is permitted in the future;

•	how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests; and

•	if the securities are in book-entry form, how the depositary’s rules and procedures will affect these matters.

Global Securities

A global security is a security that represents one or any other number of individual securities held by a depositary. Generally, all securities represented by the same global securities will have the same terms.

Each security issued in book-entry form will be represented by a global security that we deposit with and register in the name of a financial institution or its nominee that we select. The financial institution that we select for this purpose is called the depositary. Unless we specify otherwise in the applicable prospectus supplement, DTC will be the depositary for all securities issued in book-entry form.

A global security may not be transferred to or registered in the name of anyone other than the depositary, its nominee or a successor depositary, unless special termination situations arise. We describe those situations below under the section entitled “Special Situations When a Global Security Will Be Terminated” in this prospectus. As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and holder of all securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose security is represented by a global security will not be a holder of the security, but only an indirect holder of a beneficial interest in the global security.

If the prospectus supplement for a particular security indicates that the security will be issued in global form only, then the security will be represented by a global security at all times unless and until the global security is terminated. If termination occurs, we may issue the securities through another book-entry clearing system or decide that the securities may no longer be held through any book-entry clearing system.

Special Considerations For Global Securities

The rights of an indirect holder relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers. We do not recognize an indirect holder as a holder of securities and instead deal only with the depositary that holds the global security.

If securities are issued only in the form of a global security, an investor should be aware of the following:

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an investor cannot cause the securities to be registered in his or her name, and cannot obtain non-global certificates for his or her interest in the securities, except in the special situations we describe below;

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an investor will be an indirect holder and must look to his or her own bank or broker for payments on the securities and protection of his or her legal rights relating to the securities, as we describe above;

•	an investor may not be able to sell interests in the securities to some insurance companies and to other institutions that are required by law to own their securities in non-book-entry form;

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an investor may not be able to pledge his or her interest in a global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

•	the depositary’s policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor’s interest in a global security;

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we and any applicable trustee have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in a global security, nor do we or any applicable trustee supervise the depositary in any way;

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the depositary may, and we understand that DTC will, require that those who purchase and sell interests in a global security within its book-entry system use immediately available funds, and your broker or bank may require you to do so as well; and

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financial institutions that participate in the depositary’s book-entry system, and through which an investor holds its interest in a global security, may also have their own policies affecting payments, notices and other matters relating to the securities.

There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the actions of any of those intermediaries.

Special Situations When a Global Security Will Be Terminated

In a few special situations described below, the global security will terminate and interests in it will be exchanged for physical certificates representing those interests. After that exchange, the choice of whether to hold securities directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in securities transferred to their own name, so that they will be direct holders. We have described the rights of holders and street name investors above.

Unless we provide otherwise in the applicable prospectus supplement, the global security will terminate when the following special situations occur:

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if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security and we do not appoint another institution to act as depositary within 90 days;

•	if we notify any applicable trustee that we wish to terminate that global security; or

•	if an event of default has occurred with regard to securities represented by that global security and has not been cured or waived.

The applicable prospectus supplement may also list additional situations for terminating a global security that would apply only to the particular series of securities covered by the applicable prospectus supplement. When a global security terminates, the depositary, and not we or any applicable trustee, is responsible for deciding the names of the institutions that will be the initial direct holders.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, certain legal matters in connection with the offering and the validity of the securities offered by this prospectus, and any supplement thereto, will be passed upon for us by Cooley LLP.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2009, and the effectiveness of our internal control over financial reporting as of December 31, 2009, as set forth in their reports, which are incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements and our management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2009 are incorporated by reference in reliance on Ernst & Young LLP’s reports, given on their authority as experts in accounting and auditing.

CHANGE IN INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

On May 5, 2010, the audit committee of our board of directors dismissed Ernst & Young LLP, or Ernst & Young as our independent registered public accounting firm. Ernst & Young had served as our independent registered public accounting firm since 2002.

Our audit committee conducted a competitive process to select a firm to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2010.

Ernst & Young’s reports on our consolidated financial statements for the fiscal years ended December 31, 2009 and 2008 contained no adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principle. During the fiscal years ended December 31, 2009 and 2008 and through May 5, 2010, there were no disagreements with Ernst & Young on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Ernst & Young, would have caused it to make reference to the subject matter of the disagreements in its reports on our consolidated financial statements for such years. During the fiscal years ended December 31, 2009 and 2008 and through May 5, 2010, there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

We requested that Ernst & Young provide us with a letter addressed to the SEC stating whether or not Ernst & Young agrees with the above statements. A copy of Ernst & Young’s letter, dated May 7, 2010, was attached as Exhibit 16.1 to our quarterly report on Form 10-Q, filed with the SEC on May 7, 2010.

On May 5, 2010, our audit committee engaged KPMG LLP, or KPMG, as our independent registered public accounting firm.

During the years ended December 31, 2009 and 2008, and through May 5, 2010, neither we nor anyone on our behalf has consulted with KPMG regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our consolidated financial statements; or (ii) any matter that was the subject of a disagreement (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K) or a reportable event (as that term is defined in Item  304(a)(1)(v) of Regulation S-K).

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We are a reporting company and file annual, quarterly and current reports, proxy statements and other information with the SEC. We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities we are offering under this prospectus. This prospectus does not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information with respect to us and the securities we are offering under this prospectus, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement. You may read and copy the registration statement, as well as our reports, proxy statements and other information, at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the public reference room. The SEC also maintains an Internet site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC, including Volcano Corporation. The SEC’s Internet site can be found at http://www.sec.gov. We maintain a website at http://www.volcanocorp.com. Information found on, or accessible through, our website is not a part of, and is not incorporated into, this prospectus, and you should not consider it part of this prospectus or part of any prospectus supplement.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to incorporate by reference the information we file with it, which means that we can disclose important information to you by referring you to another document that we have filed separately with the SEC. You should read the information incorporated by reference because it is an important part of this prospectus. Information in this prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus, while information that we file later with the SEC will automatically update and supersede the information in this prospectus. We incorporate by reference into this registration statement and prospectus the information or documents listed below that we have filed with the SEC (Commission File No. 0-52045):

•	our annual report on Form 10-K for the fiscal year ended December 31, 2009, filed with the SEC on March 5, 2010;

•	our quarterly reports on Form 10-Q for the quarter ended March 31, 2010 and the quarter ended June 30, 2010, filed with the SEC on May 7, 2010 and August 5, 2010, respectively;

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our current reports on Form 8-K filed with the SEC on January 4, 2010, January 26, 2010, February 5, 2010, February 11, 2010, April 9, 2010, April 12, 2010, May 13, 2010 and July 30, 2010 (with respect to Item 5.07 only); and

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the description of our common stock and rights to purchase Series A junior participating preferred stock set forth under the caption “Description of Registrant’s Securities to be Registered” in our registration statement on Form 8-A, filed with the SEC on June 12, 2006, including any amendments or reports filed for the purpose of updating such description.

We also incorporate by reference any future filings (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items unless such Form 8-K expressly provides to the contrary) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, until we file a post-effective amendment that indicates the termination of the offering of the securities made by this prospectus and will become a part of this prospectus from the date that such documents are filed with the SEC. Information in such future filings updates and supplements the information provided in this prospectus. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements.

We will furnish without charge to each person, including any beneficial owner, to whom a prospectus is delivered, upon written or oral request, a copy of any or all of the documents incorporated by reference into this prospectus but not delivered with the prospectus, including exhibits that are specifically incorporated by reference into such documents. Requests should be directed to: Volcano Corporation, Attention: Investor Relations, 3661 Valley Centre Drive, Suite 200, San Diego, CA 92130, or (800) 228-4728.

$350,000,000

    % Convertible Senior Notes due 2017

Joint book-running managers

J.P. Morgan

Goldman, Sachs & Co.